Use these links to rapidly review the document

TABLE OF CONTENTS 2

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 10, 2009

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MTR GAMING GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	7990 (Primary Standard Industrial Classification Code Numbers)	84-1103135 (IRS Employer Identification Number)

STATE ROUTE 2, SOUTH
P.O. BOX 358
CHESTER, WEST VIRGINIA 26034
(304) 387-8000
(Address, including zip code, and telephone number, including area code, of principal executive offices)

ROBERT F. GRIFFIN
PRESIDENT AND CHIEF EXECUTIVE OFFICER
MTR GAMING GROUP, INC.
STATE ROUTE 2, SOUTH
P.O. BOX 356
CHESTER, WEST VIRGINIA 26034
(304) 387-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to: ROBERT L. RUBEN, ESQ. EDWARD A. FRIEDMAN, ESQ. RUBEN & ARONSON, LLP 4800 MONTGOMERY LANE, SUITE 150 BETHESDA, MD 20814 (301) 951-9696

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

           If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

12.625% Senior Series B Secured Notes Due 2014	$260,000,000	100%	$260,000,000	$14,508.00

Senior Guarantees(2)	—	—	—	—

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended, based on the book value on October 31, 2009 of the Notes to be received by the Registrant pursuant to the exchange offer described herein.

(2)
The notes are guaranteed by the guarantors named below. No separate consideration will be paid in respect of the guarantees. In accordance with Rule 457(n), no separate fee for registration of the guarantees is required.

           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

ADDITIONAL REGISTRANTS:

EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER	STATE OF INCORPORATION	PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBERS	ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES	I.R.S. EMPLOYER IDENTIFICATION NUMBER
Mountaineer Park, Inc.	West Virginia	7990	c/o MTR Gaming Group, Inc. State Route 2, South P.O. Box 356 Chester, WV 26034 (304) 387-8000	55-0672058
Presque Isle Downs, Inc.	Pennsylvania	7990	c/o MTR Gaming Group, Inc. State Route 2, South P.O. Box 356 Chester, WV 26034 (304) 387-8000	25-1887748
Scioto Downs, Inc.	Ohio	7990	c/o MTR Gaming Group, Inc. State Route 2, South P.O. Box 356 Chester, WV 26034 (304) 387-8000	31-4440550

The information in this preliminary Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission becomes effective. This preliminary Prospectus is not an offer to sell nor does it seek an offer to buy thesesecurities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2009

PROSPECTUS

MTR GAMING GROUP, INC.

         OFFER TO EXCHANGE ALL OUTSTANDING
12.625% SENIOR SECURED NOTES DUE 2014, SERIES A
($260,000,000 IN AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)

         FOR

         12.625% SENIOR SECURED NOTES DUE 2014, SERIES B

         AND

         GUARANTEES OF THE SERIES B SENIOR NOTES BY
MOUNTAINEER PARK, INC., PRESQUE ISLE DOWNS, INC., AND SCIOTO
DOWNS, INC.,

         each a wholly-owned subsidiary of MTR Gaming Group, Inc.

THE EXCHANGE OFFER

         We hereby offer to exchange all MTR Gaming 12.625% Series A Senior Secured Notes due 2014 tendered in accordance with the procedures described in this Prospectus, and not withdrawn, for an equal principal amount of our 12.625% Series B Senior Secured Notes due 2014. You may withdraw tendered Series A Notes at any time before the expiration of the exchange offer.

         The exchange offer is not conditioned upon a minimum aggregate principal amount of outstanding notes being tendered. The exchange offer, however, is subject to certain conditions including that it not violate applicable laws or any applicable interpretation of the staff of the Securities and Exchange Commission.

THE SERIES B NOTES

         The terms of the Series B Notes to be issued in the exchange offer are identical to the outstanding Series A Notes, except that we have registered the Series B Notes with the Securities and Exchange Commission. In addition, the Series B Notes will not be subject to the transfer restrictions applicable to the Series A Notes. We will not apply for listing any of the Series B Notes on any securities exchange or arrange for them to be quoted on any quotation system.

         The Series B Notes will be our general senior secured second priority obligations. Our obligations under the Series B Notes will be jointly and severally, irrevocably and unconditionally, guaranteed on a senior secured second priority basis by each of our present and future subsidiaries other than our immaterial subsidiaries, our unrestricted subsidiaries and Speakeasy Gaming of Las Vegas, Inc., MTR-Harness, Inc. and Jackson Racing, Inc. See "Description of Notes—Brief Description of the Notes and Guarantees—The Guarantees." The Series B Notes and the related note guarantees will be secured on a second priority basis (subject to permitted prior liens and liens securing certain permitted priority lien debt, including borrowings under our amended credit facility) by security interests granted to the collateral agent on substantially all of the assets (other than excluded assets, including capital stock of our subsidiaries, cash (except to the extent constituting proceeds from collateral) and deposit accounts, certain real property, gaming licenses and certain gaming equipment that cannot be pledged pursuant to applicable law) of ours and the guarantors whether now owned or hereafter acquired. Monies and other funds on account for taxes owed to the Commonwealth of Pennsylvania under Chapter 14 of the Pennsylvania Race Horse Development and Gaming Act, 4 Pa. Cons. Stat. Ann. § 1101 et seq. will be excluded assets. See "Description of Notes—Collateral and Security Documents".

         We will make interest payments on the Series B Notes semi-annually on each January 15 and July 15 beginning on January 15, 2010, or if later, from the most recent date of payment of interest on the Series A Notes.

         The exchange offer will remain open for at least thirty (30) days after the date notice thereof is mailed to holders of the notes (or longer if required by applicable law). We will not receive any proceeds from the exchange offer.

         YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                    , 20        UNLESS EXTENDED.

         NONE OF THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC" OR THE "COMMISSION"), ANY STATE SECURITIES COMMISSION, ANY STATE GAMING CONTROL BOARD, STATE HORSERACING COMMISSION, STATE LOTTERY COMMISSION OR ANY OTHER GAMING AUTHORITY OR REGULATORY AGENCY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The date of this Prospectus is                    , 20        .

i

ii

iii

        You should rely only upon the information contained in, or incorporated into, this Prospectus and in the applicable letter of transmittal accompanying this Prospectus. We have not authorized any other person to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this document is accurate only as of the date on the front cover of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

        This Prospectus incorporates important business and financial information about us that is not included in or delivered with this document. See "Incorporation By Reference" below.

INCORPORATION BY REFERENCE

        We have "incorporated by reference" into this Prospectus certain information that we file with the Commission. This means that we can disclose important business, financial and other information in this Prospectus by referring you to the documents containing this information. All information incorporated by reference is part of this Prospectus, unless and until that information is updated and superseded by the information contained in this Prospectus or any information filed with the Commission and incorporated later. Any information that we subsequently file with the Commission that is incorporated by reference will automatically update and supersede any previous information that is part of this Prospectus.

        We incorporate by reference our documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the exchange offer is completed:

  —
  Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2008;

  —
  Quarterly Report on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009; and

  —
  Current Reports on Form 8-K filed on January 6, 2009, March 12, 2009, May 7, 2009, May 11, 2009, June 22, 2009, July 15, 2009, July 16, 2009, July 27, 2009, August 12, 2009, October 2, 2009, October 6, 2009, October 8, 2009, October 13, 2009 and November 5, 2009.

        We will provide without charge to each person to whom a copy of this Prospectus is delivered upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION, WE MUST RECEIVE YOUR REQUEST NO LATER THAN FIVE (5) BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER.

Requests should be directed to:

  MTR Gaming Group, Inc.
  Attention: Chief Financial Officer
  Telephone: (724) 933-8122

FOR NEW HAMPSHIRE RESIDENTS ONLY

        NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        We make "forward-looking statements" throughout this Prospectus. Whenever you read a statement that is not solely a statement of historical fact (such as when we use words such as "believe," "expect," "anticipate," "estimate," "intend," "plan," "will," "would," "could," "likely" and other similar words, phrases or statements), you should understand that our expectations may not be correct, although we believe they are reasonable. We do not guarantee that the transactions and events described in this Prospectus will happen as described or that any positive trends noted in this Prospectus will continue. The forward-looking information contained in this Prospectus is generally located under the headings "Summary," "Risk Factors," "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," but may be found in other locations as well. These forward-looking statements generally relate to our strategies, plans, objectives and expectations for future operations and are based upon management's reasonable beliefs or estimates of future results or trends. You should read this Prospectus completely and with the understanding that actual future results may be materially different from what we expect.

        Specific factors that might cause actual results to differ from our expectations, might cause us to modify our plans or objectives, may affect our ability to timely pay amounts due under the notes and the subsidiary guarantees or may affect the value of the notes, include, but are not limited to:

  •
  changes in, or failure to comply with, laws, regulations or the conditions of our West Virginia and Pennsylvania gaming licenses (or the failure to obtain renewals thereof), accounting standards or environmental laws (including adverse changes in the rates of taxation and gaming revenues) and delays in regulatory licensing processes;

  •
  competitive and general economic conditions in our markets including the impact of the Rivers Casino, which opened in August of 2009 in downtown Pittsburgh, Pennsylvania and implementation of casino gaming in Cleveland and Columbus, Ohio which was approved on November 3, 2009 by referendum;

  •
  the enactment of future gaming legislation in the jurisdictions in which we operate our casinos or in competing jurisdictions, particularly the recent developments regarding enabling video lottery terminals at racetracks in Ohio and table games in Pennsylvania;

  •
  the success and growth of table gaming at our West Virginia casino;

  •
  the success of non-taxable credits (commonly referred to as "free play") at our West Virginia casino;

  •
  construction factors relating to maintenance and expansion of operations;

  •
  volatility and disruption of the capital and credit markets;

  •
  dependence on our West Virginia and Pennsylvania casinos for the majority of our revenues and cash flows;

  •
  dependence upon key personnel and the ability to attract new personnel;

  •
  weather or road conditions limiting access to our properties;

  •
  our substantial indebtedness;

  •
  the ability to retain and attract customers;

  •
  the ability to refinance existing debt, or obtain additional financing, if and when needed, and the impact of leverage and debt service requirements;

  •
  certain covenants in our debt documents;

  •
  general economic and market conditions;

  •
  the integration and performance of acquired businesses;

  •
  the effect of war, terrorism, natural disasters or other catastrophic events;

  •
  the effect of disruptions to our systems and infrastructure; and

  •
  the other factors set forth under "Risk Factors."

        In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur. Any forward-looking statement speaks only as of the date on which that statement is made. The Company does not intend to update publicly any forward- looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

PROSPECTUS SUMMARY

        This summary highlights information that we believe is especially important concerning our business and this offering. It does not contain all of the information that may be important to you and to your investment decision. The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. You should carefully read this entire Prospectus and should consider, among other things, the matters set forth under "Risk Factors" before deciding to invest in the securities offered hereby. We have a December 31 fiscal year-end. Unless the context indicates otherwise and except with respect to any description or summary of the terms of the notes, all references to the "Company," "we," "our," "ours" and "us" refers to MTR Gaming Group, Inc., a Delaware corporation, and its consolidated operating subsidiaries. When used in reference to the Company, "total revenues" means total revenues before deduction for promotional allowances, and "net revenues" means total revenues after deducting promotional allowances. Net revenues of the Company reflect the reclassification, due to their increasing significance, of promotional allowances from expenses to a deduction from total revenues.

Overview

        We are a leading regional operator of middle-market casinos and horseracing tracks. We own the Mountaineer Casino, Racetrack & Resort in Chester, West Virginia; Presque Isle Downs & Casino in Erie, Pennsylvania; and Scioto Downs in Columbus, Ohio. We consider these three properties, which are located in contiguous states, to be our core assets.

        Beginning in 2008, we have focused on transforming MTR's strategic and operating plan from development and expansion to operational excellence at our core properties. As part of that plan, we have divested certain assets (including Binion's Gambling Hall & Hotel in Las Vegas, Nevada and the Ramada Inn & Speedway Casino in North Las Vegas, Nevada), ceased operations (a racetrack in Jackson, Michigan) and relinquished interests in other assets (North Metro Harness Initiative, LLC in Minnesota) in order to focus on our core assets and to reduce our indebtedness. As part of our corporate transformation, we have assembled a new management team with significant experience in gaming operations and have undertaken several cost-cutting initiatives. Since November 2008, we have eliminated significant recurring expenses.

Core Properties

Mountaineer Casino, Racetrack & Resort

        Mountaineer is one of only four racetracks in West Virginia currently permitted to operate slot machines and one of only three racetracks in West Virginia currently permitted to operate traditional casino table gaming. Mountaineer is located on the Ohio River at the northern tip of West Virginia's northwestern panhandle, approximately thirty miles from the Pittsburgh International Airport and an hour's drive from downtown Pittsburgh, Pennsylvania. Since acquiring Mountaineer in 1992, we continue to focus on expanding the reach of our extensive customer base and improving our operating results. As a result, Mountaineer has become a diverse gaming, entertainment and convention complex with 122,000 square feet of gaming space housing approximately 2,875 slot machines, 40 poker tables and 66 casino table games; 357 hotel rooms; 13,500 square feet of convention space; live thoroughbred horse racing; on-site pari-mutuel wagering and thoroughbred, harness and greyhound racing simulcast; an eighteen-hole golf course; a 69,000 square foot theater and events center; and other amenities including an up-scale steakhouse and various food and beverage outlets, a retail plaza and a 12,000 square foot fitness center. For the nine months ended September 30, 2009, Mountaineer generated $207.7 million of net revenues and had an average daily net win per slot machine of $184 and average daily net win per table of $1,914. For the month of September 2009, approximately 72% of the total amount played in Mountaineer's slot machines was attributable to customers from Ohio (10% to customers from Cuyahoga County, Ohio), 24% to customers from Pennsylvania (6% to customers from Allegheny County, Pennsylvania), 2% to customers from West Virginia and 2% to customers from other locations, while approximately 60% of the total amount played at Mountaineer's table games was attributable to customers from Ohio, 29% to customers from Pennsylvania, 2% to customers from West Virginia and 9% to customers from other locations.

Presque Isle Downs & Casino

        We built Presque Isle Downs & Casino and opened for business on February 28, 2007. The 140,000 square foot clubhouse consists of gaming space housing 2,000 slot machines, including automated table gaming devices, several dining options, bars and entertainment. In mid-2007, Presque Isle Downs commenced live thoroughbred racing on a one-mile track with a state-of-the-art synthetic racing surface, grandstand, barns, paddock and related facilities, as well as on-site pari-mutuel wagering and thoroughbred and harness racing simulcast from other prominent tracks.

        In December 2007, Thoroughbred Times voted Presque Isle Downs "Racino of the Year" for 2007. For the nine months ended September 30, 2009, Presque Isle Downs generated $140.0 million of net revenues and had an average daily net win per slot machine of $239. For the month of September 2009, approximately 49% of the total amount played in Presque Isle Downs' slot machines was attributable to customers from Ohio (23% to customers from Cuyahoga County, Ohio), 45% to customers from Pennsylvania (1% to customers from Allegheny County, Pennsylvania), 3% to customers from New York and 3% to customers from other locations.

Scioto Downs

        In July 2003, we acquired 100% of the stock of Scioto Downs, Inc., which owns and operates a harness racetrack in Columbus, Ohio. The property includes: the racetrack, which conducts live harness racing from May through mid-September and simulcasting from May through mid-October; a grandstand; an enclosed clubhouse that accommodates 1,500 patrons; and barns, paddock and related facilities for the horses, drivers, and trainers. Located on approximately 208 acres approximately eight miles from Downtown Columbus, Ohio and within 90 miles of 3.2 million adults, we believe Scioto Downs is a competitive location for slot machine gaming. See "Risk Factors—The future of slot gaming and video lottery at Scioto Downs is uncertain." For the nine months ended September 30, 2009, Scioto Downs generated $2.6 million of net revenues.

        On November 3, 2009, the voters of Ohio approved a proposal for a casino to be located in each of Cleveland, Cincinnati, Toledo, and Columbus. A casino in Cleveland will increase competition at both Mountaineer Casino and Presque Isle Downs commencing approximately in 2013. A casino in Columbus will increase competition at Scioto Downs. We intend to be proactive in our efforts to mitigate the effects of such competition, including continuing our efforts to introduce gaming at Scioto Downs as the Governor of Ohio has proposed and table gaming at Presque Isle Downs, providing first-class customer service at all of our facilities, and further reducing our costs. See "Risk Factors—We face significant competition from other gaming and racing facilities, and increased competition could have a material adverse effect on us; recent passage of a referendum authorizing four casinos in Ohio will create significant new competition." We intend to lobby for lower licensing fees and taxes in light of the anticipated competition from casinos authorized by the November 3 referendum, but we cannot assure you that we will be successful.

Our Strengths

        Strong Barriers to Entry.    Mountaineer and Presque Isle Downs both enjoy statutory restrictions on new entrants. Mountaineer is currently one of only four racetracks in West Virginia permitted to operate a casino, and only one of the other three licensed tracks in West Virginia is located within 150 miles of Mountaineer. Presque Isle Downs is currently one of only seven racetracks (six of which, including Presque Isle Downs, are currently operating) that Pennsylvania's gaming law permits to apply for a license to operate slot machines. In addition to the seven racetrack licenses, the slot law currently permits only seven additional slot facilities, two of which are limited to established resort hotels that will each be limited to 500 machines that may be used only by overnight guests or patrons of other resort amenities.

        Attractive Locations with Large Addressable Markets.    Our core assets are within a reasonable distance of major cities and dense population areas. We estimate that there are currently 2.2 million and 6.2 million adults living within 50 and 100 miles, respectively, of Mountaineer. In addition, there is only one other casino that offers table games within a 200 mile radius of Mountaineer. We estimate that Presque Isle Downs currently has 0.5 million and 3.4 million adults within a 50 and 100 mile radius, respectively, and also benefits from excellent highway access. Furthermore, its nearest gaming competitor is approximately 75 miles away. We estimate that Scioto Downs currently has 1.6 million and 3.2 million adults within 50 and 90 miles, respectively.

        Stable and Resilient Cash Flow.    We believe that regional gaming markets, such as West Virginia and Pennsylvania, have not experienced the level of declines in revenue that have recently affected gaming businesses that rely on air travel in order for their patrons to reach their resorts. Moreover, we have instituted a cost savings program aimed at improving margins at our core assets as well as reducing corporate overhead. Since November 2008, we have eliminated significant recurring expenses. In addition, we employ a disciplined approach to development and maintenance capital expenditures.

        Well Positioned for Legislative Developments.    On May 7, 2009, the Governor of West Virginia approved an amendment to the Racetrack Video Lottery Act passed on April 10, 2009 by the West Virginia Legislature permitting the State's casinos to offer patrons the ability to play slot machines with promotional credits and without the wager being taxable to the casino (commonly referred to as "free play"). Free play is not subject to taxes and assessments. On September 1, 2009, we commenced free play at Mountaineer. Free play is expected to improve our operating results at Mountaineer.

        Additionally, through Scioto Downs we expect to be well positioned to capitalize on slot gaming and video lottery in Ohio should they be approved. Although the approval of video lottery at racetracks in Ohio is subject to challenge, with the success of the implementation of gaming in Pennsylvania and continued pressure on state budgets, we believe that slot gaming at racetracks in Ohio will be permitted in the future. However, we can provide no assurance as to whether, when and subject to what conditions we will be able to offer slot gaming and video lottery terminals at Scioto Downs. Moreover, with the November 3, 2009 passage of the referendum in Ohio authorizing a casino in Columbus, any new gaming operations at Scioto Downs would face competition from that casino.

        Experienced Management Team Focused on Operations.    We have an experienced management team with a proven track record in operating gaming properties.

        Robert F. Griffin, our President and Chief Executive Officer since November 2008, has worked in the gaming and hospitality business since 1980. Prior to joining MTR, Mr. Griffin served as the Senior Vice President of Operations of Isle of Capri Casinos, Inc. ("ICCI"), a position he held since November 2004. Mr. Griffin served as Vice President and General Manager at ICCI's Black Hawk, Colorado property from August 2002 to April 2003, its Tunica, Mississippi property from May 2001 to August 2002, its Lake Charles, Louisiana property from May 2000 to May 2001, and its Vicksburg, Mississippi property from May 1999 to May 2000.

        David R. Hughes, our Corporate Executive Vice President and Chief Financial Officer since May 2008, has been with MTR since January 2003. Mr. Hughes joined the Company as Chief Operating Officer of Mountaineer, a position he held until January 2007 when he was appointed Executive Vice President of Strategic Operations of the Company. Prior to joining MTR, he served as Chief Financial Officer of Penn National Gaming's Charles Town Races & Slots property in Charles Town, West Virginia. His destination resort experience includes key operating and financial positions with Resorts Hotel and Casino, Mohegan Sun Casino, Trump Plaza Hotel and Casino and the Sands Hotel and Casino.

        Robert Norton became MTR's Chief Operating Officer on May 26, 2009. Mr. Norton has more than 14 years of experience in the gaming industry. Prior to joining MTR, Mr. Norton served as the Corporate Vice President of Business Strategy of Isle of Capri Casinos, Inc. ("ICCI") in St. Louis, Missouri, a position he held since May 2008. Mr. Norton served as Corporate Vice President of Gaming Operations at ICCI in St. Louis, Missouri from January 2005 to May 2008, and was Vice President and General Manager at ICCI's Kansas City, Missouri property.

        The address of our principal offices is State Route 2, South, Box 356, Chester, West Virginia 26034. Our telephone number is (304) 387-8300. Our website address is www.mtrgaming.com. None of the information on our website or on the websites of any of our subsidiaries or properties constitutes part of this Prospectus.

The Exchange Offer

        On August 12, 2009, and October 13, 2009, we privately placed an aggregate total of $260,000,000 principal amount of our 12.625% Senior Secured Notes Due 2014, Series A, in transactions exempt from registration under the Securities Act. In connection with such transactions, we entered into a Registration Rights Agreement, dated August 12, 2009, and an additional Registration Rights Agreement dated October 13, 2009, (collectively the "Registration Rights Agreement") with the initial purchasers of the Series A Notes. In the Registration Rights Agreement, we agreed to register under the Securities Act an offer of our new 12.625% Senior Secured Notes Due 2014, Series B, in exchange for the Series A Notes. We also agreed to deliver this Prospectus to holders of the Series A Notes, to file the exchange offer registration statement within 90 days of the issuance of the Series A Notes, to use our reasonable best efforts to cause such registration statement to become effective within 180 days after the issuance of the Series A Notes and to consummate the exchange offer within 45 days thereafter. In this Prospectus, we refer to the Series A Notes and the Series B Notes together as the "notes." You should read the discussion in the section entitled "Description of Notes" for information regarding the notes. The exchange offer applies to $260,000,000 aggregate principal amount of Series A Notes. The Series B Notes are substantially identical to the Series A Notes, except for transfer restrictions, rights regarding payment of liquidated damages and registration rights relating to the Series A Notes. The Series B Notes will evidence the same debt as the Series A Notes and will be entitled to the benefits of the Indenture. See "Description of Notes."

Issuer	MTR Gaming Group, Inc.
Notes Offered	$260,000,000 aggregate principal amount of Senior Secured Notes due 2014, Series B.
Maturity Date	July 15, 2014.
Interest Rate	We will pay interest on the notes at an annual rate of 12.625%. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Interest Payment Dates	We will pay interest on the notes semi-annually, on each January 15 and July 15, of each calendar year, beginning January 15, 2010.

Guarantees

The Series B Notes will be fully and unconditionally guaranteed on a senior secured second priority basis by each of our present and future subsidiaries other than our immaterial subsidiaries, our unrestricted subsidiaries and Speakeasy Gaming of Las Vegas, Inc., MTR-Harness, Inc., and Jackson Racing, Inc. See "Description of Notes—Brief Description of the Notes and the Guarantees—The Guarantees."

The Exchange Offer

We are offering to exchange $1,000 in principal amount of Series B Notes for each $1,000 in principal amount of Series A Notes. The Series B Notes are substantially identical to the Series A Notes, except that:

(1) the Series B Notes will be freely transferable, other than as described in this Prospectus;
(2) the Series B Notes will not contain any legend restricting their transfer;

(3)   holders of the Series B Notes will not be entitled to certain rights granted to the holders of the Series A Notes under the Registration Rights Agreement as described in the Prospectus under "The Exchange Offer—Resale of the New Notes," "—Shelf Registration Statement" and "—Liquidated Damages;" and

(4) the Series B Notes will not contain any provisions regarding the payment of liquidated damages.
We believe that you can transfer the Series B Notes without complying with the registration and Prospectus delivery provisions of the Securities Act if you:
(1) acquire the Series B Notes in the ordinary course of your business;
(2) are not and do not intend to become engaged in a distribution of the Series B Notes;
(3) are not an affiliate of ours; and
(4) are not a broker-dealer that acquired Series A Notes as a result of market-making or other trading activities.

If any of these conditions is not satisfied and you transfer any new note without delivering a proper Prospectus or without qualifying for exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act.

Each broker-dealer who receives Series B Notes for its own account in exchange for Series A Notes, which it acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a Prospectus in connection with any resale of those Series B Notes. See "Plan of Distribution."

Registration Rights

Under the Registration Rights Agreement, we have agreed to consummate the exchange offer or to cause the Series A Notes to be registered under the Securities Act so as to permit resales. If we are not in compliance with our obligations under the Registration Rights Agreement, liquidated damages will be payable under certain circumstances in addition to the interest that is otherwise due on the notes. If the exchange offer is completed on the terms and within the period contemplated by this Prospectus, no liquidated damages will be payable on the notes. See "The Exchange Offer—Shelf Registration Statement" and "Description of Notes-Registration Rights; Liquidated Damages."

Minimum Condition	The exchange offer is not conditioned on any minimum aggregate principal amount of Series A Notes being tendered for exchange.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 20 .
Conditions to the Exchange Offer

Our obligation to complete the exchange offer is subject to various conditions. See the sections entitled "The Exchange Offer—Conditions." We reserve the right to terminate or amend the exchange offer at any time before the expiration date if various specified events occur.

Withdrawal Rights

You may withdraw the tender of your Series A Notes at any time before the expiration date. Any Series A Notes not accepted for any reason will be returned to you without expense as promptly as practicable after the expiration or termination of the exchange offer.

Procedures for Tendering Series A Notes	See "The Exchange Offer—Procedures for Tendering."
Federal Income Tax Consequences

The exchange of Series A Notes for Series B Notes by U.S. holders will not be a taxable exchange for U.S. federal income tax purposes, and U.S. holders should not recognize any taxable gain or loss as a result of the exchange. See "Certain Federal Income Tax Consequences."

Effect on Holders of Series A Notes

If the exchange offer is completed on the terms and within the period contemplated by this Prospectus, holders of the Series A Notes will have no further registration or other rights under the Registration Rights Agreement, except under limited circumstances. See the section entitled "The Exchange Offer—Shelf Registration Statement" and "—Liquidated Damages." Holders of the Series A Notes who do not tender their Series A Notes will continue to hold those Series A Notes. All untendered, and tendered but unaccepted, Series A Notes will continue to be subject to the restrictions on transfer provided for in the Series A Notes and the Indenture under which the Series A Notes were and the Series B Notes will be issued. To the extent that Series A Notes are tendered and accepted in the exchange offer, the trading market, if any, for any Series A Notes that remain outstanding after consummation of the Exchange Offer could be adversely affected.

Use of Proceeds	We will not receive any proceeds from the issuance of Series B Notes in the exchange offer.
Exchange Agent and Trustee	Wilmington Trust FSB is serving as Exchange Agent in connection with the exchange offer and is serving as the Trustee under the Indenture.
Collateral

The notes and the related note guarantees will be secured on a second priority basis (subject to permitted prior liens and liens securing permitted priority lien debt including borrowings under the Amended and Restated Credit Facility) by security interests granted to the collateral agent on substantially all of the assets (other than excluded assets, including capital stock of our subsidiaries, cash (except to the extent constituting proceeds from collateral) and deposit accounts, certain real property, gaming licenses and certain gaming equipment that cannot be pledged pursuant to applicable law) of MTR and the guarantors whether now owned or hereafter acquired. Monies and other funds on account for taxes owed to the Commonwealth of Pennsylvania under Chapter 14 of the Pennsylvania Race Horse Development and Gaming Act, 4 Pa. Cons. Stat. Ann. § 1101 et seq excluded assets. See "Description of Notes—Collateral and Security Documents."

Ranking

The notes will be MTR's general senior secured second priority obligations. The notes will rank equally in right of payment with all of MTR's existing and future debt that is not subordinated and senior in right of payment to all of MTR's existing and future debt that is expressly subordinated in right of payment thereto. The notes will be effectively junior to our obligations under our Amended and Restated Credit Facility and other permitted priority lien debt to the extent of the value of the collateral securing such debt.

The notes will be structurally subordinated to any existing and future indebtedness of any non-guarantor subsidiary. MTR's non-guarantor subsidiaries generated approximately .04% of its consolidated net revenues in the twelve month period ended September 30, 2009, and as of September 30, 2009 held approximately .08% of MTR's consolidated assets and had $0.1 million in total outstanding indebtedness. The note guarantees will be the guarantors' general senior secured second priority obligations. The guarantees will rank equally in right of payment with all existing and future debt of each guarantor that is not subordinated and senior in right of payment to all existing and future debt of each guarantor that is expressly subordinated in right of payment thereto. The note guarantees will be effectively junior to the obligations of the guarantors with respect to our Amended and Restated Credit Facility and any other permitted prior lien debt of such guarantors to the extent of the value of the collateral securing such debt.

Intercreditor Agreement

On August 12, 2009, the collateral agent entered into a collateral agency and intercreditor agreement, which we refer to as the intercreditor agreement, with us, the guarantors and Wells Fargo Bank, National Association, as collateral agent under our Amended and Restated Credit Facility. The intercreditor agreement will govern the relationship among the holders of the notes, the holders of any permitted parity lien debt and the lenders under our Amended and Restated Credit Facility and any future permitted priority lien debt with respect to collateral and related matters. See "Description of Notes—Collateral and the Intercreditor Agreement."

Optional Redemption

On or after July 15, 2011, we may redeem some or all of the notes at any time at the redemption prices set forth under "Description of Notes—Optional Redemption," plus accrued and unpaid interest to the applicable redemption date. See "Description of Notes—Optional Redemption."

Regulatory Redemption	The notes will be subject to mandatory disposition or redemption following certain determinations by applicable gaming regulatory authorities. See "Description of Notes—Regulatory Redemption."
Change of Control Offer

If we experience certain change of control events, we must offer to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest to the applicable repurchase date. See "Description of Notes—Offers to Repurchase the Notes—Repurchase of Notes at the Option of the Holder Upon a Change of Control."

Asset Sale

If we sell assets or experience certain events of loss under certain circumstances and do not use the proceeds for specified purposes, we must offer to repurchase the notes at 100% of their principal amount, plus accrued and unpaid interest to the applicable repurchase date. See "Description of Notes—Offers to Repurchase the Notes—Limitation on Sale of Assets and Subsidiary Stock."

Restrictive Covenants	The notes will be issued under an indenture containing covenants that, among other things, will restrict our ability and the ability of our subsidiaries (other than our unrestricted subsidiaries) to:
• pay dividends, redeem stock or make other distributions or restricted payments;
• incur indebtedness or issue preferred shares;
• make certain investments, including in unrestricted subsidiaries;
• create liens;
• agree to payment restrictions affecting the Guarantors;
• consolidate or merge;
• sell or otherwise transfer or dispose of assets, including equity interests of our subsidiaries;
• enter into sale-leaseback transactions;
• enter into transactions with our affiliates;
• designate our subsidiaries as unrestricted subsidiaries;
• use the proceeds of permitted sales of our assets; and
• change of line of business.
These covenants will be subject to a number of important exceptions and qualifications. See "Description of Notes—Certain Covenants."
Risk Factors

You should consider carefully the information set forth in the section entitled "Risk Factors" and all other information described or referred to in this Prospectus before deciding to invest in the Series B Notes.

Ratio Of Earnings To Fixed Charges

        The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of net income before income taxes, cumulative effect of accounting charge and minority interest, fixed charges less capitalized interest, and minority interest in pre-tax loss. Fixed charges consist of interest expense and capitalized interest, amortization of debt discount and deferred financing costs, and the portion of rental expense that is attributable to interest.

							Pro Forma
						Nine months ended September 30, 2009
	Year Ended December 31,						Adjusted year ended December 31, 2008	Adjusted nine months ended September 30, 2009
	2004	2005	2006	2007	2008
Ratio of earnings to fixed charges	2.5x	1.9x	1.4x	0.7x	0.9x	1.0x	0.7x	0.8x

        The pro forma ratio of earnings to fixed charges gives effect to the pro rata increase in interest expense and deferred financing costs resulting from the issuance of the $260 million Senior Secured Notes and the use of the proceeds of $130.7 million to purchase our $130 million Senior Unsecured Notes and $100.2 million to repay the amounts outstanding under our Amended and Restated Credit Facility, as of the earliest date of the pro forma periods presented.

RISK FACTORS

        An investment in the Series B Notes involves significant risks. You should carefully consider the following factors, in addition to the other information contained in this Prospectus, before you invest in the Series B Notes.

We depend on Mountaineer and Presque Isle Downs for the majority of our revenues, and, therefore, any risks faced by those operations could have a material impact on our results of operations.

        We currently remain dependent upon Mountaineer and Presque Isle Downs for the majority of our revenues and cash flows. As a result, we may be subject to greater risks than a geographically diversified gaming operation, including, but not limited to the following risks faced by our Mountaineer and Presque Isle Downs operations:

  •
  risks related to local and regional economic and competitive conditions, such as a decline in the number of visitors, a downturn in the overall economy in Mountaineer's and Presque Isle Downs' markets, a decrease in gaming activities in those markets or an increase in competition, including, but not limited to, competition from limited video lottery machines in local bars and fraternal organizations in West Virginia and continued competition from existing and future gaming facilities in Pennsylvania including expansion into table gaming, and future gaming facilities in Ohio;

  •
  changes in local and state governmental laws and regulations (including changes in laws and regulations affecting gaming operations and taxes) applicable to Mountaineer or Presque Isle Downs;

  •
  impeded access to Mountaineer or Presque Isle Downs due to weather, floods, road construction or closures of primary access routes;

  •
  work stoppages at Mountaineer or Presque Isle Downs;

  •
  risks related to acts of terrorism, international conflicts or breaches of security affecting Mountaineer or Presque Isle Downs; and

  •
  natural and other disasters affecting Mountaineer's or Presque Isle Downs' market.

        The occurrence of any of these or similar events could have a material adverse effect on our business, financial condition and results of operations.

We face significant competition from other gaming and racing facilities, and increased competition could have a material adverse effect on us; recent passage of a referendum authorizing four casinos in Ohio will create significant new competition.

        Gaming Operations.    We face substantial competition in each of the markets in which our gaming facilities are located. Some of the competitors have significantly greater name recognition and financial and marketing resources than we do; some are permitted to conduct additional forms of gaming; and some pay substantially lower taxes than we do, which may permit them to spend more for marketing and promotions and thus gain a competitive advantage over us. All of our gaming operations primarily compete with other gaming operations in their geographic areas. New expansion and development activity is occurring in each of the relevant markets. These factors, as well as the legalization of other forms of gaming, such as casino table gaming, in the markets in which our gaming facilities are located, may intensify competitive pressures and could have a material adverse effect on us. For example, video lottery at racetracks in Ohio pursuant to the recent executive order and legislation approving such gaming activities would compete with Mountaineer and Presque Isle Downs, and new gaming operations in Ohio as a result of the November 3, 2009 referendum will also compete with Mountaineer and Presque Isle Downs and may have a material adverse effect on our business, financial condition and results of operations. For the month of September 2009, approximately 72% of the total amount played in Mountaineer's slot machines was attributable to customers from Ohio and approximately 49% of the total amount played in Presque Isle Downs' slot machines was attributable to customers from Ohio. Specifically, 10% of amounts played at Mountaineer's slot machines and 23% of the amount played at Presque Isle Downs in September 2009 was attributable to customers from Cuyahoga County, Ohio, which is the location of one of the planned casinos and Thistledown, one of the racetracks that is expected to offer slot gaming, and is near Northfield Park, another racetrack expected to offer slot gaming. As a result, we expect that future gaming operations at the downtown Cleveland casino, Thistledown and Northfield Park would compete with gaming operations at Mountaineer and Presque Isle Downs. In addition, gaming operations at the casino planned for Columbus and Beulah Park, a harness racetrack in Columbus, Ohio, would compete with gaming operations at Scioto Downs. While we believe that the approval of slot gaming at Scioto Downs may positively impact our financial condition and results of operations, we also expect that such gaming activity, as well as gaming activity at the planned Ohio casinos, will negatively impact our results of operations at Mountaineer and Presque Isle Downs and that such negative impact may be material.

        The November 3, 2009 referendum permits a casino in each of Cleveland, Cincinnati, Toledo and Columbus. A casino in Cleveland will compete with gaming operations at both Mountaineer and Presque Isle Downs and a casino in Columbus will compete with Scioto Downs. Each casino may have up to 5,000 slot machines as well as any other casino games authorized in any state that borders Ohio. Accordingly, we expect these casinos to create significant new competition. In addition, even if gaming is permitted at Scioto Downs following the resolution of the pending litigation and satisfaction of any applicable voter referendum requirements, the recent passage of the November 3, 2009 referendum permitting casino gaming may materially adversely affect our ability to obtain financing, to pay the license fees and otherwise make necessary investments at Scioto Downs to permit gaming and comply with the conditions to licensing. Additionally, tax rates on the revenue from such casinos would be substantially lower than the tax rates proposed by the Governor of Ohio to be imposed on video lottery at the racetracks, resulting in a competitive advantage for the casinos. Such new competition may have a material adverse effect on our business, financial conditions and results of operations. We intend to lobby for lower licensing fees and taxes in light of the anticipated competition from casinos authorized by the November 3 referendum, but we cannot assure you that we will be successful.

        In West Virginia Mountaineer Casino continues to face competition from limited video lottery machines ("LVLs") in local bars and fraternal organizations. The law authorizes up to 9,000 slot machines in adults-only facilities throughout West Virginia. No more than five slot machines are allowed in each establishment licensed to sell alcoholic beverages; and no more than ten slot machines are allowed in each licensed fraternal organization. In addition, Pennsylvania's slot machine law contemplates the installation of slot machines at up to fourteen locations: (i) seven racetracks (including Presque Isle Downs) each with up to 3,000 slots initially and with the ability to apply to the Pennsylvania Gaming Control Board ("PGCB") for up to 5,000 slots (six of which, including Presque Isle Downs, are currently operating); (ii) five stand-alone slot parlors with up to 5,000 slots (three of which have opened); and (iii) two resort locations with up to 500 slots each. In June 2007, The Meadows Racetrack & Casino, a harness racetrack approximately 40 miles southeast of Mountaineer, opened its temporary slots casino with 1,825 slot machines, and in April 2009 opened its permanent casino with over 3,700 slot machines and various food and beverage outlets. In August of 2009, The Rivers Casino opened with 3,000 slot machines and four food and beverage outlets in downtown Pittsburgh, approximately a one-hour drive from Mountaineer and a two-hour drive from Presque Isle Downs. In September 2009, 6% of the amounts played at Mountaineer's slot machines and 1% of the amounts played at Presque Isle Downs' slot machines was attributable to customers from Allegheny County, Pennsylvania, the county in which the Rivers Casino is located. Additionally, in September 2007, the Pennsylvania Harness Horse Racing Commission granted a license to build Valley View Downs in Lawrence County, Pennsylvania, approximately 45 miles from Mountaineer and 90 miles from Presque Isle Downs; and in November 2007, Valley View applied to the PGCB for the final Category 1 racetrack slot machine license. The Gaming Control Board has taken no action on the application, and in September 2008, the owners of the project announced that they had no financing for the project and intended to sell the opportunity. On October 28, 2009, Valley View filed for Chapter 11 bankruptcy protection and its parent corporation, Centaur, Inc., defaulted on its $492 million debt, the effect of which on the Valley View project is unknown. Mountaineer (and to a lesser extent, Presque Isle Downs) compete with The Rivers Casino for slot patrons. Likewise, if Valley View Downs obtains a slot license and successfully opens a slot facility, it too would represent new competition for Mountaineer and, to a lesser extent, Presque Isle Downs.

        Presque Isle Downs competes principally with the Seneca Allegany Casino & Hotel in Salamanca, New York, approximately seventy-five miles away. That facility has approximately 2,300 slot machines, 40 table games, and a 212-room hotel with resort amenities. All of our gaming operations also compete to a lesser extent with operations in other locations, including Native American lands, and with other forms of legalized gaming in the United States, including state-sponsored lotteries, on- and off- track wagering, high-stakes bingo, card parlors, and the emergence of Internet gaming. In addition, casinos in Canada have likewise recently begun advertising in our target markets.

        Racing and Pari-mutuel Operations.    Mountaineer's racing and pari-mutuel operations compete directly for wagering dollars with Wheeling Downs, which is located approximately 50 miles from Mountaineer; Thistledown and Northfield Park, which are located approximately 85 miles to the northwest of Mountaineer in Cleveland, Ohio; and The Meadows, located approximately 40 miles southeast of Mountaineer in Washington, Pennsylvania. Wheeling Downs conducts pari-mutuel greyhound racing and casino gaming. Thistledown and Northfield Park conduct pari-mutuel horse racing but not video lottery or slot gaming. The Meadows conducts live harness racing, simulcasting and slot gaming. Mountaineer would also compete for pari-mutuel wagering patrons with Valley View Downs in Lawrence County, Pennsylvania, approximately 45 miles from Mountaineer, if it is constructed and opened. Since commencing export simulcasting in August 2000, Mountaineer competes with racetracks across the country to have its signal carried by off-track wagering parlors. Mountaineer also competes for wagering dollars with off-track wagering facilities in Ohio and Pennsylvania, and competes with other tracks for participation by quality racehorses.

        Presque Isle Downs faces competition from other racetracks in Pennsylvania and off-track wagering facilities in Pennsylvania and West Virginia, as well as from casinos in Western New York. Presque Isle Downs will also compete with Valley View Downs if it is constructed and opens.

        Scioto Downs competes primarily with Beulah Park, a harness racetrack also located in Columbus, Ohio (although currently Scioto Downs and Beulah Park do not operate on the same dates), and to a lesser extent, casino gambling in Indiana and Michigan. Further, Scioto Downs faces competition from off-track wagering facilities in Ohio, Pennsylvania and West Virginia.

        Increased competition may require the us to make substantial capital expenditures to maintain and enhance the competitive positions of our properties, including updating slot machines to reflect changing technology, refurbishing rooms and public service areas periodically, replacing obsolete equipment on an ongoing basis, and making other expenditures to increase the attractiveness and add to the appeal of our properties, including increased marketing and promotions.

        In a broader sense, our gaming operations face competition from all manner of leisure and entertainment activities, including shopping, athletic events, television and movies, concerts and travel. Increased competition from other gaming and racing facilities and other leisure and entertainment activities could have a material adverse effect on our business, financial condition and results of operations.

We are subject to extensive regulation by gaming and racing authorities.

        Licensing Requirements.    We are subject to extensive state and local regulation. State and local authorities require us and our subsidiaries to demonstrate suitability to obtain and maintain various licenses, and require that we have registrations, permits and approvals, to conduct gaming and racing operations, to sell alcoholic beverages and tobacco in our facilities and to operate our food service facilities. These regulatory authorities may, for any reason set forth in applicable legislation or regulation, limit, condition, suspend or revoke a license or registration to conduct gaming or racing operations or prevent us from owning the securities of any of our gaming or racing subsidiaries. In addition, we must periodically apply to renew many of our licenses or registrations. We cannot assure you that we will be able to obtain such renewals. Any failure to maintain or renew our existing licenses, registrations, permits or approvals would have a material adverse effect on us. In addition, to enforce applicable laws and regulations, regulatory authorities may levy substantial fines against or seize the assets of our company, our subsidiaries or the people involved in violating gaming laws or regulations. Any of these events could have a material adverse effect on our business, financial condition and results of operations.

        Potential Changes in Regulatory Environment.    If current laws are modified, or if additional laws or regulations are adopted, it could have a material adverse effect on us. From time to time, legislators and special interest groups have proposed legislation that would restrict or prevent gaming or racing operations in the jurisdictions in which we operate. For example, in February 2009, the Governor of Pennsylvania expressed a desire to pass legislation permitting slot machines in bars and restaurants in that state. Other laws, such as smoking bans, do not specifically restrict gaming operations but, as a practical matter, make gaming facilities less attractive to gaming patrons and can result in substantially reduced revenues. Restriction on or prohibition of our gaming or racing operations, whether through legislation or litigation, could have a material adverse effect on our business, financial condition and results operations.

        Taxation.    We pay substantial taxes and fees with respect to our operations. From time to time, federal, state and local legislators and officials have proposed changes in tax laws, or in the administration of such laws, affecting the gaming and racing industry. It is not possible to determine with certainty the likelihood of changes in tax laws or in the administration of such laws. Changes in the tax laws or administration of those laws, if adopted, could have a material adverse effect on our business, financial condition and results of operations.

The future of slot gaming and video lottery at Scioto Downs is uncertain.

        On July 13, 2009, the governor of Ohio signed an executive order directing the Ohio Lottery to take action to implement, and the Ohio legislature approved a budget bill enabling, video lottery terminals at Ohio's seven horse tracks, including Scioto Downs. On July 20, 2009, an action was filed with the Ohio Supreme Court seeking a writ of mandamus to compel the Secretary of State of the State of Ohio to treat the video lottery provisions of the budget bill as subject to voter referendum, claiming that the video lottery provisions of the budget bill are subject to voter referendum because they constitute a permanent change in law that is not exempt from the referendum requirements contained in the Ohio constitution. On September 21, 2009, the Ohio Supreme Court issued an opinion finding that the video lottery provisions of the budget bill are subject to voter referendum. The Ohio Supreme Court also granted the plaintiffs an extension to December 20, 2009, to circulate a petition that, if signed by a sufficient number of voters, would give Ohio voters the right to overturn the provisions of the Ohio legislation permitting video lottery and effectively determine whether video gaming will be permitted at Ohio racetracks. The petition requires approximately 241,365 signatures to put the referendum on the ballot. If the necessary signatures are obtained to bring the measure to ballot, the vote on gaming at racetracks in Ohio is unlikely to occur prior to November 2010 and there can be no assurance that the requisite voter approval will be obtained or, if obtained, when gaming would commence at Scioto Downs. If the necessary signatures for the referendum petition are not obtained, the Ohio legislation enabling video lottery will remain effective, subject to the success of other pending challenges described below.

        The Ohio legislation enabling video lottery is also subject to a lawsuit filed on September 3, 2009 asserting that expanded gaming activities at racetracks violates the Ohio constitution and requires voter approval. The lawsuit alleges that slot machines are not lottery games that were approved by Ohio voters in authorizing the lottery and that the allocation of profits between the state of Ohio and racetracks violates Ohio constitutional provisions earmarking lottery proceeds for education. The Ohio legislation enabling video lottery is also subject to a lawsuit filed on September 14, 2009 asserting, in addition to the assertions in the prior two lawsuits, that the legislation is unconstitutional, because, among other things, it violates the Ohio constitution's requirements that no bill shall contain more than one subject, that every bill shall be considered by each House on three different days, that the state's credit not be used in aid of any individual, association or corporation, and that all proceeds generated by the lottery be used to support education in the state. If the Ohio Supreme Court determines that video lottery at Ohio racetracks violates the Ohio constitution, such activities would not be permitted without an amendment to the Ohio constitution approved by voter referendum. There can be no assurance that gaming activities will commence in Ohio, that the pending challenges will be unsuccessful or, that if either or both of such challenges are successful, that an amendment to the Ohio constitution would be approved or, if approved, of the timing of such approval or commencement of gaming activities at Ohio racetracks.

        We timely filed our application for licensing of video gaming at Scioto Downs on September 15, 2009. On September 16, 2009, we received from the Director of the Ohio Lottery Commission a Notice of Intent to Issue a Conditional or Video Lottery License and a demand that we pay the first of five $13 million licensing fee installments by the close of business that day. Because of the uncertainty surrounding the pending lawsuits challenging video lottery gaming at the Ohio racetracks and the absence of a clear statement in Ohio law that the installment payments would be timely refunded in the event the legal challenges to video lottery were successful, five of the seven applicants, including Scioto Downs, did not pay the first installment of the license fee. On September 30, 2009, citing the fact that the Ohio Supreme Court's September 21, 2009 decision made it a practical impossibility to use video lottery revenue in the state's current budget, and his intention to seek a declaratory judgment that the Ohio Lottery can implement video lottery without legislative approval, the governor of Ohio announced that the Ohio Lottery Commission would be returning all application fees and license fees previously paid by the state's racetrack owners.

        On November 3, 2009, the voters of Ohio approved a proposal for a casino to be located in each of Cleveland, Cincinnati, Toledo, and Columbus. A casino in Columbus will increase competition at Scioto Downs. We intend to be proactive in our efforts to mitigate the effects of such competition, including continuing our efforts to introduce gaming at Scioto Downs as the Governor of Ohio has proposed, providing first-class customer service at all of our facilities, and further reducing our costs.

        Even if gaming is permitted at Scioto Downs following the resolution of the pending litigation and satisfaction of any applicable voter referendum requirements, the recent passage of a referendum permitting casino gaming may materially adversely affect our ability to obtain financing to pay the license fees and otherwise make necessary investments at Scioto Downs to permit gaming and comply with the conditions to licensing. Additionally, tax rates on the revenue from such casinos would be substantially lower than the tax rates proposed by the Governor of Ohio to be imposed on video lottery at the racetracks, resulting in a competitive advantage for the casinos. Such new competition may have a material adverse effect on our business, financial condition and results of operations. Through November 9, 2009, we spent approximately $9.7 million in the aggregate opposing the November 3 referendum. See "Risk Factors—We face significant competition from other gaming and racing facilities, and increased competition could have a material adverse effect on us; recent passage of a referendum authorizing four casinos in Ohio will create significant new competition." We intend to lobby for lower licensing fees and taxes in light of the anticipated competition from casinos authorized by the November 3 referendum, but we cannot assure you that we will be successful.

        In addition, the conditions applicable to slot gaming at Ohio racetracks are expected to require, if approved, the payment of a $65.0 million license fee, an investment of $80.0 million in the gaming facilities over a five year period and that the State of Ohio retain 50% of the revenues from video lottery terminals. We may also be required to share a portion of our revenues with horse owners and trainers at Scioto Downs. Accordingly, even if slot gaming is approved at Scioto Downs, we cannot assure you that the revenues generated from slot gaming at Scioto Downs will yield an adequate return on our investment or that we will be able to operate slot gaming at Scioto Downs profitably because of the significant investment required and the retention of revenues by the State of Ohio. Finally, we will require additional financing to, among other things, pay required license fees and fund the expansion and improvement of the Scioto Downs facilities to comply with licensing requirements and accommodate casino gaming. The indenture governing the notes, the indenture governing the Senior Subordinated Notes and the Amended and Restated Credit Facility will limit our ability to incur additional indebtedness and pay the required license fees. We would be required to seek the consent of the lenders under our Amended and Restated Credit Facility to incur the indebtedness necessary to fund our cash needs in connection with commencing slot gaming at Scioto Downs and to sell equity securities without repaying amounts outstanding under the Amended and Restated Credit Facility. We cannot assure you that such lenders would grant the necessary consents. While the indentures for the notes and the Senior Subordinated Notes will allow us to incur indebtedness to fund development of future gaming operations, like slot gaming at Scioto Downs, we are required to obtain equity financing in the amount of 50% of the total financed costs. We cannot assure you that we will be able to obtain the necessary debt or equity financing on terms that are acceptable to us, or at all.

We depend on agreements with our horsemen and pari-mutuel clerks to operate our business.

        The Federal Interstate Horse Racing Act and the state racing laws in West Virginia, Ohio and Pennsylvania require that, in order to simulcast races, we have written agreements with the horse owners and trainers at those racetracks. In addition, in order to operate slot machines in West Virginia, we are required to enter into written agreements regarding the proceeds of the slot machines (a "proceeds agreement") with a representative of a majority of the horse owners and trainers and with a representative of a majority of the pari-mutuel clerks. In Pennsylvania, we must have an agreement with the representative of the horse owners. We have the requisite agreements in place with the Mountaineer Horsemen until December 31, 2009. With respect to the Mountaineer pari-mutuel clerks, we have a labor agreement in force until November 30, 2010, and a proceeds agreement until April 14, 2010. We are required to have a proceeds agreement in effect on July 1 of each year with the horsemen and the pari-mutuel clerks as a condition to renewal of our video lottery license for such year. If the requisite proceeds agreement is not in place as of July 1 of a particular year, Mountaineer's application for renewal of its video lottery license could be denied, in which case Mountaineer would not be permitted to operate its slot machines. Additionally, the renewal of the video lottery license is a prerequisite to the renewal of the table games license. With respect to the Scioto horsemen, the agreement with the Horsemen's Benevolent & Protective Association is effective until November 29, 2012, and the agreement with the Ohio Harness Horsemen's Association provides for automatic annual renewals. Presque Isle Downs has the requisite agreement in place with the Pennsylvania Horsemen's Benevolent and Protective Association until March 13, 2013, with automatic two-year renewals unless either party provides written notice of termination at least ninety (90) days prior to the scheduled renewal date. With the exception of the Mountaineer and Presque Isle Downs horsemen's agreements and the agreement between Mountaineer and the pari-mutuel clerks' union described above, each of the agreements referred to in this paragraph may be terminated upon written notice by either party.

        If we fail to maintain operative agreements with the horsemen, we will not be permitted to conduct live racing and export and import simulcasting at those racetracks, and, in West Virginia we will not be permitted to operate our slot machines and table games (including if we do not have in place the required proceeds agreement with the Mountaineer pari-mutuel clerks union) and in Pennsylvania we will not be permitted to operate our slot machines. In addition, our simulcasting agreements are subject to the horsemen's approval. If we fail to renew or modify existing agreements on satisfactory terms, this failure could have a material adverse effect on our business, financial condition and results of operations.

We are required to schedule a minimum number of live racing days in West Virginia and Pennsylvania.

        All of the states in which we conduct live racing impose requirements with respect to the minimum number of live race dates annually. West Virginia and Pennsylvania, the states in which our racetracks operate slot machines or casino table games, gaming laws and regulations likewise condition gaming operations on the satisfaction of live racing requirements. If we fail to meet the minimum live racing day requirements at Mountaineer, we would be prohibited under West Virginia law from conducting simulcast racing or renewing our gaming license at Mountaineer. In order to conduct simulcast racing or conduct gaming operations, Mountaineer is required under West Virginia law to apply for a minimum of 210 live race days each year and to obtain Racing Commission approval for any reduction in race days actually held during that year. Live racing days typically vary in number from year to year and are based on a number of factors, including the number of suitable race horses and the occurrence of severe weather, many of which are beyond our control. If we were unable to conduct simulcast racing or offer slot machine gaming at Mountaineer, this would have a material adverse effect on our business, financial condition, results of operations and ability to meet our payment obligations under our various debt instruments.

        Although Pennsylvania racing laws require a minimum of twenty-five live race dates per year, the gaming laws require new racetracks, such as Presque Isle Downs, that wish to conduct slot operations to conduct live racing a minimum of 150 days per year beginning in the year which is two years following the issuance of the slot machine license, unless the Horse Racing Commission determines that such number is not practically feasible due to projected or actual weather conditions. Failure to meet the required minimum number of days would result in immediate suspension of the slot machine license. If we were unable to offer slot machine gaming at Presque Isle Downs, this would have a material adverse effect on our business, financial condition, results of operations and ability to meet our payment obligations under our various debt instruments.

Our gaming operations are dependent on our linkage of slot machines to state central systems.

        Our gaming operations at Mountaineer and Presque Isle Downs are dependent on our linkage to the states' central systems. Our equipment is connected to these central systems by telephone lines. The central systems track all gaming activity. If the operation of the central systems were disrupted for any reason, including disruption of telephone service, we believe that the states would suspend all gaming operations within the states until normal operation of the systems was restored. Any such suspension could cause a material disruption of our gaming operations and any of the foregoing difficulties could have a material adverse effect on our business, financial condition and results of operations.

We may face disruption in developing and integrating facilities we may expand or acquire, including financing, construction and other development risk.

        The development and integration of facilities we may expand or acquire in the future will require the dedication of management resources that may temporarily detract attention from our day-to-day business. The process of developing and integrating these operations also may interrupt the activities of that business, which could have a material adverse effect on our business, financial condition and results of operations. We cannot assure you that we will be able to manage the combined operations effectively or realize any of the anticipated benefits of these new or expanded operations.

        If video lottery and slot gaming are approved at Ohio racetracks, we expect to expand and construct a slot machine casino at Scioto Downs. We cannot yet accurately estimate the cost of developing the planned facilities, contracts for development or construction of any portion of planned expansion or cash on hand or financing necessary to pay the costs of the planned expansion. In addition, construction projects entail significant risks, including shortages of materials or skilled labor, unforeseen engineering, environmental or geological problems, work stoppages, weather interference and unanticipated cost increases, any of which can give rise to delays or cost overruns. Design, planning, construction, equipment or staffing requirements or problems or difficulties in obtaining any of the requisite licenses, permits, allocations or authorizations from regulatory authorities could increase the cost or delay the construction or opening of our planned expansion at Scioto Downs or otherwise adversely affect the project's planned design and features.

        Any of the foregoing difficulties could have a material adverse effect on our business, financial condition and results of operations.

Our intellectual property rights may be inadequate to protect our business.

        As of September 30, 2009, we hold twenty-six US registered trademarks and one state registered trademark. In addition to registered trademarks, we rely on unregistered trademarks and trade names under US common law rights to distinguish our products, services and branding from the products, services and branding of our competitors. We cannot assure you that no one will challenge our intellectual property rights in the future. In the event that our trademarks or trade names are successfully challenged by a third party, we could be forced to re-brand our products or services, which could result in loss of brand recognition, and could require us to devote resources to advertising and marketing new branding. Further, we cannot assure you that competitors will not infringe our trademarks, or that we will have adequate resources to enforce our trademarks. If we were to lose any of our intellectual property rights, it could have a material adverse effect on our business, financial condition and results of operations.

        We face the risk of claims that we have infringed third parties' intellectual property rights, which could be expensive and time consuming to defend, cause us to cease using certain intellectual property rights or selling certain products or services, result in our being required to pay significant damages, and/ or require us to enter into costly royalty or licensing agreements in order to obtain the right to use a third party's intellectual property right, which royalty or licensing agreements may not be available at all, any of which could have a negative impact on our operating profits and harm our future prospects.

We are or may become involved in legal proceedings that could impact our financial condition.

        From time to time, we are defendants in various lawsuits relating to matters incidental to our business. Because we accommodate large numbers of patrons and employ many people, our business subjects us to the risk of lawsuits filed by patrons, past and present employees, competitors, business partners and others in the ordinary course of business. No assurance can be provided as to the outcome of these matters and whether our policies of insurance will be sufficient to pay potential losses. We may not be successful in the defense of these lawsuits, which could result in settlements or damages that could have a material adverse effect on our business, financial condition and results of operations.

We depend on our key personnel.

        We are highly dependent on the services of Robert F. Griffin, our President and Chief Executive Officer, and other officers and key employees. We have entered into an employment agreement with Mr. Griffin, which will expire on November 1, 2010. We have also entered into employment agreements with certain other officers and key managers. The loss of the services of any of these individuals could have a material adverse effect on our business, financial condition and results of operations.

Our business may be materially and adversely affected by recession or economic downturn; the seasonal nature of our business could also materially and adversely affect our cash flows.

        Our primary business involves leisure and entertainment. The economic health of the leisure and entertainment industry is affected by a number of factors that are beyond our control, including: (1) general economic conditions and economic conditions specific to our primary markets; (2) levels of disposable income of patrons; (3) increased transportation costs resulting in decreased travel by patrons; (4) local conditions in key gaming markets, including seasonal and weather-related factors; (5) increases in gaming and racing taxes or fees; (6) competitive conditions in the gaming, leisure and entertainment industry and in particular markets, including the effect of such conditions on the pricing of our products; (7) substantial price increases in the cost of energy in the United States; and (8) the relative popularity of entertainment alternatives to gaming and racing that compete for the leisure dollar. Any of these factors could materially adversely impact the leisure and entertainment industry generally, and as a result, our revenues and results of operations.

        In addition, our operations at Mountaineer, Presque Isle Downs, and Scioto Downs are typically seasonal in nature. Winter conditions may adversely affect transportation routes to our properties, as well as cause cancellations of live horse racing. As a result, unfavorable seasonal conditions could have a material adverse effect on our operations.

We are subject to environmental laws and potential exposure to environmental liabilities.

        We are subject to various federal, state and local environmental laws and regulations that govern activities that may have adverse environmental effects, such as discharges to air and water, as well as the management and disposal of solid, animal and hazardous wastes and exposure to hazardous materials. These laws and regulations are complex, and subject to change. Under such laws and regulations, including those related to operation of Concentrated Animal Feeding Operations under applicable federal and state laws, we may incur costs to obtain permits and other approvals required for our activities and operations, or to achieve or maintain compliance. For example, we may incur future costs under existing and new laws and regulations pertaining to storm water and wastewater management at our racetracks. In addition, we may face penalties or other liabilities in the event that we fail to comply with these laws and regulations as well as those governing the handling of solid animal waste and discharges into the stormwater and sewer systems. For instance, water discharges from our racetrack operations at our Mountaineer facility were the subject of past enforcement actions by state regulators. We satisfied the requirements of those past proceedings, and recently obtained an extension of time until not later than January 26, 2011 to achieve compliance with the final requirement of our applicable permit.

        We also are subject to laws and regulations that create liability and cleanup responsibility for releases of hazardous substances into the environment. Under certain of these laws and regulations, a current or previous owner or operator of property may be liable for the costs of remediating hazardous substances or petroleum products on its property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time they occurred. The presence of, or failure to remediate properly, such substances may materially adversely affect the ability to sell or rent such property or to borrow funds using such property as collateral. Additionally, the owner of a property may be subject to claims by third parties based on damages and costs resulting from environmental contamination emanating from the property.

The evolution of the slot machine manufacturing industry could impose additional costs on us.

        A majority of our revenues are attributable to slot machines operated by us at our casinos and racinos. It is important, for competitive reasons, that we offer to our customers the most popular and up-to-date slot machine games with the latest technology. We continue to upgrade our older slot machines with newer and more advanced interactive electronic games.

        For competitive reasons, we may be forced to purchase new slot machines or enter into participating lease arrangements that are more expensive than our current costs associated with the continued operation of our existing slot machines. Slot machine lease arrangements typically require the payment of a fixed daily rental and participation agreements include payment of a percentage of coin-in or net win amounts. Generally, a participating lease is substantially more expensive over the long term than the cost to purchase a new machine. If the newer slot machines do not result in sufficient incremental revenues to offset the increased investment and participating lease costs, it could hurt our profitability.

Risks Related to the Notes

MTR's substantial level of debt could adversely affect MTR's financial condition and prevent MTR from fulfilling obligations under the notes and MTR's other debt.

        MTR has substantial debt. After giving effect to financing transaction consummated by MTR subsequent to September 30, 2009, MTR would have had total debt in aggregate principal amount of $395.8 million as of September 30, 2009, $270.8 million in aggregate principal amount of which would have been secured. See "Capitalization." In addition, under the Amended and Restated Credit Facility, MTR has the ability to issue up to $10.0 million of additional revolving indebtedness that will be secured by a first priority lien that is prior to the lien securing MTR's obligations under the notes. The Amended and Restated Credit Facility is currently undrawn, except to the extent of approximately $0.6 million of outstanding letters of credit.

        In addition to the notes, MTR and its subsidiaries are permitted under the indenture governing the notes to incur additional debt, including debt under its $10.0 million Amended and Restated Credit Facility, additional senior secured debt with liens ranking prior to or on parity with the liens securing the notes and debt to purchase furniture, fixtures and equipment (including gaming furniture, fixtures and equipment financing). In particular, MTR may secure additional debt on a parity lien basis so long as, on a pro forma basis, MTR meets a consolidated secured leverage ratio. Additionally, if MTR satisfies certain debt incurrence tests under the indenture governing the notes and the indenture governing MTR's Senior Subordinated Notes, MTR could issue additional notes and incur and secure further debt. If new debt were to be incurred in the future, the related risks could intensity.

        MTR's substantial debt could have important consequences to you and significant effects on its business. For example, it could:

  •
  make it more difficult for MTR to satisfy its obligations under the notes and its other debt;

  •
  result in an event of default if MTR fails to satisfy its obligations under the notes or its other debt or fails to comply with the financial and other restrictive covenants contained in the indenture governing the notes or agreements governing its other indebtedness, which event of default could result in all of MTR's debt becoming immediately due and payable and could permit MTR's lenders to foreclose on its assets securing such debt;

  •
  require MTR to dedicate a substantial portion of its cash flow from its business operations to pay its debt, thereby reducing the availability of cash flow to fund working capital, capital expenditures, development projects, general operational requirements and other purposes;

  •
  limit MTR's ability to obtain additional financing for working capital, capital expenditures and other activities;

  •
  limit MTR's flexibility in planning for, or reacting to, changes in its business and the industry in which it operates;

  •
  increase MTR's vulnerability to general adverse economic and industry conditions or a downturn in its business; and

  •
  place MTR at a competitive disadvantage compared to competitors that are not as highly leveraged.

        Any of the above-listed factors could have a material adverse effect on MTR's business, financial condition and results of operations and MTR's ability to meet its payment obligations under the notes and its other debt.

The indenture governing the notes and MTR's other debt agreements contain covenants that significantly restrict MTR's operations.

        The indentures governing the notes and MTR's Senior Subordinated Notes and the Amended and Restated Credit Facility contain, and any of MTR's other future debt agreements may contain, numerous covenants imposing financial and operating restrictions on MTR's business. These restrictions may materially and adversely affect MTR's ability to operate its business, may materially and adversely limit its ability to take advantage of potential business opportunities as they arise and may materially and adversely affect the conduct of its current business, including by restricting its ability to finance future operations and capital needs and limiting its ability to engage in other business activities. These covenants place restrictions on MTR's ability and the ability of its operating subsidiaries to, among other things:

  •
  pay dividends, redeem stock or make other distributions or restricted payments;

  •
  incur debt or issue preferred equity interests;

  •
  make certain investments, including in unrestricted subsidiaries;

  •
  create liens;

  •
  agree to payment restrictions affecting the guarantors;

  •
  consolidate or merge;

  •
  sell or otherwise transfer or dispose of assets, including equity interests of its subsidiaries;

  •
  enter into sale-leaseback transactions;

  •
  enter into transactions with its affiliates;

  •
  designate its subsidiaries as unrestricted subsidiaries;

  •
  use the proceeds of permitted sales of its assets; and

  •
  change its line of business.

        The Amended and Restated Credit Facility also includes certain financial and other covenants. The Amended and Restated Credit Facility contains an interest coverage ratio of 1.50 to 1.00, a secured leverage ratio of 4.00 to 1.00 initially and a priority senior secured leverage ratio of 0.50 to 1.00. Each such ratio will be tested on a quarterly basis. The Amended and Restated Credit Facility also includes restrictions on our ability to make capital expenditures; changes in the nature of our businesses; sale of all or a substantial or material portions of our assets; mergers, acquisitions, consolidations, reorganizations and recapitalizations; investments; additional indebtedness; guarantees; leases; dividends and distributions; liens; debt repayments; sale-leasebacks; lease expenditures; and transactions with affiliates. A payment default or an acceleration of indebtedness thereunder as a result of an event of default under the Amended and Restated Credit Facility would give rise to an event of default under the indenture governing the notes which would entitle the holders of the notes to exercise the remedies provided in the indenture, subject to the restrictions and other provisions set forth in the intercreditor agreement.

        We may need to obtain additional financing beyond that which is permitted by the indenture governing the notes, the indenture governing the Senior Subordinated Notes and the Amended and Restated Credit Facility in order to fund certain expansion projects, including the construction of a slot machine casino at Scioto Downs and a table gaming casino at Presque Isle Downs (if permitted by law) and any related licensing fee. In order to borrow additional funds beyond those permitted by our debt agreements, we would require the prior consents of the holders of at least a majority in aggregate principal amount of the notes and the outstanding Senior Subordinated Notes that are not owned by us or any of our affiliates. We cannot assure you that we will be able to obtain such consents, or alternative financing, on terms acceptable to us or at all. Our inability to obtain such consents, or alternative financing, would have a material adverse effect on our business, financial condition and results of operations. If we are unable to finance our current or future expansion projects, we will have to adopt one or more alternatives, such as reducing or delaying planned expansion, development and renovation projects as well as capital expenditures, selling assets, restructuring debt, or obtaining equity financing. These sources of funds may not be sufficient to finance our expansion, and other financing may not be available on acceptable terms, in a timely manner or at all.

MTR's outstanding senior subordinated notes will mature in June 2012. MTR's Amended and Restated Credit Facility will mature in March 2010.

        MTR's $125.0 million in aggregate principal amount of Senior Subordinated Notes will mature in June 2012. At maturity, the entire principal amount of Senior Subordinated Notes, together with unpaid interest thereon, will become due and payable and we will be required to borrow funds to satisfy our obligations with respect to the Senior Subordinated Notes. We cannot assure you that we will be able to obtain financing to repay amounts due on the Senior Subordinated Notes on terms that are satisfactory to us, if at all. If we are unable to obtain sufficient financing to repay our obligations with respect to the Senior Subordinated Notes, the holders thereof will be entitled to exercise the remedies provided in the indenture governing the Senior Subordinated Notes. Our failure to pay our obligations with respect to the Senior Subordinated Notes would also constitute an event of default under the indenture governing the notes, which would entitle the holders of the notes to accelerate our obligations with respect to the notes and exercise the remedies provided in the indenture and security documents relating to the notes.

        In addition, MTR's Amended and Restated Credit Facility will mature on March 31, 2010. We cannot assure you that we will be able to obtain a replacement revolving credit facility on terms that are acceptable to us, or at all. If MTR is unable to access amounts under the Amended and Restated Credit Facility, or to enter into a replacement credit facility, as applicable, and is unable to generate sufficient cash flow in the future, it may be unable to fund its operations and satisfy its debt obligations, which could have a material adverse effect on MTR's liquidity position, business, financial condition and results of operations.

To service MTR's debt, MTR will require a significant amount of cash. If MTR fails to generate sufficient cash flow from future operations, it may have to refinance all or a portion of its debt or seek to obtain additional financing.

        MTR expects to obtain the funds to pay its expenses and to pay the amounts due under the notes, its existing Senior Subordinated Notes, its Amended and Restated Credit Facility and MTR's other debt primarily from operations. MTR's ability to meet its expenses and make these payments thus depends on its future performance, which will be affected by financial, business, economic and other factors, many of which MTR cannot control. MTR's business may not generate sufficient cash flow from operations in the future and its currently anticipated growth in revenue and cash flow may not be realized, either or both of which could result in MTR being unable to pay amounts due under its outstanding debt, including the notes, or to fund other liquidity needs, such as future capital expenditures. If MTR does not have sufficient cash flow from operations, it may be required to refinance all or part of its then existing debt (including the notes), sell assets, reduce or delay capital expenditures or borrow more money. MTR cannot assure you that it will be able to accomplish any of these alternatives on terms acceptable to it, or at all. In addition, the terms of existing or future debt agreements, including the indenture governing the notes, may restrict MTR from adopting any of these alternatives. The failure to generate sufficient cash flow or to achieve any of these alternatives could materially adversely affect the value of the notes and MTR's ability to pay the amounts due under the notes and MTR's other debt.

MTR may be unable to repay or repurchase the notes at maturity.

        At maturity, the entire outstanding principal amount of the notes, together with accrued and unpaid interest, will become due and payable. MTR may not have the funds to fulfill these obligations or the ability to refinance these obligations. If the maturity date occurs at a time when other arrangements prohibit MTR from repaying the notes, MTR would try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or MTR could attempt to refinance the borrowings that contain the restrictions. If MTR could not obtain the waivers or refinance these borrowings, MTR would be unable to repay the notes.

A financial failure by MTR or any guarantor may hinder the receipt of payment on the notes and enforcement of remedies under the guarantees.

        An investment in the notes, as in any type of security, involves insolvency and bankruptcy considerations that investors should carefully consider. If MTR or any of its guarantors becomes a debtor subject to insolvency proceedings under the bankruptcy code, it is likely to result in delays in the payment of the notes and in the exercise of enforcement remedies under the notes or the guarantees. Provisions under the bankruptcy code or general principles of equity that could result in the impairment of your rights include the automatic stay, voidance of preferential transfers by a trustee or debtor-in-possession, substantive consolidation, limitations on collectability of unmatured interest or attorneys' fees and forced restructuring of the notes.

The notes and the guarantees will be structurally subordinated to indebtedness and other liabilities of MTR's non-guarantor subsidiaries.

        Not all of MTR's subsidiaries will be guarantors of the notes. The notes and the guarantees will be structurally subordinated to the indebtedness and other liabilities of any non-guarantor subsidiary and holders of the notes will not have any claim as a creditor against any non-guarantor subsidiary. In addition, subject to certain limitations, the indenture governing the notes will permit non-guarantor subsidiaries to incur additional indebtedness. MTR's non-guarantor subsidiaries generated approximately .04% of its consolidated net revenues in the twelve month period ended September 30, 2009, and as of September 30, 2009, held approximately .08% of MTR's consolidated assets and had $0.1 million in total outstanding indebtedness.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of the notes to return payments received from guarantors.

        Unless designated as an unrestricted subsidiary in accordance with the terms of the indenture governing the notes, each and any domestic subsidiary that MTR forms or acquires (other than certain immaterial subsidiaries and Speakeasy Gaming of Las Vegas, Inc., MTR-Harness, Inc. and Jackson Racing, Inc.) will be required to guarantee the notes. Although the guarantees provide you with a direct claim against the guarantors, under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided or claims in respect of a guarantee could be subordinated to all other debts of that guarantor. A court might do so if it found that when the guarantor entered into its guarantee or, in some states, when payments became due under the guarantee, the guarantor received less than reasonably equivalent value or fair consideration and either:

  •
  was insolvent or rendered insolvent by reason of the incurrence;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature.

        The court might also void (i.e., cancel) a guarantee, without regard to the above factors, if the court found that the guarantor entered into its guarantee with the actual intent to hinder, delay or defraud its creditors.

        A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void a guarantee, holders of the notes would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct holders of the notes to repay any amounts that they already received from the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        Each guarantee contains a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantee from being voided under fraudulent transfer law.

Pennsylvania's gaming regulations could further limit certain of your contractual rights, and could adversely affect the value of the collateral securing the notes.

        The PGCB may review certain contracts, including contracts concerning real estate, entered into by Presque Isle Downs to determine the reasonableness of such contracts. If it determines that any such contract is not in the public interest or is inimical to the interest of gaming in Pennsylvania, the board may, by order, pursue a number of remedies, including requiring the termination of such contract without the consent of MTR or the holders of the notes. If such contracts are terminated the property underlying such contracts will no longer be pledged as collateral in respect of the notes.

MTR is a holding company and will depend on the business of its subsidiaries to satisfy its obligations under the notes.

        MTR is a holding company. MTR's only material assets are its ownership interests in its subsidiaries. MTR's subsidiaries will conduct substantially all of the operations necessary to fund payments on the notes and MTR's other debt. MTR's ability to make payments on the notes and its other debt will depend on MTR's subsidiaries' cash flow and their payment of funds to MTR. MTR's subsidiaries' ability to make payments to MTR will depend on:

  •
  their earnings;

  •
  covenants contained in MTR's debt agreements (including the indenture governing the notes, the indenture governing the Senior Subordinated Notes and the Amended and Restated Credit Facility) and the debt agreements of MTR's subsidiaries;

  •
  covenants contained in other agreements to which MTR or its subsidiaries are or may become subject;

  •
  business and tax considerations; and

  •
  applicable law, including regulations of gaming and racing authorities and state laws regulating the payment of dividends and distributions.

        MTR cannot assure you that the operating results of its subsidiaries at any given time will be sufficient to make distributions or other payments to MTR or that any distributions and/or payments will be adequate to pay principal and interest, and any other payments, on the notes and MTR's other debt when due.

MTR may not have the ability to raise the funds necessary to finance the change of control offer and asset sale offer required by the indenture governing the notes, and, in the case of an asset sale offer, the debt agreements governing certain other indebtedness.

        Upon the occurrence of certain specific kinds of change of control events, MTR will be required to offer to repurchase the notes and the Senior Subordinated Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that MTR will not have sufficient funds at the time of the change of control to make the required repurchase of the notes. MTR's failure to repay holders tendering notes upon a change of control would result in an event of default under the indenture governing the notes. If a change of control were to occur, MTR cannot assure you that it would have sufficient funds to repay any securities which it would be required to offer to purchase or that become immediately due and payable as a result. MTR may require additional financing from third parties to fund any such purchases, and MTR cannot assure you that it would be able to obtain financing on satisfactory terms or at all. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of MTR's indebtedness or certain reorganizations and restructurings, would not constitute a "Change of Control" under the indenture governing the notes. See "Description of Notes—Offers to Repurchase the Notes—Repurchase of Notes at the Option of the Holder Upon a Change of Control."

        Upon the occurrence of certain specific asset sales and certain events of loss, MTR will be required to offer to repurchase all outstanding notes, and any other indebtedness governed by a debt agreement containing a similar asset sale provision, at 100% of the principal amount thereof plus accrued and unpaid interest. In addition, such events will require the mandatory prepayment of amounts outstanding under the Amended and Restated Credit Facility. However, it is possible that MTR will not have sufficient funds at the time of such asset sale or event of loss to make the required repurchase of notes and such other indebtedness, or that restrictions in MTR's other indebtedness, including the Amended and Restated Credit Facility, will not allow such repurchases of the notes. MTR's failure to repay holders tendering notes and such other indebtedness upon such an asset sale would result in an event of default under the indenture governing the notes. If such an asset sale or event of loss were to occur, MTR cannot assure you that it would have sufficient funds to repay the notes and such other indebtedness which it would be required to offer to purchase or that become immediately due and payable as a result. MTR may require additional financing from third parties to fund any such purchases, and MTR cannot assure you that it would be able to obtain financing on satisfactory terms or at all. See "Description of Notes—Offers to Repurchase the Notes—Limitation on Sale of Assets and Subsidiary Stock."

        MTR's failure to repurchase any notes submitted in a change of control or asset sale offer could constitute an event of default under MTR's other debt, even if the change of control itself would not cause a default under such debt.

Holders of notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased by MTR has occurred following a sale of "substantially all" of its assets.

        A change of control, as defined in the indenture governing the notes, will require MTR to make an offer to repurchase all outstanding notes. The definition of change of control includes a phrase relating to the sale, lease or transfer of "all or substantially all" of MTR's assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require MTR to repurchase its notes as a result of a sale, lease or transfer of less than all MTR's assets to another individual, group or entity may be uncertain.

You may be required to sell your notes if any gaming authority finds you unsuitable to hold them.

        The current policy of the West Virginia, Pennsylvania and Ohio gaming and racing regulatory agencies and authorities does not require you to be licensed or found suitable in order to own any notes. However, the policy of any of these agencies could change. In the event that any of these regulatory agencies or authorities require you, as a holder of the notes, to be licensed, qualified or found suitable under West Virginia, Pennsylvania and Ohio gaming or racing laws, you will be required to submit an application which will be investigated by such agencies or authorities. Pennsylvania's gaming regulations require lenders to a licensee, such as MTR, and holders of a licensee's debt securities, including the holders of notes, to apply for a license if the PGCB has reason to believe that a lender or noteholder does not satisfy the character suitability requirements set forth in the Pennsylvania Racehorse Development and Gaming Act and the regulations thereunder. Further, the PGCB has the discretion to require the licensure of any individual or entity that has a financial interest in a licensee. If you are unable or unwilling to obtain such license, qualification or finding of suitability, such agencies and authorities may not grant MTR a license or, if already granted, may suspend or revoke MTR's licenses unless MTR terminates its relationship with you. Under these circumstances, MTR would be required to repurchase your notes. There can be no assurance that MTR will have sufficient funds or otherwise will be able to repurchase any or all of your notes. See "Description of Notes—Regulatory Redemption."

Unrestricted subsidiaries generally will not be subject to any of the covenants in the indenture and will not pledge any collateral to secure the notes, and MTR may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay its indebtedness.

        Subject to compliance with the restrictive covenants contained in the indenture governing the notes, MTR will be permitted to designate its subsidiaries as unrestricted subsidiaries. If MTR designates a subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture governing the notes, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indenture, but not necessarily under the Amended and Restated Credit Facility. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. MTR's unrestricted subsidiaries generated approximately .04% of its consolidated net revenues in the nine months ended September 30, 2009 and as of September 30, 2009 held approximately .08% of MTR's consolidated assets and had $0.1 million in outstanding indebtedness.

        Unrestricted subsidiaries will generally not be subject to the covenants under the indenture governing the notes, and their assets will not be available as security for the notes. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the notes. Accordingly, MTR may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of its indebtedness, including the notes.

Gaming laws will impose additional restrictions and fees on foreclosure.

        As a result of gaming restrictions, in any foreclosure sale of the gaming assets constituting collateral securing the notes, the purchaser or the operator of the Company and/or such gaming assets would need to be licensed to operate MTR's racetracks under the applicable gaming laws and regulations. If the collateral agent acting on behalf of the holders of the notes purchases MTR's gaming assets at a foreclosure sale, the collateral agent would not be permitted to continue gaming operations at any of the Company's casinos unless it retained an entity licensed under the applicable gaming laws to conduct gaming operations at the facility. The holders of the notes may have to be licensed or found suitable in any event.

        Because potential bidders who wish to operate MTR's racetracks must satisfy these gaming regulatory requirements, the number of potential bidders in a foreclosure sale could be less than in foreclosures of other types of facilities, and this requirement may delay the sale of, and may reduce the sales price for, the collateral. The ability to take possession and dispose of the collateral securing the notes upon acceleration of the notes is likely to be significantly impaired or delayed by applicable bankruptcy law if a bankruptcy case is commenced by or against MTR prior to a taking of possession or disposition of the collateral securing the notes by the trustee for the benefit of the holders of the notes.

        Additionally, Pennsylvania's gaming law requires a re-licensing fee in the amount of up to $50 million in the event of a change in control of Presque Isle Downs or sale of Presque Isle Downs' assets other than in the ordinary course of business. A change in control is defined as the acquisition by a person or group acting in concert of more than 20% of the licensee's securities or other ownership interests or more than 20% of the securities or other ownership interests of a corporation or other form of business entity which owns directly or indirectly at least 20% of the voting or other securities or other ownership interests of the licensee. The PGCB may reduce, but not eliminate, the maximum fee of $50 million in its discretion. The current policy of the PGCB in the event of a sale of a licensee's assets in the ordinary course of business or a change in control of a licensee is to charge a re-licensing fee of $2.5 million (plus the costs of investigation of the purchaser). We cannot assure you that the PGCB's current policy will remain in effect.

The notes will not be secured by excluded assets, including any gaming or racing licenses or gaming equipment if granting a security interest in such securities of MTR's subsidiaries, cash and deposit accounts and equipment would violate applicable law.

        The gaming and racing laws of the states in which we operate prohibit the granting of a security interest in a gaming or racing license and West Virginia prohibits liens on gaming equipment without the prior approval of the West Virginia Lottery Commission. Accordingly, the notes will not be secured by any gaming or racing licenses or our gaming equipment in West Virginia. However, gaming equipment in West Virginia may, if approved by the West Virginia Lottery Commission, secure our Amended and Restated Credit Facility. If the gaming and racing laws in other states in which we operate prohibit the granting of a security interest in gaming equipment, gaming equipment in those states will no longer be required to secure the notes. However, such gaming equipment may still secure our Amended and Restated Credit Facility or any future credit facility we enter into. See "Description of Notes—Collateral and Security Documents." Additionally, deposit accounts and cash are excluded from collateral and, except to the extent that such assets constitute proceeds of collateral, the collateral agent and the holders of notes will not have a security interest therein. In particular, the collateral agent and the note holders will not have, or otherwise claim, a security interest in, or lien on, monies and other funds on account for taxes owed to the Commonwealth of Pennsylvania under Chapter 14 of the Pennsylvania Race Horse Development and Gaming Act, 4 Pa. Cons. Stat. Ann. § 1101 et seq.

        In any foreclosure sale of our assets, the purchaser or operator would not be permitted to continue gaming operations at our properties unless it received all applicable licenses and approvals on behalf of itself or the holders of notes or leased our gaming and racing operations to an entity that is properly licensed in the relevant jurisdiction or jurisdictions. Because potential bidders who wish to operate our facilities must satisfy these requirements, the number of potential bidders in a foreclosure sale could be fewer than in foreclosures of other types of facilities. These requirements might delay the sale of, and adversely affect the sales price for, our properties.

Liens securing MTR's obligations under the Amended and Restated Credit Facility will be senior to the liens securing the notes and the value of the collateral securing the notes may not be sufficient to satisfy MTR's obligations under the notes. The lenders under our Amended and Restated Credit Facility have liens on certain collateral that do not secure the notes.

        The lenders under our Amended and Restated Credit Facility have first priority liens on substantially all of the assets owned by MTR and its guarantors thereunder, other than certain real property at Scioto Downs with respect to which the lenders under our Amended and Restated Credit Facility have a lien that is junior to the mortgage on such real property. The lien securing the notes on certain real property at Scioto Downs will be junior to that mortgage and to the Amended and Restated Credit Facility. In addition, the lenders under our Amended and Restated Credit Facility will have first priority liens on the stock of, cash of and certain real property owned by, MTR and its subsidiaries. Such assets will not secure our obligations under the notes. As a result, MTR's payment obligations with respect to the notes will be effectively junior to its payment obligations with respect to the Amended and Restated Credit Facility and the notes will be subject to the prior satisfaction of all of the obligations of our Amended and Restated Credit Facility to the extent of the value of the collateral securing such indebtedness. The effect of this collateralization is that upon a default in payment on, or the acceleration of, any obligations under our Amended and Restated Credit Facility, or in the event of our bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding, the proceeds from the sale of the assets that secure our Amended and Restated Credit Facility will be available to pay obligations on the notes only after all obligations under our Amended and Restated Credit Facility have been paid in full. The holders of the notes will have liens on such assets that are junior to the liens securing MTR's obligations under the Amended and Restated Credit Facility. The collateral securing the notes may also be subject to additional liens and permitted prior liens that are permitted under the indenture governing the notes.

        In the event that there is a default and foreclosure on the collateral, the proceeds from the sale of collateral may not be sufficient to satisfy MTR's obligations under the notes. This is because proceeds from the sale of collateral would be distributed first to satisfy MTR's obligations under the Amended and Restated Credit Facility before they are available for payment to the holders of the notes. The holders of the notes will not receive any proceeds from the sale of collateral until all revolving credit and letter of credit obligations under the Amended and Restated Credit Facility are paid in full.

        No appraisal of the fair market value of the collateral securing the notes has been made in connection with this offering of the notes and the value of the collateral will depend on market and economic conditions, the availability of buyers and other factors. In addition, MTR's obligations under its Amended and Restated Credit Facility will be secured by a lien that is prior to the lien securing the obligations under the notes. As a result, liquidating the collateral securing the notes may not produce proceeds in an amount sufficient to pay any amounts due on the Amended and Restated Credit Facility and notes. MTR cannot assure you of the value of the collateral or that the net proceeds received upon a sale of the collateral would be sufficient to repay all amounts due on the Amended and Restated Credit Facility and notes following a foreclosure upon the collateral (and any payments in respect of prior liens) or a liquidation of MTR's assets or the assets of the guarantors that may grant these security interests.

        In the event of a liquidation or foreclosure, the value of the collateral securing the notes is subject to fluctuations based on factors that include general economic conditions, the actual fair market value of the collateral at such time, the timing and the manner of the sale and the availability of buyers and similar factors. In addition, courts could limit recoverability with respect to the collateral if they apply laws of a jurisdiction other than the State of New York to a proceeding and deem a portion of the interest claim usurious in violation of applicable public policy. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. Likewise, MTR cannot assure you that the collateral will be saleable or, if saleable, that there will not be substantial delays in its liquidation. To the extent that liens, rights and easements granted to third parties encumber assets located on property owned by MTR or the guarantors or constitute senior, pari passu or subordinate liens on the collateral, those third parties have or may exercise rights and remedies with respect to the property subject to such encumbrances (including rights to require marshalling of assets) that could adversely affect the value of the collateral located at a particular site and the ability of the collateral agent to realize or foreclose on the collateral at that site.

        In the event that a bankruptcy case is commenced by or against MTR, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the notes and any other senior secured obligations, interest may cease to accrue on the notes from and after the date the bankruptcy petition is filed. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, MTR cannot assure you that the proceeds from any sale or liquidation of the collateral will be sufficient to pay the obligations due under the notes.

The waiver in the intercreditor agreement of rights of marshalling may adversely affect the recovery rates of holders of the notes in a bankruptcy or foreclosure scenario.

        The notes and the related subsidiary guarantees are not secured by certain stock, certain real property, certain gaming equipment and certain other assets that secure our Amended and Restated Credit Facility. The intercreditor agreement will provide that, prior to the discharge of permitted priority lien obligations, which include our Amended and Restated Credit Facility, the holders of the notes and the trustee under the indenture may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of permitted priority liens. Without this waiver of the right of marshalling, holders of permitted prior liens on the collateral securing the notes would likely be required to liquidate collateral on which the notes did not have a lien, prior to liquidating collateral on which the notes have a second priority lien, thereby maximizing the proceeds of the collateral that would be available to repay our obligations under the notes. As a result of this waiver, the proceeds of sales of the collateral securing the notes could be applied to repay permitted priority lien obligations before applying proceeds of other collateral securing such permitted priority lien obligations, and the holders of the notes may recover less than they would have if such proceeds were applied in the order most favorable to the holders of the notes.

The intercreditor agreement will substantially limit the ability of noteholders to exercise rights and remedies with respect to the collateral.

        The rights of the noteholders with respect to the collateral securing the notes on a second priority basis will be substantially limited by the provisions in the intercreditor agreement. Under the terms of the intercreditor agreement, at any time that any priority lien debt, including pursuant to the Amended and Restated Credit Facility, or other indebtedness that has the benefit of first priority liens on the collateral are outstanding, almost any action that may be taken in respect of the collateral, including the rights to exercise remedies with respect to, challenge the liens on, or object to actions taken by the agent under our Amended and Restated Credit Facility or a future priority lien debt agent with respect to the collateral will be at the direction of the holders of the obligations secured by the first priority liens on the collateral, and the collateral agent, on behalf of the noteholders, will not have the ability to control or direct such actions, even if the rights of the noteholders are adversely affected.

        In addition, the intercreditor agreement contains certain provisions benefiting holders of indebtedness under our Amended and Restated Credit Facility and future permitted priority lien debt that prevent the collateral agent from objecting to a number of important matters following the filing of a bankruptcy. After such filing, the value of the collateral could materially deteriorate and noteholders would be unable to raise an objection. See "Description of Notes—Collateral and the Intercreditor Agreement."

There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and guarantees will be released automatically, without your consent or the consent of the trustee.

        Under various circumstances, collateral securing the notes will be released automatically, including:

  •
  a sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture; and

  •
  with respect to collateral owned by a guarantor, upon the release of such guarantor from its guarantee.

        In addition, the guarantee of a subsidiary guarantor will be automatically released in connection with a sale of such subsidiary guarantor in a transaction not prohibited by the indenture.

        The indenture also permits MTR to designate one or more of its subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If MTR designates a subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture governing the notes, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indenture, but not necessarily under the Amended and Restated Credit Facility. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries.

The imposition of certain permitted liens will result in such liens ranking senior to the liens securing the notes and the guarantees. In addition certain categories of assets will be excluded from the collateral.

        The indenture permits liens in favor of third parties to secure additional debt, including indebtedness under the Amended and Restated Credit Facility, purchase money indebtedness and capital lease obligations. Liens securing the Amended and Restated Credit Facility will rank senior in priority to liens securing the notes. MTR's ability to incur purchase money indebtedness, indebtedness under the Amended and Restated Credit Facility and capital lease obligations will be subject to the limitations as described in "Description of Notes—Certain Covenants."

        In addition, certain categories of assets will be excluded from the collateral securing the notes and the guarantees. Excluded assets include the capital stock of MTR's subsidiaries, MTR's gaming and racing licenses and gaming equipment of MTR in West Virginia. In addition, the collateral agent and the note holders will not have, or otherwise claim, a security interest in, or lien on, monies and other funds on account for taxes owed to the Commonwealth of Pennsylvania under Chapter 14 of the Pennsylvania Race Horse Development and Gaming Act, 4 Pa. Cons. Stat. Ann. § 1101 et seq. However, gaming equipment in West Virginia may, if approved by the West Virginia Lottery Commission, secure our Amended and Restated Credit Facility. If the gaming and racing laws in other states in which we operate prohibit the granting of a security interest in gaming equipment, gaming equipment in those states will no longer be required to secure the notes. However, such gaming equipment may still secure our Amended and Restated Credit Facility or any future credit facility we enter into. Additionally, the notes will not be secured by a security interest in our deposit accounts, security accounts or cash, except to the extent that such assets constitute identifiable proceeds of collateral. If an event of default occurs and the notes are accelerated, the notes and the guarantees will rank equally with the holders of other senior unsecured indebtedness of the relevant entity with respect to such excluded property.

The collateral securing the notes may be diluted under certain circumstances and the liens securing the notes may be subordinated to certain future indebtedness.

        The indenture governing the Senior Subordinated Notes permits and the indenture governing the notes will permit MTR to issue additional senior secured indebtedness, including additional notes, subject to MTR's compliance with the restrictive covenants in the indenture governing the notes and the indenture governing the Senior Subordinated Notes at the time MTR issues such additional senior secured indebtedness. In particular, MTR may secure additional debt on a parity lien basis so long as, on a pro forma basis, MTR meets a consolidated secured leverage ratio.

        Any additional notes issued under the indenture governing the notes would be guaranteed by the same guarantors and would have the same security interests, with the same priority, as currently secure the notes. As a result, the collateral securing the notes would be shared by any additional notes, and any other additional parity lien debt an issuance of such additional notes or any other parity lien debt indebtedness, would dilute the value of the collateral compared to the aggregate principal amount of debt issued.

The rights of holders of notes in the collateral may be adversely affected by the failure to perfect the security interests in the collateral and other issues generally associated with the realization of security interests in the collateral.

        Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens in all collateral from time to time owned by MTR or the guarantors may not be perfected with respect to the notes and the note guarantees if the collateral agent has not taken the actions necessary to perfect any of those liens upon or prior to the issuance of the notes. The inability or failure of the collateral agent to take all actions necessary to perfect the security interest of the noteholders in the collateral may result in the loss of the priority of the security interest for the benefit of the noteholders to which they would have been entitled if not for such non-perfection.

        In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. MTR and the guarantors will have limited obligations to perfect the security interest of the noteholders in specified collateral. MTR cannot assure you that the collateral agent will monitor, or that MTR or the guarantors will inform such collateral agent of the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest therein. Failure to perfect the security interest of the noteholders in after-acquired collateral may result in the loss of priority of the security interest in favor of the noteholders against third parties.

        The security interest of the collateral agent will be subject to practical challenges generally associated with the realization of security interests in the collateral. For example, the collateral agent may need to obtain the consent of a third party to obtain or enforce a security interest in an asset. MTR cannot assure you that the collateral agent will be able to obtain any such consent or that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. As a result, the collateral agent may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

The collateral is subject to casualty risks.

        The indenture governing the notes will require MTR and the guarantors to maintain adequate insurance or otherwise insure against risks to the extent customary with companies in the same or similar business operating in the same or similar locations. There are, however, certain losses, including losses resulting from terrorist acts, that may be either uninsurable or not economically insurable, in whole or in part. As a result, MTR cannot assure you that the insurance proceeds will compensate MTR fully for its losses. If there is a total or partial loss of any of the collateral securing the notes, MTR cannot assure you that any insurance proceeds received by it will be sufficient to satisfy all the secured obligations owed to the holders of the notes.

        In the event of a total or partial loss to any of the mortgaged facilities, certain items of equipment and inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture replacement units or inventory could cause significant delays.

The value of the collateral securing the notes may not be sufficient to secure post-petition interest.

        In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against MTR or the guarantors, noteholders will be entitled to post-petition interest under the U.S. Bankruptcy Code only if the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Noteholders may be deemed to have an unsecured claim if MTR's obligations under the notes equal or exceed the fair market value of the collateral securing the notes. Noteholders that have a security interest in the collateral with a value equal to or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the U.S. Bankruptcy Code. The bankruptcy trustee, the debtor-in-possession or competing creditors could possibly assert that the fair market value of the collateral with respect to the notes on the date of the bankruptcy filing was less than the then-current principal amount of the notes. Upon a finding by a bankruptcy court that the notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of noteholders to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the notes to receive other "adequate protection" under U.S. federal bankruptcy laws. In addition, if any payments of post-petition interest were made at the time of such a finding of under-collateralization, such payments could be re-characterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to notes. No appraisal of the fair market value of the collateral securing the notes has been prepared in connection with this offering of the notes and, therefore, the value of the collateral agent's interest in the collateral may not equal or exceed the principal amount of the notes. MTR cannot assure you that there will be sufficient collateral to satisfy MTR and the guarantors obligations under the notes.

U.S. federal bankruptcy laws may significantly impair noteholders' ability to realize value from the collateral.

        The right of the collateral agent to repossess and dispose of the collateral securing the notes upon the occurrence of an event of default under the indenture governing the notes, the indenture governing the Senior Subordinated Notes or any instrument governing future indebtedness is likely to be significantly impaired by U.S. federal bankruptcy law if bankruptcy proceedings were to be commenced by or against MTR or any guarantor prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy proceeding, or from disposing of security repossessed from such debtor, without the approval of the bankruptcy court. Moreover, the U.S. Bankruptcy Code permits the debtor to continue to retain and to use the collateral, and the proceeds, products, rents or profits of the collateral, even after the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy proceeding. In view of the broad discretionary powers of a bankruptcy court, MTR cannot predict (1) how long payments on the notes could be delayed following commencement of a bankruptcy proceeding, (2) whether or when the collateral agent would repossess or dispose of the collateral or (3) whether or to what extent noteholders would be compensated for any delay in payment of loss of value of the collateral through the requirements of "adequate protection." Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, noteholders would have "undersecured claims." U.S. federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys' fees for "undersecured claims" during the debtor's bankruptcy proceeding.

Any additional guarantees or liens on collateral provided after the notes are issued could also be voided as preferential transfers.

        The indenture governing the notes provides that certain future subsidiaries of ours will guarantee the notes and secure their guarantees with liens on their assets (other than excluded assets and subject to permitted prior liens and first priority liens securing any future permitted priority lien debt, including debt incurred under the Amended and Restated Credit Facility). The indenture governing the notes also requires MTR to grant first priority liens on assets (other than excluded assets and subject to permitted prior liens and first priority liens securing any future permitted priority lien debt, including debt incurred under the Amended and Restated Credit Facility) that MTR and the existing guarantors acquire after the notes are issued. Any future guarantee or additional lien in favor of the collateral agent for the benefit of the noteholders might be voidable by the grantor (as debtor-in-possession) or by its trustee in bankruptcy or other third parties if certain events or circumstances exist or occur. For instance, if the entity granting the future guarantee or additional lien were insolvent at the time of the grant and if such grant was made within 90 days before that entity commenced a bankruptcy proceeding (or one year before commencement of a bankruptcy proceeding if the creditor that benefited from the guarantee or lien is an "insider" under the U.S. Bankruptcy Code), and the granting of the future guarantee or additional lien enabled the noteholders to receive more than they would if the grantor were liquidated under chapter 7 of the U.S. Bankruptcy Code, then such note guarantee or lien could be voided as a preferential transfer.

The market price of the notes may be volatile, which could affect the value of your investment.

        It is impossible to predict whether the price of the notes will rise or fall. Trading prices of the notes will be influenced by MTR's operating results and prospects and by economic, financial, regulatory and other factors. General market conditions, including the level of, and fluctuations in, the prices of high-yield notes, will also have an impact.

Certain Risks Related To The Exchange Offer

If you do not properly tender your Series A Notes, you will continue to hold unregistered Series A Notes and your ability to transfer Series A Notes will be adversely affected.

        We will only issue Series B Notes in exchange for Series A Notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the Series A Notes and you should carefully follow the instructions on how to tender your Series A Notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the Series A Notes. If you do not tender your Series A Notes or if we do not accept your

Series A Notes because you did not tender your Series A Notes properly, then, after we consummate the exchange offer, you may continue to hold Series A Notes that are subject to the existing transfer restrictions. In addition, if you tender your Series A Notes for the purpose of participating in a distribution of the Series B Notes, you will be required to comply with the registration and Prospectus delivery requirements of the Securities Act in connection with any resale of the Series B Notes. If you are a broker-dealer that receives Series B Notes for your own account in exchange for Series A Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a Prospectus in connection with any resale of such Series B Notes. After the exchange offer is consummated, if you continue to hold any Series A Notes, you may have difficulty selling them because there will be less Series A Notes outstanding. In addition, if a large amount of Series A Notes are not tendered or are tendered improperly, the limited amount of Series B Notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such Series B Notes.

There may not be a liquid market for resale of the Series B Notes.

        The Series B Notes are new securities for which there currently is no market. Although the initial purchasers have informed us that they intend to make a market in the Series B Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. In addition, the market making activity may be limited during the pendency of the Series B offer.

        Accordingly, there can be no assurance as to the development or liquidity of any market for the Series B Notes. We do not intend to apply for listing of the Series B Notes on any securities exchange or for quotation through the Nasdaq National Market.

        The liquidity of, and trading market for, the Series B Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may materially and adversely affect such liquidity and trading markets independent of our financial performance and prospects.

THE EXCHANGE OFFER

Background

        We sold the Series A Notes on August 12, 2009 and October 13, 2009, as part of two offerings which were exempt from the registration requirements of the Securities Act. As of the date of this Prospectus, $260,000,000 aggregate principal amount of Series A Notes are outstanding.

        We entered into two Registration Rights Agreements on August 12, 2009 and October 13, 2009 under which we agreed that we would, at our own cost:

  •
  file an exchange offer registration statement under the Securities Act within 90 days after August 12, 2009;

  •
  use our reasonable best efforts to cause the exchange offer registration statement to become effective under the Securities Act as promptly as practicable after its filing, but no later than 180 days following August 12, 2009; and

  •
  use our reasonable best efforts to consummate the exchange offer promptly but no later than 45 days after the effectiveness of the exchange offer registration statement.

        The summary in this Prospectus of provisions of the Registration Rights Agreements does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreements, copies of which are filed as exhibits to the registration statement of which this Prospectus is a part.

Resale of the New Notes

        Based on no-action letters issued by the staff of the SEC to third parties, we believe that a holder of Series A Notes, but not a holder who is an affiliate of ours within the meaning of Rule 405 of the Securities Act, who exchanges Series A Notes for Series B Notes in the exchange offer, generally may offer the Series B Notes for resale, sell the Series B Notes and otherwise transfer the Series B Notes without further registration under the Securities Act and without delivery of a Prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is an affiliate of ours within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Series B Notes only if the holder acquires the Series B Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in a distribution of the Series B Notes.

        Any holder of Series A Notes using the exchange offer to participate in a distribution of Series B Notes cannot rely on the no-action letters referred to above. This includes a broker-dealer that acquired Series A Notes directly from us, but not as a result of market-making activities or other trading activities. Consequently, the holder must comply with the registration and Prospectus delivery requirements of the Securities Act in the absence of an exemption from such requirements.

        Each broker-dealer that receives Series B Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a Prospectus meeting the requirements of the Securities Act in connection with the resale of Series B Notes received in exchange for Series A Notes. The letter of transmittal which accompanies this Prospectus states that by so acknowledging and by delivering a Prospectus, a participating broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. A participating broker-dealer may use this Prospectus, as it may be amended from time to time, in connection with resales of Series B Notes it receives in exchange for Series A Notes in the exchange offer. We will make this Prospectus available to any participating broker-dealer in connection with any resale of this kind for a period of one year after the deadline for consummation of the exchange offer or such shorter period as will terminate when all Series A Notes have been sold pursuant to the exchange offer registration statement. See "Plan of Distribution."

        Each holder of the Series A Notes who wishes to exchange Series A Notes for Series B Notes in the exchange offer will be required to represent and acknowledge, for the holder and for each beneficial owner of such Series A Notes, whether or not the beneficial owner is the holder, in the letter of transmittal that:

  •
  the Series B Notes to be acquired by the holder and each beneficial owner, if any, are being acquired in the ordinary course of business;

  •
  neither the holder nor any beneficial owner is an affiliate, as defined in Rule 405 of the Securities Act, of ours or any of our subsidiaries;

  •
  any person participating in the exchange offer with the intention or purpose of distributing Series B Notes received in exchange for Series A Notes, including a broker-dealer that acquired Series A Notes directly from us, but not as a result of market-making activities or other trading activities cannot rely on the no-action letters referenced above and must comply with the registration and Prospectus delivery requirements of the Securities Act, in connection with a secondary resale of the Series B Notes acquired by such person;

  •
  if the holder is not a broker-dealer, the holder and each beneficial owner, if any, are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in any distribution of the Series B Notes received in exchange for Series A Notes; and

  •
  if the holder is a broker-dealer that will receive Series B Notes for the holder's own account in exchange for Series A Notes, the Series A Notes to be so exchanged were acquired by the holder as a result of market-making or other trading activities and the holder will deliver a Prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Notes received in the exchange offer. However, by so representing and acknowledging and by delivering a Prospectus, the holder will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

Shelf Registration Statement

        If (i) prior to the time the exchange offer is completed (A) existing Commission interpretations are changed such that the Series B Notes received in the exchange offer would not in general be, upon receipt, transferable by holders thereof without restrictions under the Securities Act or (B) the interests of the holders, taken as a whole, would be materially adversely affected by the consummation of the exchange offer; (ii) the exchange offer has not been completed within 225 days following August 12, 2009; or (iii) the exchange offer is not available to any holder of the Series A Notes, the Issuer and the Guarantors shall, in lieu of (or, in the case of clause (iii), in addition to) conducting the exchange offer, file under the Securities Act a "shelf" registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities (the "Shelf Registration Statement"). "Registrable Securities" mean the Notes (together with the Guarantees) that may not be sold without restriction under federal or state securities law.

        The Registration Rights Agreement provides that we:

  (a)
  will file the Shelf Registration Statement with the Commission as soon as practicable, but no later than 30 days after the time such obligation to file arises;

  (b)
  will use our reasonable best efforts to cause the Shelf Registration Statement to become or be declared effective under the Securities Act no later than 60 days after the date such Shelf Registration Statement is filed; and

  (c)
  will use our reasonable best efforts to keep such Shelf Registration Statement continuously effective for a period ending on the earlier of the second anniversary of the date such Shelf Registration Statement became or was declared effective or such time as all Registrable Securities covered by the Shelf Registration have been sold or there are no longer any Registrable Securities outstanding.

        A Holder that sells notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related Prospectus and to deliver a Prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a Holder (including certain indemnification obligations). We will provide a copy of the Registration Rights Agreement to prospective investors upon request.

        In the event that:

  (a)
  we have not filed the Shelf Registration Statement on or before the date on which such registration statement is required to be filed, or

  (b)
  the exchange offer registration statement or Shelf Registration Statement has not become effective or been declared effective by the Commission on or before the date on which such registration statement is required to become or be declared effective, or

  (c)
  the exchange offer has not been completed within 45 days after the initial effective date of the registration statement relating to the exchange offer (if the exchange offer is then required to be made), or

  (d)
  any registration statement relating to the exchange offer or Shelf Registration Statement is filed and declared effective but shall thereafter either be withdrawn by us or shall become subject to an effective stop order suspending the effectiveness of such registration statement without being succeeded within 30 days by an additional registration statement filed and declared effective

(each such event referred to in clauses (a) through (d), a "Registration Default" and, each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then, in addition to the interest on the notes, liquidated damages ("Liquidated Damages") shall accrue at an amount per week per $1,000 principal amount of Registrable Securities equal to $0.05 for the first 90 days of the Registration Default Period, increasing by an additional $0.05 per week per $1,000 principal amount of Registrable Securities with respect to each subsequent 90-day period, up to a maximum of $0.25 per week per $1,000 principal amount of Registrable Securities. Liquidated Damages shall be paid on interest payment dates to holders of record for the payment of interest.

        All accrued Liquidated Damages shall be paid by us or the Guarantors to holders entitled thereto by wire transfer to the accounts specified by them or by mailing checks to their registered address if no such accounts have been specified.

        Holders of Notes will be required to make certain representations to the Company and to deliver information to be used in connection with the Shelf Registration Statement (in each case, as described in the Registration Rights Agreement) and will be required to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

        The Notes and the Exchange Notes will be considered collectively to be a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, and for purposes of this Description of Notes (except in this "Registration Rights; Liquidated Damages" section), all references herein to "Notes" shall be deemed to refer collectively to Notes and any Exchange Notes, unless the context otherwise requires.

Terms of the Exchange Offer

        Upon the effective date of the registration statement containing this Prospectus, we will offer the Series B Notes in exchange for surrender of the Series A Notes. We will keep the exchange offer open for at least 30 days after the date notice thereof is mailed to holders, or longer if required by applicable law.

        Upon the terms and subject to the conditions contained in this Prospectus and in the letter of transmittal which accompanies this Prospectus, we will accept any and all Series A Notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue an equal principal amount of Series B Notes in exchange for the principal amount of Series A Notes accepted in the exchange offer. Holders may tender some or all of their Series A Notes under the exchange offer. Series A Notes may be tendered only in integral multiples of $1,000.

        The form and terms of the Series B Notes will be the same as the form and terms of the Series A Notes except that the Series B Notes will have been registered under the Securities Act and therefore will not bear legends restricting their transfer or references to series.

        The Series B Notes will evidence the same debt as the Series A Notes and will be entitled to the benefits of the Indenture governing the Series A Notes.

        In connection with the exchange offer, holders of Series A Notes do not have any appraisal or dissenters' rights under law or the Indenture governing the Series A Notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC related to such offers.

        We shall be deemed to have accepted validly tendered Series A Notes when, as and if we have given oral or written notice of acceptance toWilmington Trust FSB, the Exchange Agent for the exchange offer. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Series B Notes from us.

        If any tendered Series A Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events specified in this Prospectus or if Series A Notes are submitted for a greater principal amount than the holder desires to exchange, the certificates for the unaccepted Series A Notes will be returned without expense to the tendering holder. If Series A Notes were tendered by book-entry transfer in the Exchange Agent account at The Depository Trust Company ("DTC") in accordance with the book-entry transfer procedures described below, these non-exchanged Series A Notes will be credited to an account maintained with DTC promptly after the expiration date of the exchange offer.

        We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "Fees and Expenses." Holders who tender Series A Notes in the exchange offer will therefore not need to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Series A Notes in the exchange offer.

Expiration Date; Extensions; Amendments

        The expiration date of the exchange offer is 5:00 p.m., New York City time, on                , 20    .

        In order to extend the exchange offer, we will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement of the extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We reserve the right, in our reasonable discretion:

  •
  to delay accepting any Series A Notes, to extend the exchange offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below under "Conditions" shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the Exchange Agent; or

  •
  to amend the terms of the exchange offer in any manner.

        We will promptly announce any such event making a timely release and may or may not do so by other means as well.

Exchange Offer Procedures

        The tender of Series A Notes to us by a holder pursuant to one of the procedures set forth below will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this Prospectus and in the letter of transmittal.

General Procedures

        A holder of a Series A Note may tender the same by properly completing and signing the letter of transmittal or a copy of the letter of transmittal and delivering the same, together with the certificate or certificates representing the Series A Notes being tendered and any required signature guarantees or a timely confirmation of a book-entry transfer pursuant to the procedure described below, to the Exchange Agent at its address set forth below under "Exchange Agent" on or prior to the expiration date or by complying with the guaranteed delivery procedures described below.

        If tendered Series A Notes are registered in the name of the signer of the letter of transmittal and the Series B Notes to be issued in exchange are to be issued (and any untendered Series A Notes are to be reissued) in the name of the registered holder, the signature of the signer need not be guaranteed. In any other case, the tendered Series A Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a firm (an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 of the Exchange Act. If the Series B Notes and/or Series A Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Series A Notes, the signature on the letter of transmittal must be guaranteed by an Eligible Institution.

        Any beneficial owner whose Series A Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Series A Notes should contact the registered holder promptly and instruct the holder to tender Series A Notes on the beneficial owner's behalf. If the beneficial owner wishes to tender the Series A Notes, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering the Series A Notes, either make appropriate arrangements to register ownership of the Series A Notes in such beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

THE METHOD OF DELIVERY OF SERIES A NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSURANCE BE OBTAINED AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

 Book-Entry Transfer

        The Series A Notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

        The Exchange Agent will establish an account with respect to the book-entry interests at DTC for purposes of the exchange offer promptly after the date of this Prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the Exchange Agent at DTC. Any financial institution that is a participant in DTC's systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer.

        If you hold your Series A Notes in the form of book-entry interests and you wish to tender your Series A Notes for exchange, you must transmit to the Exchange Agent on or prior to the expiration date either: (i) a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent at the address set forth below under "—Exchange Agent"; or (ii) a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the Exchange Agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

        In addition, in order to deliver Series A Notes held in the form of book-entry interests, a timely confirmation of book-entry transfer of those Series A Notes into the Exchange Agent's account at DTC must be received by the Exchange Agent prior to the expiration date or you must comply with the guaranteed delivery procedures described below.

Certificated Series A Notes

        If your Series A Notes are certificated Series A Notes and you wish to tender those notes for exchange pursuant to the exchange offer, you must transmit to the Exchange Agent on or prior to the expiration date a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under "—Exchange Agent." In addition, in order to validly tender your certificated Series A Notes, the certificates representing your Series A Notes must be received by the Exchange Agent prior to the expiration date or you must comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        If a holder desires to accept the exchange offer and time will not permit a letter of transmittal or Series A Notes to reach the Exchange Agent before the expiration date, a tender may be effected if the Exchange Agent has received at the address specified below under "—Exchange Agent," on or prior to the expiration date, a letter or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Series A Notes are registered and, if possible, the certificate number of the Series A Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of such letter or facsimile transmission by the Eligible Institution, the Series A Notes, in proper form for transfer, will be delivered by the Eligible Institution together with a properly completed and duly executed letter of transmittal (and any other required documents). Unless Series A Notes being tendered by the above-described method (or a timely Book-Entry Confirmation) are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed letter of transmittal and any other required documents), we may, at our option, reject the tender. A copy of a Notice of Guaranteed Delivery, which may be used by Eligible Institutions for the purposes described in this paragraph, is being delivered with this Prospectus and the related letter of transmittal.

        A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed letter of transmittal accompanied by the Series A Notes or a timely book-entry confirmation is received by the Exchange Agent. Issuances of Series B Notes in exchange for Series A Notes tendered pursuant to a Notice of Guaranteed Delivery or letter or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the letter of transmittal (and any other required documents) and the tendered Series A Notes or a timely book-entry confirmation.

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Series A Notes will be determined by us and shall be final and binding on all parties. We reserve the absolute right to reject any or all tenders not in proper form or the acceptance of which, or exchange for which, may, in the opinion of our counsel, be unlawful. We also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer or any defects or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. Our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and the instructions thereto) will be final and binding. No tender of Series A Notes will be deemed to have been validly made until all defects and irregularities with respect to such tender have been cured or waived. Neither we, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

        Each broker-dealer that receives Series B Notes for its own account in exchange for Series A Notes, where the notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a Prospectus in connection with any resale of such Series B Notes. See "Plan of Distribution."

Terms and Conditions of the Letter of Transmittal

        The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

        The party tendering Series A Notes for Series B Notes, transfers and exchanges the Series A Notes to us and irrevocably constitutes and appoints the Exchange Agent as the transferor's agent and attorney-in-fact to cause the Series A Notes to be assigned, transferred and exchanged.

        The transferor represents and warrants that it has full power and authority to tender, exchange, sell, assign and transfer the Series A Notes, and that, when the same are accepted for exchange, we will acquire good, marketable and unencumbered title to the tendered Series A Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by us or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of tendered Series A Notes. All authority conferred by the transferor will survive the death or incapacity of the transferor and every obligation of the transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such transferor.

        If the transferor is not a broker-dealer, it represents that it is not engaged in, and does not intend to engage in, a distribution of Series B Notes. If the transferor is a broker-dealer that will receive Series B Notes for its own account in exchange for Series A Notes, it represents that the Series A Notes to be exchanged for Series B Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a Prospectus meeting the requirements of the Securities Act in connection with any resale of Series B Notes acquired in the exchange offer; however, by so acknowledging and by delivering a Prospectus, the transferor will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Withdrawal Rights

        Series A Notes tendered in the exchange offer may be withdrawn at any time prior to the expiration date.

        For a withdrawal to be effective, a written or facsimile transmission of notice of withdrawal must be timely received by the Exchange Agent at its address set forth below under "—Exchange Agent" on or prior to the expiration date. Any notice of withdrawal must specify the person named in the letter of transmittal as having tendered Series A Notes to be withdrawn, the certificate numbers of Series A Notes to be withdrawn, the aggregate principal amount of Series A Notes to be withdrawn (which must be an authorized denomination), that the holder is withdrawing his election to have the Series A Notes exchanged, and the name of the registered holder of such Series A Notes, if different from that of the person who tendered the Series A Notes. Additionally, the signature on the notice of withdrawal must be guaranteed by an Eligible Institution (except in the case of Series A Notes tendered for the account of an Eligible Institution). The Exchange Agent will return the properly withdrawn Series A Notes promptly following receipt of notice of withdrawal. All questions as to the validity of notices of withdrawals, including time of receipt, will be final and binding on all parties.

        If Series A Notes have been tendered pursuant to the procedures for book entry transfer, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Series A Notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written or facsimile transmission. Withdrawals of tenders of Series A Notes may not be rescinded. Series A Notes properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or prior to the expiration date by following any of the procedures described herein.

Acceptance of Series A Notes for Exchange; Delivery of New Notes

        Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of Series A Notes validly tendered and not withdrawn and the issuance of the Series B Notes will be made promptly following the expiration date. For the purposes of the exchange offer, we shall be deemed to have accepted for exchange validly tendered Series A Notes when, as and if we had given notice of acceptance to the Exchange Agent.

        The Exchange Agent will act as agent for the tendering holders of Series A Notes for the purposes of receiving Series B Notes from us and causing the Series A Notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of Series B Notes to be issued in exchange for accepted Series A Notes will be made by the Exchange Agent promptly after acceptance of the tendered Series A Notes. Series A Notes not accepted for exchange by us will be returned without expense to the tendering holders or in the case of Series A Notes tendered by book-entry transfer into the Exchange Agent's account at DTC promptly following the expiration date or, if we terminate the exchange offer prior to the expiration date, promptly after the exchange offer is terminated.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, or any extension of an exchange offer, we will not be required to issue Series B Notes with respect to any properly tendered Series A Notes not previously accepted and may terminate the exchange offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a press release) or, at our option, modifying or otherwise amending the exchange offer, if the exchange offer, or the making of any exchange by a note holder, would violate (i) applicable law or (ii) any applicable SEC policy or interpretation of the staff of the SEC.

        The foregoing conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the exchange offer regardless of the circumstances (including any action or inaction by us) giving rise to such condition or may be waived by us in whole or in part at any time or from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each right will be deemed an ongoing right which may be asserted at any time or from time to time.

        In addition, we will not accept for exchange any Series A Notes tendered, and no Series B Notes will be issued in exchange for any Series A Notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this Prospectus constitutes a part or qualification under the Trust Indenture Act of 1939, as amended (the "TIA") of the Indenture pursuant to which such Series A Notes were issued.

Exchange Agent

        Wilmington Trust FSB has been appointed as the Exchange Agent of the exchange offer. All executed letters of transmittal should be directed to the Wells Fargo Bank, N.A. at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the letter of transmittal and requests for Notices of Guaranteed Delivery should be directed to Wells Fargo Bank, N.A. addressed as follows:

By Registered or Certified Mail: Wilmington Trust FSB Corporate Trust Operations 166 Mercer Street, Suite 2-R New York, NY 10012	By Overnight Courier or Regular Mail:
Wilmington Trust FSB
Corporate Trust Operations
166 Mercer Street, Suite 2-R
New York, NY 10012

Or
 By Facsimile Transmission:
(212) 343-1079
Telephone:
(212) 941-4415	By Hand Delivery: Wilmington Trust FSB Corporate Trust Operations 166 Mercer Street, Suite 2-R New York, NY 10012

        Delivery to an address other than as set forth above, or transmission of instructions by facsimile number other than the number set forth above, will not constitute a valid delivery.

Solicitations of Tenders; Expenses

        We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of- pocket expenses incurred by them in forwarding tenders for their customers. We will pay for the expenses incurred in connection with the exchange offer, including the fees and expenses of the Exchange Agent and printing, accounting and legal fees.

        No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this Prospectus. If given or made, information or representations should not be relied upon as having been authorized by us. Neither the delivery of this Prospectus nor any exchange made based upon this Prospectus shall, under any circumstance, create any implication that there has been no change in our affairs since the respective dates as of which information is given. The exchange offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Series A Notes in any jurisdiction in which the making of the exchange offer or the acceptance of the exchange offer would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take such action as we deem necessary to make the exchange offer in any such jurisdiction and extend the exchange offer to holders of Series A Notes in such jurisdiction. In any jurisdiction of which the securities laws or blue sky laws require the exchange offer to be made by a licensed broker or dealer, the exchange offer is being made on our behalf by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Accounting Treatment

        The Series B Notes will be recorded at the same carrying value as the Series A Notes, which is the principal amount as reflected in our accounting records on the expiration date. Accordingly, no gain or loss for accounting purposes will be recognized. For accounting purposes, the expenses of the exchange offer will be deferred and amortized as interest expense over the life of the notes.

 Appraisal Rights

        Holders of Series A Notes will not have dissenters' rights or appraisal rights in connection with the exchange offer.

Other

        Participation in the exchange offer is voluntary and holders should carefully consider whether to accept. Holders of the Series A Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

        As a result of the making of, and upon acceptance for exchange of all validly tendered Series A Notes pursuant to the terms of this exchange offer, we will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of the Series A Notes who do not tender their certificates in the exchange offer will continue to hold such certificates and will be entitled to all the rights and limitations under the Indenture pursuant to which the Series A Notes were issued, except for any such rights under the Registration Rights Agreement which by their terms terminate or cease to have further effect as a result of the making of this exchange offer. All untendered Series A Notes will continue to be subject to the restrictions on transfer set forth in the Series A Notes and the Indenture. To the extent that Series A Notes are tendered and accepted in the exchange offer, the trading market, if any, for any Series A Notes that remain outstanding could be adversely affected.

        We may in the future seek to acquire untendered Series A Notes in open market or privately negotiated transactions, through a subsequent exchange offer or otherwise. We have no present plan to acquire any Series A Notes which are not tendered in the exchange offer.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the Series B Notes in the exchange offer as described in this Prospectus. We will only receive Series A Notes in exchange for Series B Notes in like principal amounts. The Series A Notes surrendered in exchange for the Series B Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the Series B Notes will not result in any change in our outstanding debt.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2009, on an actual basis and as adjusted for (i) the issuance of an aggregate principal amount of $10 million of 12.625% Senior Secured Notes due 2014 pursuant to an offering on October 13, 2009 (in the amount of $10 million, the "Second Offering"), (ii) the amendment to our senior secured credit facility to provide for $10.0 million of borrowing capacity and (iii) the payment of fees and expenses associated with the foregoing transactions as if they had occurred on Septermber 30, 2009. The information in this table should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this Prospectus.

	As of September 30, 2009
	Actual	As Adjusted
	(unaudited) (dollars in millions)
Cash and cash equivalents	$35.9	$45.2
Debt:
Senior secured credit facility(1)	—	—
12.625% Senior Secured Notes due 2014(2)	—	9.6
12.625% Senior Secured Notes due 2014(3)	238.4	238.4
9% Senior Subordinated Notes due 2012	125.0	125.0
Other existing debt(4)	10.9	10.9

Total debt	374.3	383.9
Equity	97.4	97.2

Total capitalization	$471.7	$481.1

(1)
As of September 30, 2009, there were no borrowings outstanding under our senior secured credit facility, except that we had letters of credit of $1.1 million outstanding. Our senior secured credit facility was amended substantially concurrently with the Second Offering to provide for a reduction in borrowing availability to $10 million, which will be undrawn, except for the outstanding letters of credit.

(2)
Net of $0.4 million of original issue discount relating to the Second Offering.

(3)
Net of $11.6 million of original issue discount relating to the Initial Offering.

(4)
Consists of payment obligations relating to equipment loans and capital leases.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table sets forth summary consolidated financial and other data for each of the years ended December 31, 2004, 2005, 2006, 2007 and 2008 and summary unaudited consolidated financial and other data for each of the nine months ended September 30, 2008 and 2009. The summary consolidated financial data for each of the years ended December 31, 2004, 2005, 2006, 2007 and 2008 have been derived from, and should be read together with our audited consolidated financial statements and the accompanying notes incorporated by reference into this offering circular. The summary unaudited consolidated financial and other data for each of the nine months ended September 30, 2008 and 2009 are derived from, and should be read together with, our unaudited condensed consolidated financial statements and the accompanying notes incorporated by reference into this offering circular, which have been prepared on a basis consistent with our annual audited financial statements. In the opinion of management, such unaudited financial data reflect all adjustments, consisting of only normal and recurring adjustments, considered necessary for a fair presentation of the operating results for those interim periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

        The selected historical consolidated financial data should be read in conjunction with those consolidated financial statements and the related notes incorporated by reference into this offering circular, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" also included elsewhere herein.

	Nine Months Ended September 30,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(unaudited)
	(dollars in thousands, except per share amounts)
Statement of Operations Data:
Revenues:
Gaming	$315,904	$327,737	$418,055	$370,956	$259,098	$251,935	$258,727
Parimutuel commissions	10,665	11,900	14,449	13,321	12,988	12,585	13,550
Food, beverage and lodging	25,284	28,609	35,963	29,421	22,320	21,569	21,665
Other	6,550	7,343	10,305	8,088	7,806	8,136	8,615

Total revenues	358,403	375,589	478,772	421,786	302,212	294,225	302,557
Less promotional allowances	(8,093)	(6,076)	(7,921)	(5,968)	(4,432)	(4,214)	(4,618)

Net revenues	350,310	369,513	470,851	415,818	297,780	290,011	297,939

Operating income(1)	34,407	34,626	38,233	26,934	29,495	28,148	37,370
Income (loss) from continuing operations(2)	311	314	(4,386)	(5,490)	7,583	8,684	14,637
Income (loss) from discontinued operations(3)(4)	1,370	(13,488)	(13,325)	(5,869)	(3,137)	(915)	(182)

Net income (loss)	$1,681	$(13,174)	$(17,711)	$(11,359)	$4,446	$7,769	$14,455

Net income (loss) per share from continuing operations:
Basic	$0.01	$0.01	$(0.16)	$(0.20)	$0.28	$0.31	$0.51
Diluted	$0.01	$0.01	$(0.16)	$(0.20)	$0.27	$0.30	$0.51
Balance Sheet Data:
Cash and cash equivalents	$35,895	$33,847	$29,011	$31,045	$21,431	$22,576	$22,443
Working capital (deficit)	11,790	1,993	407	(1,651)	(5,981)	6,502	17,913
Current assets	56,773	60,906	71,095	59,940	54,402	42,406	35,539
Current liabilities	44,983	58,913	70,688	61,591	60,383	35,904	17,626
Total assets	509,643	540,183	527,710	611,320	479,503	334,677	296,247
Long-term obligations (current portion)	8,685	13,056	20,498	11,008	6,000	477	2,175
Long-term obligations (net of current portion)	365,628	369,262	357,112	420,520	271,908	152,966	133,133
Total liabilities	412,274	439,733	432,107	498,868	351,139	210,757	172,993
Total stockholders' equity	97,369	100,450	95,603	112,147	122,984	120,976	123,254
Ratio of earnings to fixed charges(5)	1.0x	1.0x			1.4x	1.9x	2.5x

(1)
Operating income for 2007 includes (i) project opening costs of $3.0 million related to Presque Isle Downs, which commenced operations on February 28, 2007; and (ii) project opening costs of $2.6 million related to Mountaineer which commenced poker and table gaming in the fourth quarter of 2007.

(2)
Income (loss) from continuing operations for the year ended December 31, 2008, nine months ended September 30, 2009 and 2008 includes loss on debt modification and extinguishment of $3.8 million, $2.8 million and $3.4 million, respectively.

(3)
The operating results for Binion's Gambling Hall & Hotel, the Ramada Inn and Speedway Casino and Jackson Harness Raceway have been reflected as discontinued operations in 2008. Corresponding reclassifications have been made to the presentation of the prior periods.

(4)
The operating results MTR-Harness, Inc. and North Metro Harness Initiative, LLC (dba Running Aces Harness Park) have been reflected as discontinued operations in 2009. Corresponding reclassifications have been made to the prior period presentation.

(5)
The ratio of earnings to fixed charges for the nine months ended September 30, 2009 after giving pro forma effect to the Financing Transactions would have been 0.8x, with a deficiency in the ratio of earnings to fixed charges of $10.669 million. The deficiency in ratio of earnings to fixed charges for the years ended December 31, 2008 and December 31, 2007 was $6.093 million and $9.558 million, respectively.

BUSINESS

        We are a leading regional operator of middle-market casinos and horseracing tracks. We own the Mountaineer Casino, Racetrack & Resort in Chester, West Virginia; Presque Isle Downs & Casino in Erie, Pennsylvania; and Scioto Downs in Columbus, Ohio. We consider these three properties, which are located in contiguous states, to be our core assets.

        Beginning in 2008, we have focused on transforming MTR's strategic and operating plan from development and expansion to operational excellence at our core properties. As part of that plan, we have divested certain assets (including Binion's Gambling Hall & Hotel in Las Vegas, Nevada and the Ramada Inn & Speedway Casino in North Las Vegas, Nevada), ceased operations (a racetrack in Jackson, Michigan) and relinquished interests in other assets (North Metro Harness Initiative, LLC in Minnesota) in order to focus on our more valuable assets and to reduce our indebtedness. As part of our corporate transformation, we have assembled a new management team with significant experience in gaming operations and have undertaken several cost-cutting initiatives. Since November 2008, we have eliminated significant recurring expenses. For the nine months ended September 30, 2009, we generated $350.3 million of net revenues.

Our Core Properties

Mountaineer Casino, Racetrack & Resort

        Mountaineer is one of only four racetracks in West Virginia currently permitted to operate slot machines and one of only three racetracks in West Virginia currently permitted to operate traditional casino table gaming. Mountaineer is located on the Ohio River at the northern tip of West Virginia's northwestern panhandle, approximately thirty miles from the Pittsburgh International Airport and an hour's drive from downtown Pittsburgh, Pennsylvania. Since acquiring Mountaineer in 1992, we continue to focus on expanding the reach of our extensive customer base and improving our operating results. As a result, Mountaineer has become a diverse gaming, entertainment and convention complex with:

  •
  122,000 square feet of gaming space housing approximately 2,875 slot machines, 40 poker tables, which we began operating in October 2007, and 66 casino table games (including blackjack, craps, roulette and other games), which we began operating in late December 2007;

  •
  357 hotel rooms, including the 256-room, 219,000 square foot Grande Hotel at Mountaineer, which offers 29 suites, a full-service spa and salon, a gourmet coffee shop, a 104-seat upscale steakhouse and various casual food and beverage outlets, a retail plaza and an indoor and outdoor swimming pool;

  •
  13,500 square feet of convention space, which can accommodate seated meals for groups of up to 575, as well as smaller meetings in more intimate break-out rooms that can accommodate 75 people and entertainment events for approximately 1,300 guests;

  •
  live thoroughbred horse racing on a one-mile dirt surface or a 7/8 mile grass surface with expansive clubhouse, restaurant, bars and concessions, as well as grandstand viewing areas with enclosed seating for 770 patrons and 2,800 patrons, respectively;

  •
  on-site parimutuel wagering and thoroughbred, harness and greyhound racing simulcast from other prominent tracks, as well as wagering on Mountaineer's races at over 1,000 sites to which the races are simulcast;

  •
  Woodview, an eighteen-hole par 71 golf course measuring approximately 6,550 yards located approximately seven miles from Mountaineer;

  •
  a 69,000 square foot theater and events center, known as the "Harv", that seats approximately 5,000 patrons for concerts and other entertainment offerings;

  •
  a 12,000 square foot fitness center which has a full complement of weight training and cardiovascular equipment, as well as a health bar, locker rooms with steam and sauna facilities, and outdoor tennis courts; and

  •
  surface parking for approximately 5,400 cars.

        For the nine months ended September 30, 2009, Mountaineer generated $207.7 million of net revenues and had an average daily net win per slot machine of $184 and average daily net win per table of $1,914. For the month of September 2009, approximately 72% of the total amount played in Mountaineer's slot machines was attributable to customers from Ohio (10% to customers from Cuyahoga County, Ohio), 24% to customers from Pennsylvania (6% to customers from Allegheny County, Pennsylvania), 2% to customers from West Virginia and 2% to customers from other locations, while approximately 60% of the total amount played at Mountaineer's table games was attributable to customers from Ohio, 29% to customers from Pennsylvania, 2% to customers from West Virginia and 9% to customers from other locations.

Presque Isle Downs & Casino

        We built Presque Isle Downs & Casino and opened for business on February 28, 2007. Presque Isle Downs, located in Erie, Pennsylvania, is our first "green field" project and represents the culmination of planning, land acquisition, licensing, construction, financing and lobbying that began in the spring of 2001. The 140,000 square foot clubhouse consists of:

  •
  gaming space housing 2,000 ticket-in, ticket-out slot machines, including automated table gaming devices;

  •
  several dining options, including an up to 250-seat buffet, a 60-seat upscale steakhouse, a clubhouse restaurant and several bars, as well as entertainment; and

  •
  surface parking for approximately 3,225 cars.

        In mid-2007, Presque Isle Downs commenced live thoroughbred racing on a one-mile track with a state-of-the-art synthetic racing surface, grandstand, barns, paddock and related facilities, as well as on-site parimutuel wagering and thoroughbred and harness racing simulcast from other prominent tracks, as well as wagering on Presque Isle Downs' races at over 300 sites to which the races are simulcast. We hold live racing at least 100 days per year, primarily between May and September. Racing fans have approximately 1,000 seats located both indoors and out.

        In December 2007, Thoroughbred Times voted Presque Isle Downs "Racino of the Year" for 2007. For the nine months ended September 30, 2009, Presque Isle Downs generated $140.0 million of net revenues and had an average daily net win per slot machine of $239. For the month of September 2009, approximately 49% of the total amount played in Presque Isle Downs' slot machines was attributable to customers from Ohio (23% to customers from Cuyahoga County, Ohio), 45% to customers from Pennsylvania (1% to customers from Allegheny County, Pennsylvania), 3% to customers from New York and 3% to customers from other locations.

Scioto Downs

        In July 2003, we acquired 100% of the stock of Scioto Downs, Inc., which owns and operates a harness racetrack in Columbus, Ohio. The property includes: the racetrack, which conducts live harness racing from May through mid-September and simulcasting from May through mid-October; a grandstand; an enclosed clubhouse that accommodates 1,500 patrons; and barns, paddock and related facilities for the horses, drivers, and trainers. Located on approximately 208 acres approximately eight miles from Downtown Columbus, Ohio and within 90 miles of 3.2 million adults, we believe Scioto Downs is a competitive location for slot machine gaming. See "Risk Factors—The future of slot gaming and video lottery at Scioto Downs is uncertain." For the nine months ended September 30, 2009, Scioto Downs generated $2.6 million of revenue.

Our Strengths

        Strong Barriers to Entry.    Mountaineer and Presque Isle Downs both enjoy statutory restrictions on new entrants. Mountaineer is currently one of only four racetracks in West Virginia permitted to operate a casino, and only one of the other three licensed tracks in West Virginia is located within 150 miles of Mountaineer. Presque Isle Downs is currently one of only seven racetracks (six of which, including Presque Isle Downs, are currently operating) that Pennsylvania's gaming law permits to apply for a license to operate slot machines. In addition to the seven racetrack licenses, the slot law currently permits only seven additional slot facilities, two of which are limited to established resort hotels that will each be limited to 500 machines that may be used only by overnight guests or patrons of other resort amenities.

        Attractive Locations with Large Addressable Markets.    Our core assets are within a reasonable distance of major cities and dense population areas. We estimate that there are currently 2.2 million and 6.2 million adults living within 50 and 100 miles, respectively, of Mountaineer. In addition, there is only one other casino that offers table games within a 225 mile radius of Mountaineer. We estimate that Presque Isle Downs currently has 0.5 million and 3.4 million adults within a 50 and 100 mile radius, respectively, and also benefits from excellent highway access. Furthermore, its nearest competitor is approximately 75 miles away. We estimate that Scioto Downs currently has 1.6 million and 3.2 million adults within 50 and 90 miles, respectively.

        Stable and Resilient Cash Flow.    We believe that regional gaming markets, such as West Virginia and Pennsylvania, have not experienced the level of declines in revenue that have recently affected gaming businesses that rely on air travel in order for their patrons to reach their resorts. Moreover, we have instituted a cost savings program aimed at improving margins at our core assets as well as reducing corporate overhead. Since November 2008, we have eliminated significant recurring expenses. In addition, we employ a disciplined approach to development and maintenance capital expenditures.

        Well Positioned for Legislative Developments.    On May 7, 2009, the Governor of West Virginia approved an amendment to the Racetrack Video Lottery Act passed on April 10, 2009 by the West Virginia Legislature permitting the State's casinos to offer patrons the ability to play slot machines with promotional credits and without the wager being taxable to the casino (commonly referred to as "free play"). Free play is not subject to taxes and assessments. On September 1, 2009, we commenced free play at Mountaineer. Free play is expected to improve our operating results at Mountaineer.

        Additionally, through Scioto Downs we expect to be well positioned to capitalize on slot gaming and video lottery in Ohio should they be approved. Although the approval of video lottery at racetracks in Ohio is subject to challenge, with the success of the implementation of gaming in Pennsylvania and continued pressure on state budgets, we believe that slot gaming at racetracks in Ohio will be permitted in the future. However, we can provide no assurance as to whether, when and subject to what conditions we will be able to offer slot gaming and video lottery terminals at Scioto Downs. Moreover, with the November 3, 2009 passage of the referendum in Ohio authorizing a casino in Columbus, any new gaming operations at Scioto Downs would face competition from that new casino.

        Experienced Management Team Focused on Operations.    We have an experienced management team with a proven track record in operating gaming properties.

        Robert F. Griffin, our President and Chief Executive Officer since November 2008, has worked in the gaming and hospitality business since 1980. Prior to joining MTR, Mr. Griffin served as the Senior

Vice President of Operations of Isle of Capri Casinos, Inc. ("ICCI"), a position he held since November 2004. Mr. Griffin served as Vice President and General Manager at ICCI's Black Hawk, Colorado property from August 2002 to April 2003, its Tunica, Mississippi property from May 2001 to August 2002, its Lake Charles, Louisiana property from May 2000 to May 2001, and its Vicksburg, Mississippi property from May 1999 to May 2000.

        David R. Hughes, our Corporate Executive Vice President and Chief Financial Officer since May 2008, has been with MTR since January 2003. Mr. Hughes joined the Company as Chief Operating Officer of Mountaineer, a position he held until January 2007 when he was appointed Executive Vice President of Strategic Operations of the Company. Prior to joining MTR, he served as Chief Financial Officer of Penn National Gaming's Charles Town Races & Slots property in Charles Town, West Virginia. His destination resort experience includes key operating and financial positions with Resorts Hotel and Casino, Mohegan Sun Casino, Trump Plaza Hotel and Casino and the Sands Hotel and Casino.

        Robert Norton became MTR's Chief Operating Officer on May 26, 2009. Mr. Norton has more than 14 years of experience in the gaming industry. Prior to joining MTR, Mr. Norton served as the Corporate Vice President of Business Strategy of Isle of Capri Casinos, Inc. ("ICCI") in St. Louis, Missouri, a position he held since May 2008. Mr. Norton served as Corporate Vice President of Gaming Operations at ICCI in St. Louis, Missouri from January 2005 to May 2008, and was Vice President and General Manager at ICCI's Kansas City, Missouri property.

Business Strategy

        Our business strategy is to drive revenues and profits from our core racetrack- based gaming properties in West Virginia and Pennsylvania, while limiting the operating costs or otherwise maximizing our investment in Scioto Downs, thus becoming a diversified, regional racino company.

Capitalize on Table Gaming at Mountaineer

        Mountaineer began offering poker in October 2007 and casino table games in late December 2007. We believe table gaming improves Mountaineer's ability to compete by both distinguishing Mountaineer from slots-only facilities in Pennsylvania and in West Virginia's bar and fraternal organizations and attracting patrons with disposable income and a propensity to utilize Mountaineer's high-end amenities. We believe that table gaming has helped to increase average spend in the casino and resulted in greater utilization of Mountaineer's luxury hotel, spa, steak house and entertainment offerings. Equally important, with only one other casino currently offering table gaming within a 225 mile radius of Mountaineer, we believe Mountaineer enjoys a competitive advantage over limited video lottery machines permitted in West Virginia's local bars and fraternal organizations and Pennsylvania's slots-only casinos.

Drive Enhanced Revenue with Increased Marketing Efforts

        On September 1, 2009, we commenced free play at Mountaineer. Free play is expected to improve our operating results at Mountaineer.

        In 2009, we began offering credit to Mountaineer's customers on a limited basis. As part of its overall marketing strategy, management intends to increase its use of credit for qualified patrons as a means of further enhancing gaming revenue at Mountaineer. We believe the ability to offer credit as part of our marketing strategy represents a competitive advantage over Pennsylvania's casinos, which cannot offer credit under current law.

 Grow Customer Base at Presque Isle Downs

        During 2008, Presque Isle Downs' management team focused on optimizing head counts, responding to customer preferences regarding types of machines and wagering limits. We intend to focus on attracting customers to Presque Isle Downs through customer-based (as opposed to informational) advertising campaigns. Additionally, in late-June 2008, having obtained all necessary regulatory approvals, we implemented a single frequent player's reward program for use at both Presque Isle Downs and Mountaineer.

Pursue Additional Forms of Gaming at our Properties

        On July 13, 2009, the governor of Ohio signed an executive order directing the Ohio Lottery to take actions to implement, and the Ohio legislature approved a budget bill enabling, video lottery terminals at Ohio's seven horse tracks, including Scioto Downs. On July 20, 2009, an action was filed with the Ohio Supreme Court seeking a writ of mandamus to compel the Secretary of State of the State of Ohio to treat the video lottery provisions of the budget bill as subject to voter referendum, claiming that the video lottery provisions of the budget bill are subject to voter referendum because they constitute a permanent change in law that is not exempt from the referendum requirements contained in the Ohio constitution. On September 21, 2009, the Ohio Supreme Court issued an opinion finding that the video lottery provisions of the budget bill are subject to voter referendum. The Ohio Supreme Court also granted the plaintiffs an extension to December 20, 2009 to circulate a petition that, if signed by a sufficient number of voters, would give Ohio voters the right to overturn the provisions of the Ohio legislation permitting video lottery and effectively determine whether video gaming will be permitted at Ohio racetracks. The petition requires approximately 241,365 signatures to put the referendum on the ballot. If the necessary signatures are obtained to bring the measure to ballot, the vote on gaming at racetracks in Ohio is unlikely to occur prior to November 2010 and there can be no assurance that the requisite voter approval will be obtained or, if obtained, when gaming would commence at Scioto Downs. If the necessary signatures for the referendum petition are not obtained, the Ohio legislation enabling video lottery will remain effective, subject to the success of other pending challenges described below.

        The Ohio legislation enabling video lottery is also subject to a lawsuit filed on September 3, 2009 asserting that expanded gaming activities at racetracks violates the Ohio constitution and requires voter approval. The lawsuit alleges that slot machines are not lottery games that were approved by Ohio voters in authorizing the lottery and that the allocation of profits between the state of Ohio and racetracks violates Ohio constitutional provisions earmarking lottery proceeds for education. The Ohio legislation enabling video lottery is also subject to a lawsuit filed on September 14, 2009 asserting, in addition to the assertions in the prior two lawsuits, that the legislation is unconstitutional, because, among other things, it violates the Ohio constitution's requirements that no bill shall contain more than one subject, that every bill shall be considered by each House on three different days, that the state's credit not be used in aid of any individual, association or corporation, and that all proceeds generated by the lottery be used to support education in the state. If the Ohio Supreme Court determines that video lottery at Ohio racetracks violates the Ohio constitution, such activities would not be permitted without an amendment to the Ohio constitution approved by voter referendum. There can be no assurance that gaming activities will commence in Ohio, that the pending challenges will be unsuccessful or, that if either or both of such challenges are successful, that an amendment to the Ohio constitution would be approved or, if approved, of the timing of such approval or commencement of gaming activities at Ohio racetracks.

        We timely filed our application for licensing of video gaming at Scioto Downs on September 15, 2009. On September 16, 2009, we received from the Director of the Ohio Lottery Commission a Notice of Intent to Issue a Conditional or Video Lottery License and a demand that we pay the first of five $13 million licensing fee installments by the close of business that day. Because of the uncertainty surrounding the pending lawsuits challenging video lottery gaming at the Ohio racetracks and the absence of a clear statement in Ohio law that the installment payments would be timely refunded in the event the legal challenges to video lottery were successful, five of the seven applicants, including Scioto Downs, did not pay the first installment of the license fee. On September 30, 2009, citing the fact that the Ohio Supreme Court's September 21, 2009 decision made it a practical impossibility to use video lottery revenue in the state's current budget, and his intention to seek a declaratory judgment that the Ohio Lottery can implement video lottery without legislative approval, the governor of Ohio announced that the Ohio Lottery Commission would be returning all application fees and license fees previously paid by the state's racetrack owners.

        On November 3, 2009, the voters of Ohio approved a proposal for a casino to be located in each of Cleveland, Cincinnati, Toledo, and Columbus. A casino in Columbus will increase competition at Scioto Downs. We intend to be proactive in our efforts to mitigate the effects of such competition, including continuing our efforts to introduce gaming at Scioto Downs as the Governor of Ohio has proposed, providing first-class customer service at all of our facilities, and further reducing our costs.

        Even if gaming is permitted at Scioto Downs following the resolution of the pending litigation and satisfaction of any applicable voter referendum requirements, the recent passage of a referendum permitting casino gaming may materially adversely affect our ability to obtain financing to pay the license fees and otherwise make necessary investments at Scioto Downs to permit gaming and comply with the conditions to licensing. Additionally, tax rates on the revenue from such casinos would be substantially lower than the tax rates proposed by the Governor of Ohio to be imposed on video lottery at the racetracks, resulting in a competitive advantage for the casinos. Such new competition may have a material adverse effect on our business, financial condition and results of operations. Through November 9, 2009, we spent approximately $9.7 million in the aggregate opposing the November 3 referendum. See "Risk Factors—We face significant competition from other gaming and racing facilities, and increased competition could have a material adverse effect on us; recent passage of a referendum authorizing four casinos in Ohio will create significant new competition." We intend to lobby for lower licensing fees and taxes in light of the anticipated competition from casinos authorized by the November 3 referendum, but we cannot assure you that we will be successful. We believe that approval of slot gaming or video lottery at Ohio racetracks will positively impact our business prospects and financial condition because we expect that slot gaming or video lottery at Scioto Downs will, if approved, increase our revenues and operating margins at that property. If slot gaming and video lottery are permitted at Ohio racetracks, we expect to expand and construct a slot machine casino at Scioto Downs, which will require additional debt and equity financing that may not be available on terms that are acceptable to us. See "Risk Factors—The indenture governing the notes will contain, and MTR's other debt agreements contain, covenants that significantly restrict MTR's operations" and "Risk Factors—The future of slot gaming and video lottery at Scioto Downs is uncertain", and "Risk Factors—We face significant competition from other gaming and racing facilities and increased competition could have a material adverse effect on us; recent passage of a referendum authorizing four casinos in Ohio will create significant new competition."

Competition

        We face substantial competition in each of the markets in which our facilities are located. See "Risk Factors—Risks Related to Our Business" which is included elsewhere in this offering circular.

Gaming Operations

        Specific competitive factors relating to our primary gaming markets include the following:

        Mountaineer.    In recent years, the number of gaming options available to consumers in our West Virginia area market has increased considerably. While there are three other tracks in West Virginia that offer slot machine gaming, only one, Wheeling Downs, lies within Mountaineer's primary market (a 150-mile radius), located approximately 50 miles to the south in Wheeling, West Virginia. That competitor currently operates approximately 1,900 slot machines, 20 poker tables, and 43 casino table games. Additionally, West Virginia permits limited video lottery machines ("LVL's") in local bars and fraternal organizations. The law authorizes up to 9,000 slot machines in adults-only facilities throughout West Virginia. No more than five slot machines are allowed in each establishment licensed to sell alcoholic beverages; and no more than ten slot machines are allowed in each licensed fraternal organization. As of September 1, 2009, there were a total of approximately 1,325 LVL's in bars and fraternal organizations in Hancock County (where Mountaineer is located) and the two neighboring counties (Brook and Ohio Counties). Although the bars and fraternal organizations housing these machines lack poker and table gaming, as well as the amenities and ambiance of our resort, they do compete with us, particularly for the local patronage. During 2009, with respect to West Virginia casinos and LVL's within our target market, Mountaineer's market share was 47%, compared to 37% for Wheeling Downs and 16% for the LVLs. Including slot casinos in Western Pennsylvania, Mountaineer's and Presque Isle Downs' market shares were 22% and 19%, respectively, compared to 17% for Wheeling Downs, 8% for the LVLs, 31% for The Meadows Racetrack & Casino in Washington, Pennsylvania and 4% for the Rivers Casino in downtown Pittsburgh, Pennsylvania (opened in August 2009).

        Pennsylvania's slot machine law contemplates the installation of slot machines at up to fourteen locations: (i) seven racetracks (including Presque Isle Downs) each with up to 3,000 slots initially and with the ability to apply to the PGCB for up to 5,000 slots (six of which, including Presque Isle Downs, are currently operating); (ii) five stand-alone slot parlors with up to 5,000 slots (two of which have opened); and (iii) two resort locations with up to 500 slots each. In June 2007, The Meadows Racetrack & Casino, a harness racetrack approximately 40 miles southeast of Mountaineer, opened its temporary slots casino with 1,825 slot machines in June 2007, and in April 2009 opened its permanent casino with over 3,700 slot machines and various food and beverage outlets. In December 2006, the PGCB approved a license for a stand-alone slot parlor to be located in downtown Pittsburgh, approximately a one-hour drive from Mountaineer and a two-hour drive from Presque Isle Downs. On August 9, 2009, the Rivers Casino opened with 3,000 slot machines and various food, beverage and entertainment venues. Additionally, in September 2007, the Pennsylvania Harness Horse Racing Commission granted a license to build Valley View Downs in Lawrence County, Pennsylvania, approximately 45 miles from Mountaineer and 90 miles from Presque Isle Downs; and in November 2007, Valley View applied to the PGCB for the final Category 1 racetrack slot machine license. The Gaming Control Board has taken no action on the application, and in September 2008, the owners of the project announced that they have no financing for the project and intended to sell the opportunity. On October 28, 2009, Valley View filed for Chapter 11 bankruptcy protection and its parent corporation, Centaur, Inc., defaulted on its $492 million debt, the effect of which on the Valley View project is unknown. If Valley View Downs obtains a slot license and successfully opens a slot facility, it would represent new competition for Mountaineer.

        Presque Isle Downs.    Presque Isle Downs competes principally with the Seneca Allegany Casino & Hotel in Salamanca, New York, approximately seventy-five miles away. That facility has approximately 2,300 slot machines, 40 table games, and a 212-room hotel with resort amenities. Presque Isle Downs also faces competition from the Rivers Casino in downtown Pittsburgh. Additionally, theValley View Downs project in Lawrence County, Pennsylvania will also provide competition if it receives a slot machine license, is successfully constructed, and opens.

        All of our gaming operations also compete to a lesser extent with operations in other locations, including Native American lands, and with other forms of legalized gaming in the United States, including state-sponsored lotteries, on- and off- track wagering, high-stakes bingo, card parlors, and the emergence of Internet gaming. In addition, casinos in Canada have likewise recently begun advertising in our target markets.

Racing and Pari-mutuel Operations

        Mountaineer.    Mountaineer's racing and pari-mutuel operations compete directly for wagering dollars with Wheeling Downs, which is located approximately 50 miles from Mountaineer; Thistledown and Northfield Park, which are located approximately 85 miles to the northwest of Mountaineer in Cleveland, Ohio; and The Meadows, located approximately 40 miles southeast of Mountaineer in Washington, Pennsylvania. Wheeling Downs conducts pari-mutuel greyhound racing and casino gaming. Thistledown and Northfield Park conduct pari-mutuel horse racing but not video lottery or slot gaming. The Meadows conducts live harness racing, simulcasting and slot gaming. Mountaineer would also compete for pari-mutuel wagering patrons with Valley View Downs in Lawrence County, Pennsylvania, approximately 45 miles from Mountaineer, if it is constructed and opened. Since commencing export simulcasting in August 2000, Mountaineer competes with racetracks across the country to have its signal carried by off-track wagering parlors. Mountaineer also competes for wagering dollars with off-track wagering facilities in Ohio and Pennsylvania, and competes with other racetracks for participation by quality racehorses.

        Presque Isle Downs.    Presque Isle Downs faces competition from other racetracks in Pennsylvania and off-track wagering facilities in Pennsylvania and West Virginia, as well as from casinos in Western New York. Presque Isle Downs will also compete with Valley View Downs if it is constructed and opens.

        Scioto Downs.    Scioto Downs competes primarily with Beulah Park, a harness racetrack also located in Columbus Ohio (although currently Scioto Downs and Beulah Park do not operate on the same dates), and to a lesser extent, casino gambling in Indiana and in Michigan. Further, Scioto Downs faces competition from off-track wagering facilities in Ohio, Pennsylvania and West Virginia.

Employees

        As of September 30, 2009, we had approximately 2,400 employees in total.

        Mountaineer.    Mountaineer has approximately 1,700 employees. Approximately 16 of Mountaineer's employees are represented by a union covering our parimutuel clerks and certain employees providing off-track betting services. We have an agreement in place with the parimutuel clerks until November 30, 2010. In addition, approximately 100 employees are represented by a union covering our VLT gaming employees pursuant to a collective bargaining agreement that expires March 1, 2011.

        Presque Isle Downs.    Presque Isle Downs employs approximately 680 people, which increases by approximately 125 during racing.

        Scioto Downs.    There are approximately 15 employees at Scioto Downs, which increases by approximately 110 during racing which is conducted from May through September.

Regulation and Licensing

General

        All of our gaming and racing operations are subject to extensive regulation under the laws and regulations of each of the jurisdictions in which we operate and could be subjected at any time to additional or more restrictive regulations. Gaming laws are generally designed to protect gaming consumers and the integrity of the gaming industry and to keep the industry free of inappropriate or criminal influences. Gaming laws are also designed to maximize state and local revenues derived through taxes and licensing fees imposed on gaming industry participants as well as to enhance economic development, tourism, and participation of minorities in employment, contracting, and ownership. To accomplish these public policy goals, gaming laws establish procedures to ensure that participants in the gaming industry meet certain standards of character and fitness. In addition, gaming laws require gaming industry participants to:

  •
  establish procedures designed to prevent cheating and fraudulent practices;

  •
  establish and maintain responsible accounting practices and procedures;

  •
  establish practices to promote diversity in hiring, contracting and ownership;

  •
  maintain effective controls over their financial practices, including establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues;

  •
  maintain systems for reliable record keeping;

  •
  file periodic reports with gaming regulators; and

  •
  establish programs to promote responsible gaming and inform patrons of the availability of help for problem gaming.

        Typically, these requirements are set forth by statute and administered by a regulatory agency (either a lottery commission, gaming commission or gaming control board) with broad discretion to regulate owners, managers, and persons with financial interests in gaming operations. Among other things, gaming authorities in the various jurisdictions in which we operate:

  •
  adopt rules and regulations under the implementing statutes;

  •
  interpret and enforce gaming laws;

  •
  impose disciplinary sanctions for violations, including fines and penalties;

  •
  review the character and fitness of participants in gaming operations and make determinations regarding their suitability or qualification for licensure;

  •
  grant licenses for participation in gaming operations;

  •
  collect and review reports and information submitted by participants in gaming operations;

  •
  review and approve transactions, such as acquisitions or change-of-control transactions of gaming industry participants, securities offerings and debt transactions engaged in by such participants; and

  •
  establish and collect fees and taxes.

        Any change in the laws or regulations of a gaming jurisdiction could have a material adverse effect on our gaming operations.

Licensing and Suitability

        Gaming laws require us, each of our subsidiaries engaged in gaming operations, certain of our directors, officers and employees, and in some cases, certain of our shareholders and holders of our debt securities, to obtain licenses or approvals (or seek waivers) from gaming authorities. In Pennsylvania, our shareholders and holders of our debt securities would be required to obtain licenses if the PGCB has reason to believe a particular shareholder or holder of our debt security would not satisfy suitability criteria. Licenses typically require a determination that the applicant qualifies or is suitable to hold the license, a determination over which gaming authorities have very broad discretion. Criteria used in determining whether to grant a license to conduct gaming operations, while varying among jurisdictions, generally include consideration of factors such as:

  •
  the financial stability, integrity and responsibility of the applicant, including whether the operation is adequately capitalized in the state and exhibits the ability to maintain adequate insurance levels;

  •
  the quality of the applicant's casino facilities;

  •
  the amount of revenue to be derived by the applicable state from the operation of the applicant's casino;

  •
  the applicant's practices with respect to minority hiring and training; and

  •
  the effect on competition and general impact on the community.

        In evaluating individual applicants, gaming authorities consider the individual's business experience and reputation for good character, the individual's criminal history and credit, and the character of those with whom the individual associates. In addition to us and our subsidiaries engaged in gaming operations, gaming authorities may investigate any individual who has a material relationship to or material involvement with, any of these entities to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Our officers, directors and certain key employees must file applications with the gaming authorities and may be required to be licensed, qualified or be found suitable in many jurisdictions. Gaming authorities may deny an application for licensing for any cause which they deem reasonable. Qualification and suitability determinations require submission of detailed personal and financial information followed by a thorough investigation. The applicant must pay all the costs of the investigation. Changes in licensed positions must be reported to gaming authorities and in addition to their authority to deny an application for licensure, qualification or a finding of suitability, gaming authorities have jurisdiction to disapprove a change in a corporate position. If one or more gaming authorities were to find that an officer, director or key employee fails to qualify or is unsuitable for licensing or unsuitable to continue having a relationship with us, we would be required to sever all relationships with such person. In addition, gaming authorities may require us to terminate the employment of any person who refuses to file appropriate applications.

        Moreover, in many jurisdictions, including Pennsylvania, certain of our stockholders or holders of our debt securities may be required to undergo a suitability investigation similar to that described above. Many jurisdictions require any person who acquires beneficial ownership of more than a certain percentage of our voting securities, typically 5%, to report the acquisition to gaming authorities, and gaming authorities may require such holders to apply for qualification or a finding of suitability. Most gaming authorities, however, allow an "institutional investor" to apply for a waiver. An "institutional investor" is generally defined as an investor acquiring and holding voting securities in the ordinary course of business as an institutional investor, and not for the purpose of causing, directly or indirectly, the election of a majority of the members of our board of directors, any change in our corporate charter, bylaws, management, policies or operations, or those of any of our gaming affiliates, or the taking of any other action which gaming authorities find to be inconsistent with holding our voting securities for investment purposes only. Even if a waiver is granted, an institutional investor generally may not take any action inconsistent with its status when the waiver was granted without once again becoming subject to the foregoing reporting and application obligations.

        Generally, any person who fails or refuses to apply for a finding of suitability or a license within the prescribed period after being advised it is required by gaming authorities may be denied a license or found unsuitable, as applicable. Any stockholder found unsuitable or denied a license and who holds, directly or indirectly, any beneficial ownership of our voting securities beyond such period of time as may be prescribed by the applicable gaming authorities may be guilty of a criminal offense.

Furthermore, we may be subject to disciplinary action if, after we receive notice that a person is unsuitable to be a stockholder or to have any other relationship with us or any of our subsidiaries, we: (i) pay that person any dividend or interest upon our voting securities; (ii) allow that person to exercise, directly or indirectly, any voting right conferred through securities held by that person; (iii) pay remuneration in any form to that person for services rendered or otherwise; or (iv) fail to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities including, if necessary, the immediate purchase of that person's voting securities for cash at fair market value.

        The gaming laws in some of the jurisdictions in which we operate also require that suppliers of certain goods and services to gaming industry participants be licensed and require us to purchase and lease gaming equipment, supplies and services only from licensed suppliers.

        Licenses in most of the jurisdictions in which we conduct gaming operations are granted for limited durations and require renewal from time to time. The failure to renew any of our licenses could have a material adverse effect on our gaming operations.

Violations of Gaming Laws

        If we or our subsidiaries violate applicable gaming laws, our gaming licenses could be limited, conditioned, suspended or revoked by gaming authorities, and we and any other persons involved could be subject to substantial fines. Furthermore, violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions. As a result, violations by us of applicable gaming laws could have a material adverse effect on our gaming operations.

        Some gaming jurisdictions prohibit certain types of political activity by a gaming licensee, its officers, directors and key people. A violation of such a prohibition may subject the offender to criminal and/or disciplinary action.

Reporting and Record-Keeping Requirements

        We are required periodically to submit detailed financial and operating reports and furnish any other information about us and our subsidiaries which gaming authorities may require. Under federal law, we are required to record and submit detailed reports of currency transactions involving greater than $10,000 at our casinos as well as any suspicious activity that may occur at such facilities. We are required to maintain a current stock ledger which may be examined by gaming authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to gaming authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. Gaming authorities may, and in certain jurisdictions do, require certificates for our securities to bear a legend indicating that the securities are subject to specified gaming laws.

Review and Approval of Transactions

        Substantially all material loans, leases, sales of securities and similar financing transactions by us and our subsidiaries must be reported to and in some cases approved by gaming authorities. The issuance and sale of the notes does not require approval by gaming authorities, but we must give notice to the relevant gaming authorities in Pennsylvania and West Virginia. Changes in control through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or otherwise are subject to receipt of prior approval of gaming authorities. Entities seeking to acquire control of us or one of our subsidiaries must satisfy gaming authorities with respect to a variety of stringent standards prior to assuming control. Gaming authorities may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction. The PGCB may impose a re-licensing fee of up to $50 million in connection with a change in control. To date, however, as a matter of policy, the PGCB has set the re-licensing fee in the event of a change of control at $2.5 million.

License Fees and Gaming Taxes

        We pay substantial license fees and taxes in many jurisdictions, including some of the counties and cities in which our operations are conducted, in connection with our casino gaming operations, computed in various ways depending on the type of gaming or activity involved. Depending upon the particular fee or tax involved, these fees and taxes are payable with varying frequency. License fees and taxes are based upon such factors as:

  •
  a percentage of the gross gaming revenues received;

  •
  the number of gaming devices and table games operated; and

  •
  in the case of Pennsylvania and West Virginia, certain minimum annual amounts.

        In West Virginia, gaming tax rates increase after gross gaming revenues exceed a threshold (in our case, approximately $160 million per year based on the state's June 30 fiscal year). The effective tax rate on slot game revenues at Mountaineer is approximately 56% to 57% (based on a rate of 55.4% of the first $160.0 million of revenue and 59.7% thereafter) and the effective tax rate on table game revenues at Mountaineer is approximately 38% to 40% (based on a state rate of 35% and a $2.5 million license fee). The effective tax rate on slot game revenues at Presque Isle Downs is approximately 61% (based on a state rate of 55% in addition to a minimum tax of the greater of 2% or $10.0 million for the host municipality). Furthermore, tax rates are subject to change, sometimes with little notice, and such changes could have a material adverse effect on our gaming operations.

        In addition to taxes specifically unique to gaming, we are required to pay all other applicable taxes.

Operational Requirements

        In most jurisdictions, we are subject to certain requirements and restrictions on the conduct of our gaming operations. In some states, we are required to give preference to local suppliers and include minority and women-owned businesses as well as in general business activity. Similarly, we may be required to give employment preference to minorities, women and in-state residents in certain jurisdictions. Moreover, many jurisdictions require a gaming operation to maintain insurance and post bonds in amounts determined by their gaming authority.

        In addition, our ability to conduct certain types of games, introduce new games or move existing games within our facilities may be restricted or subject to regulatory review and approval. Some of our operations are subject to restrictions on the number of gaming positions we may have and the maximum wagers allowed to be placed by our customers.

        In Pennsylvania, as the holder of a Category 1 license, Presque Isle Downs will be required to create a fund to be used for the improvement and maintenance of the backside area of the racetrack. Generally, a Category 1 licensee must deposit into the fund $5 million over the initial five-year period of the license and an amount not less than $250,000 or more than $1 million annually for the five years thereafter. However, as a new racetrack, Presque Isle Downs is exempt from the $5 million requirement and will not be required to begin the $250,000 payments until 2017. In September 2008, Pennsylvania implemented restrictions on smoking in casinos. Currently, 50% of Presque Isle Downs' slot machines must be located in non-smoking sections.

Racetracks

        In West Virginia and Pennsylvania our ability to conduct gaming operations is conditioned on the maintenance of racing licenses and agreements or certain arrangements with horsemen's or labor groups. See "Risk Factors—Risks Related to Our Business" which is included elsewhere in this report.

        Regulations governing our horse racing operations are administered separately from the regulations governing gaming operations, with separate licenses and license fee structures. The racing authorities responsible for regulating our racing operations have broad oversight authority, which may include: annually reviewing and granting racing licenses and racing dates; with respect to Pennsylvania, approving the opening and operation of off track wagering facilities; approving simulcasting activities; licensing all officers, directors, racing officials and certain other employees of a racing licensee; and approving all contracts entered into by a racing licensee affecting racing and pari-mutuel wagering operations.

Environmental Matters

        We are subject to various federal, state and local environmental laws and regulations that govern activities that may have adverse environmental effects, such as discharges to air and water, as well as the management and disposal of solid, animal and hazardous wastes and exposure to hazardous materials. These laws and regulations are complex, and subject to change. Under such laws and regulations, including those related to operation of Concentrated Animal Feeding Operations under applicable federal and state laws, we may incur costs to obtain permits and other approvals required for our activities and operations, or to achieve or maintain compliance. For example, we may incur future costs under existing and new laws and regulations pertaining to storm water and wastewater management at our racetracks. In addition, we may face penalties or other liabilities in the event that we fail to comply with these laws and regulations as well as those governing the handling of solid animal waste and discharges into the stormwater and sewer systems. For instance, water discharges from our racetrack operations at our Mountaineer facility were the subject of past enforcement actions by state regulators. We satisfied the requirements of those past proceedings, and recently obtained an extension of time until not later than January 26, 2011 to achieve compliance with the final requirement of our applicable permit.

        We also are subject to laws and regulations that create liability and cleanup responsibility for releases of hazardous substances into the environment. Under certain of these laws and regulations, a current or previous owner or operator of property may be liable for the costs of remediating hazardous substances or petroleum products on its property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time they occurred. The presence of, or failure to remediate properly, such substances may materially adversely affect the ability to sell or rent such property or to borrow funds using such property as collateral. Additionally, the owner of a property may be subject to claims by third parties based on damages and costs resulting from environmental contamination emanating from the property.

        In connection with our property acquisitions, we typically conduct environmental assessments of the target properties. Based on these assessments, we have identified soil and/or groundwater contamination and other issues (such as the presence of wetlands or asbestos) at certain of our properties that may require further action or involve regulatory oversight. Generally, the contamination issues relate to uses of our properties by the prior landowners and operators. For example, in October 2004, we acquired a property in Pennsylvania that had pre-existing contamination from its former use as a paper manufacturing plant. We entered into a Consent Order with the PaDEP in which we agreed to clean up certain portions of the site in consideration for a covenant not to sue and insulation from liability arising from certain pre-existing contamination, provided we did not exacerbate the pre-existing contamination. We also purchased an Environmental Risk Insurance Policy in the amount of $10 million through 2014 with respect to the property. In October 2005, we sold the portion of the property that will require further work to a third party who assumed our obligations under the Consent Order and agreed to undertake the required remediation work. We understand that the purchaser has begun the necessary cleanup. However, in the event that the purchaser fails to honor its obligations, we could incur costs related to this matter in the future. In addition, we are engaged in investigation or remediation efforts at several of our other properties.

        We anticipate spending up to approximately $0.6 million during 2009 and approximately $4 million in the aggregate over the succeeding two fiscal years for capital expenditures related to environmental control facilities associated with our horseracing facilities in West Virginia and Ohio. Year to date, we have spent $577,000 for capital expenditures related to environmental control facilities associated with our horseracing facilities in West Virginia.

Compliance with Other Laws

        We are also subject to a variety of other rules and regulations, including zoning, construction and land use laws and regulations, and laws governing the serving of alcoholic beverages in all of the states in which we operate. Mountaineer, Presque Isle Downs and Scioto derive other revenues from the sale of alcoholic beverages. Any interruption or termination of the ability to serve alcoholic beverages at those properties would have a material adverse effect on our business, financial condition and results of operations.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Amendment of Existing Senior Secured Credit Facility

        On October 13, 2009, we amended our senior secured credit facility pursuant to which we reduced our borrowing capacity to $10 million. The commitments under the senior secured credit facility will be further reduced by $5.5 million in December 2009 and the senior secured credit facility will mature in March 2010. In addition, the senior secured credit facility requires us to permanently repay amounts outstanding, and reduce the commitment thereunder, with the proceeds from asset sales (other than in connection with the sale of non-core assets) and insurance from events of loss, the incurrence of debt or sales of capital stock. The terms of our indentures permit us to incur secured indebtedness in an aggregate principal amount up to $20 million under credit facilities. We intend to enter into a new credit facility upon the maturity of the senior secured credit facility, which we expect to mature in March 2010. The liens securing indebtedness incurred under such credit facilities will rank senior in priority to the liens securing the notes. Although we intend to enter into a new credit facility when our existing senior secured credit facility matures in March 2010, or is otherwise terminated, we have not obtained the commitment of any lenders to provide such facility and we cannot be sure that we will be able to obtain a replacement credit facility on terms that are acceptable to us, or at all. If we are unable to enter into a replacement credit facility, our liquidity could be materially adversely affected.

        The Amended and Restated Credit Facility includes certain financial and other covenants. The Amended and Restated Credit Facility contains an interest coverage ratio of 1.50 to 1.00, a secured leverage ratio of 4.00 to 1.00 to September 30, 2009, and 3.75 to 1.00 from October 1, 2009, and a priority senior secured leverage ratio of 0.50 to 1.00. Each such ratio will be tested on a quarterly basis. The Amended and Restated Credit Facility also includes restrictions on our ability to make capital expenditures; changes in the nature of our businesses; sale of all or a substantial or material portions of our assets; mergers, acquisitions, consolidations, reorganizations and recapitalizations; investments; additional indebtedness; guarantees; leases; dividends and distributions; liens; debt repayments; sale-leasebacks; lease expenditures; and transactions with affiliates.

 Senior Subordinated Notes

        In May 2006, we issued $125.0 million aggregate principal amount of our Senior Subordinated Notes. The Senior Subordinated Notes are redeemable for cash at the option of the Company, in whole or in part, at any time on or after June 1, 2009 at a premium that will decrease over time as set forth in the indenture governing the Senior Subordinated Notes. The Company may redeem the Senior Subordinated Notes at 100% of the principal amount at any time on or after June 1, 2011.

        The indenture governing the Senior Subordinated Notes contains certain restrictive covenants that, among other things restricts our ability and the ability of our subsidiaries to, among other things: pay dividends, redeem stock or make other distributions or restricted payments; incur indebtedness or issue preferred shares; make certain investments; create liens; agree to payment restrictions affecting the subsidiary guarantors; consolidate or merge; sell or otherwise transfer or dispose of assets, including equity interests of our subsidiaries; enter into sale-leaseback transactions; enter into transactions with our affiliates; designate our subsidiaries as unrestricted subsidiaries; use the proceeds of permitted sales of our assets; and change our line of business.

        Upon a change of control, the holders of the Senior Subordinated Notes have the right to require the Company to repurchase their Senior Subordinated Notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the date of repurchase. In addition, upon an asset sale or event of loss the Company may be required to use the proceeds to offer to repurchase some of the Senior Subordinated Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest to the date of repurchase.

        In August 2009, we effected certain amendments to the indenture governing the Senior Subordinated Notes. The purpose of the proposed amendments was to permit certain refinancing transactions and to make certain other changes to the indenture governing the Senior Subordinated Notes in order to, among other things, provide the Company with operating and financial flexibility. See "Capitalization."

        The foregoing description of the terms of the indenture governing the Senior Subordinated Notes is qualified by reference to the full provisions of the indenture, as supplemented, governing the Senior Subordinated Notes.

DESCRIPTION OF NOTES

        The Series A Notes were issued, and the Series B Notes will be issued, under an Indenture (the "Indenture") among the Company, the Guarantors and Wilmington Trust FSB, as trustee (the "Trustee") and as collateral agent. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following summarizes certain provisions of the Indenture, the Intercreditor Agreement and the Registration Rights Agreement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, the Intercreditor Agreement and the Registration Rights Agreement, and terms made a part of the Indenture by reference to the Trust Indenture Act. We urge you to read the Indenture, the Intercreditor Agreement, the Registration Rights Agreement and the Trust Indenture Act because they, and not this description, define your rights as a holder of Notes. Wherever particular provisions of the Indenture, the Intercreditor Agreement, the Registration Rights Agreement and the Trust Indenture Act are referred to in this Description of Notes, such provisions are incorporated by reference as part of the statements made, and such statements are qualified in their entirety by such reference. Copies of the Indenture, the Intercreditor Agreement and the Registration Rights Agreement are available from the Company as described below under the section of this Prospectus entitled "Available Information."

        You can find the definitions of certain terms used in this Description of Notes under "Certain Definitions" and throughout this Description of Notes. As used in this Description of Notes, all references to the "Company," "we," "our" or "us" mean MTR Gaming Group, Inc. and its successors in accordance with the terms of the Indenture, and not any of its subsidiaries and all references to the "Notes" mean the Series A Notes, Series B Notes and Additional Notes.

Brief Description of the Notes and the Guarantees

The Notes

        The Notes are:

  •
  general obligations of the Company;

  •
  secured on a second priority basis by Liens on the Collateral, subject to certain exceptions and Permitted Prior Liens and subject in priority to the Liens securing any Permitted Priority Lien Debt;

  •
  effectively junior, to the extent of the value of the Collateral, to all obligations of the Company and the Guarantors under any Permitted Priority Lien Debt, which will be secured by Liens that rank senior to the Liens on the Collateral securing the Notes;

  •
  structurally subordinated to any existing and future Indebtedness and other liabilities of the Company's non-Guarantor subsidiaries;

  •
  pari passu in right of payment with all other senior Indebtedness of the Company;

  •
  senior in right of payment to any existing and future subordinated Indebtedness of the Company, including the Senior Subordinated Notes; and

  •
  jointly and severally, irrevocably and unconditionally, guaranteed by the Guarantors on a senior secured basis subject to Liens securing the Permitted Priority Lien Debt.

        The Series B Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof.

        The term "Subsidiaries" as used in this Description of Notes does not include Unrestricted Subsidiaries. As of the Issue Date, our Subsidiaries include all of our subsidiaries, other than certain subsidiaries that are Immaterial Subsidiaries as of the Issue Date. See the definition of "Certain Definitions—Unrestricted Subsidiary." However, under certain circumstances, we will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not guarantee the Notes and be subject to the restrictive covenants set forth in the Indenture.

The Guarantees

        The Notes will be jointly and severally, irrevocably and unconditionally, guaranteed (the "Guarantees") on a senior secured basis subject to Liens securing the Permitted Priority Lien Debt by each of our present and future Subsidiaries (the "Guarantors"), other than Immaterial Subsidiaries and (other than Speakeasy Gaming of Las Vegas, Inc. MTRH and JRI).

Principal, Maturity and Interest; Additional Notes

        We issued Series A Notes with a maximum aggregate principal amount of $260.0 million. The Indenture provides for the issuance of additional Notes having identical terms and conditions to the Notes offered hereby (the "Additional Notes"), subject to compliance with the terms of the Indenture, including the covenants "—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" and "—Limitation on Liens." Interest would accrue on the Additional Notes issued pursuant to the Indenture from and including the date of issuance of such Additional Notes. Any such Additional Notes would be issued on the same terms as the Notes and would constitute part of the same series of securities as the Notes and would vote together as one series on all matters with respect to the Notes. Except where stated otherwise, all references to Notes herein include the Additional Notes. We will issue Notes in denominations of $1,000 and integral multiples thereof.

        The Notes will mature on July 15, 2014. The Notes will bear interest 12.625% per annum from the date of issuance or from the most recent date to which interest has been paid or provided for (the "Interest Payment Date"), payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2010, to the Persons in whose names such Notes are registered at the close of business on the January 1 or July 1 immediately preceding such Interest Payment Date (each, an "Interest Record Date"). Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Methods of Receiving Payments on the Notes

        Principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes will be payable, and the Notes may be presented for registration of transfer or exchange, at our office or agency maintained for such purpose. Except as set forth below, at our option, payment of interest may be made by check mailed to the holders of the Notes at the addresses set forth upon our registry books or by wire transfer to the accounts specified by them. See "Book-Entry; Delivery; Form and Transfer—Same Day Settlement and Payment." No service charge will be made for any registration of transfer or exchange of Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by us, our office or agency will be the corporate trust office of the Trustee.

Certain Bankruptcy Limitations

        We conduct a substantial portion of our business through our subsidiaries. Each of our Subsidiaries (other than Speakeasy Gaming of Las Vegas, Inc., MTRH and JRI) will guarantee our obligations with respect to the Notes.

        Holders of the Notes will be direct creditors of each Guarantor by virtue of its Guarantee. Under federal or state fraudulent transfer laws, however, under certain circumstances a court might avoid (i.e., cancel) a Guarantee. If a court avoided a Guarantor's Guarantee, we cannot assure you that the assets of the other Guarantors would be sufficient to pay all amounts due on the Notes. See "Risk Factors—Risks Related to the Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of the notes to return payments received from guarantors."

        If the obligations of a Guarantor under its Guarantee were avoided, holders of Notes would have to look to the assets of the Company and any remaining Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the Notes.

Collateral and Security Documents

        The obligations of the Company with respect to the Notes and the obligations of the Guarantors under the Guarantees and the performance of all other obligations of the Company and the Guarantors under the Indenture and the Security Documents will be secured (and are currently secured with respect to the Series A notes) on a second-priority basis in the Collateral granted to Wilmington Trust FSB, as collateral agent for the benefit of the holders of the Notes (the "Collateral Agent"), subject, in each case, to certain exceptions and Permitted Prior Liens and subject in priority to the Liens securing any Permitted Priority Lien Debt.

        The Indenture and the Security Documents provide that the Company and the Guarantors may incur Permitted Priority Lien Debt in an aggregate amount up to the Permitted Priority Lien Debt Cap. Liens securing any Permitted Priority Lien Debt Obligations will have priority over the Liens securing the Note Obligations with respect to the Collateral. Any Parity Lien Debt incurred by the Company shall be guaranteed by the Guarantors and shall be secured by the same Security Documents that secure the Note Obligations. See "Risk Factors—Risks Related to the Notes—Liens securing MTR's obligations under the Amended and Restated Credit Facility will be senior to the liens securing the notes and the value of the collateral securing the notes may not be sufficient to satisfy MTR's obligations under the notes. The lenders under our Amended and Restated Credit Facility will have liens on certain collateral that do not secure the notes."

        The Security Documents provide for a grant of a security interest in Collateral, other than Excluded Assets, to be granted in favor of the Collateral Agent for the benefit of the holders of the Note Obligations. The Company and the Guarantors perfected the security interests in the Collateral for the benefit of the holders of the Note Obligations. See "Risk Factors—Risks Related to the Notes. The notes will not be secured by excluded assets, including any gaming or racing licenses or gaming equipment if granting a security interest in such equipment would violate applicable law."

Collateral Agent

        Wilmington Trust FSB has been appointed as Collateral Agent for the benefit of the holders of the Series A Notes and Note Obligations and is initially acting as Collateral Agent under the Indenture and the Security Documents.

        Subject to the terms of the Intercreditor Agreement, the Collateral Agent holds (directly or through co-trustees or agents), and is entitled to enforce on behalf of the holders of Series A Notes and Note Obligations and holders of Parity Lien Debt Obligations, all Liens on the Collateral.

        Except as provided in the Indenture or the Security Documents, the Collateral Agent will not be obligated:

  (1)
  to act upon directions purported to be delivered to it by any Person;

  (2)
  to foreclose upon or otherwise enforce any Lien; or

  (3)
  to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

Order of Application

        The Indenture provides that, subject to the terms of the Intercreditor Agreement, if any Collateral is sold or otherwise realized upon by the Collateral Agent in connection with any foreclosure, collection or other enforcement of Liens granted to the Collateral Agent in the Security Documents, the proceeds received by the Collateral Agent from such foreclosure, collection or other enforcement will be distributed by the Collateral Agent in the following order of application:

        FIRST, to the payment of all amounts payable under the Indenture and the Security Documents on account of the Collateral Agent's and the Trustee's fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Agent or the Trustee or any co-trustee or agent of the Collateral Agent or the Trustee in connection with any Security Document or the Indenture;

        SECOND, to the Trustee for application to the payment of all outstanding Notes and all Obligations under the Indenture and the Security Documents that are then due and payable in such order as may be provided in the Indenture in an amount sufficient to pay in full in cash all outstanding Notes that are then due and payable (including all interest accrued thereon) after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Indenture, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding; and

        THIRD, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the applicable Guarantor, as the case may be, or its successors or assigns, or as a court of competent jurisdiction may direct.

        The foregoing order of application will be subject to the seniority of any Permitted Priority Liens and any Permitted Priority Lien Debt Obligations and subject to the provisions of the Intercreditor Agreement.

        The provisions set forth above under "—Order of Application" are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Notes and the Collateral Agent as holder of Liens securing the Notes and the Guarantees.

        In connection with the application of proceeds in accordance with the provisions set forth above under "—Order of Application," except as otherwise directed by holders of a majority in aggregate principal amount of all Notes then outstanding, the Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

Release of Liens on Collateral

        Subject to the terms of the Intercreditor Agreement, if applicable, the Indenture and the Security Documents provide that the Collateral Agent's Liens on the Collateral will be released:

  (1)
  in whole, upon payment in full and discharge of all outstanding Notes; provided that the Company has delivered an officer's certificate to the Collateral Agent certifying that the conditions described in this paragraph (1) have been met and that such release of the Collateral does not violate the terms of the Indenture or the Security Documents;

  (2)
  as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Guarantor in a transaction or other circumstance that is not prohibited by the terms of the Indenture, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that, the Collateral Agent's Liens upon the Collateral will not be released if the sale or disposition is subject to the covenant described below under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets"; provided, further, that the Collateral Agent's Liens will attach to the proceeds received in respect of any such sale, transfer or other disposition;

  (3)
  as provided in the Intercreditor Agreement, if applicable, as described under the caption "Collateral and the Intercreditor Agreement—Releases;" and

  (4)
  as to any other release of the Collateral, if (A) consent to the release of all Liens on such Collateral has been given by the requisite percentage or number of holders of Notes at the time outstanding as provided for in the Indenture and (B) the Company has delivered an Officer's Certificate to the Collateral Agent certifying that any such necessary consents have been obtained and that such release of the Collateral does not violate the terms of the Indenture or the Security Documents.

Release of Liens in Respect of Notes

        Subject to the terms of the Intercreditor Agreement, if applicable, the Indenture and the Security Documents provide that the Collateral Agent's Liens upon the Collateral will no longer secure the Notes and Guarantees outstanding under the Indenture or any other obligations under the Indenture, and the right of the holders of the Note Obligations to the benefits and proceeds of the Collateral Agent's Liens on the Collateral will terminate and be discharged:

  (1)
  upon satisfaction and discharge of the Indenture as set forth under the caption "—Satisfaction and Discharge;"

  (2)
  upon a Legal Defeasance or Covenant Defeasance of the Notes as set forth under the caption "—Legal Defeasance and Covenant Defeasance;"

  (3)
  upon payment in full and discharge of all Notes outstanding under the Indenture and all Obligations that are outstanding, due and payable under the Indenture at the time the Notes are paid in full and discharged; or

  (4)
  in whole or in part, with the consent of the holders of the requisite percentage of Notes in accordance with the provisions described below under the caption "—Amendment, Supplement and Waiver," and upon delivery of instructions and any other documentation, in each case as required by the Indenture and the Security Documents, in a form satisfactory to the Collateral Agent.

        The Collateral Agent will execute and deliver such documents and instruments as the Company and the Guarantors may reasonably request to evidence such release without the consent of the holders of the Notes.

Additional Parity Lien Debt

        The Indenture and the Security Documents provide that the Company may incur additional Parity Lien Debt by issuing additional notes under one or more additional indentures, incurring additional Indebtedness under a credit facility or otherwise issuing or increasing a new series of Parity Lien Debt secured by Liens on the Collateral. All additional Parity Lien Debt will be pari passu in right of payment with the Notes, will be guaranteed on a pari passu basis by each Guarantor and will be secured equally and ratably with the Notes by Liens on the Collateral granted under the Security Documents or otherwise granted to the Collateral Agent or other representative with respect to such Parity Lien Debt for as long as the Notes and the Guarantees are secured by the Collateral, subject to the covenants contained in the Indenture. Additional Parity Lien Debt will only be permitted to be secured by the Collateral if such Indebtedness and the related Liens are permitted to be incurred under the covenants described below under the captions "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" and "—Certain Covenants—Limitation on Liens."

Provisions of the Indenture Relating to Security

Relative Rights

        Nothing in the Indenture will:

  (1)
  impair, as between the Company and the holders of the Notes, the obligation of the Company to pay principal of, premium and interest and Liquidated Damages, if any, on the Notes in accordance with their terms or any other obligation of the Company or any Guarantor;

  (2)
  affect the relative rights of holders of Notes as against any other creditors of the Company or any Guarantor (other than holders of Permitted Priority Lien Debt or Permitted Prior Liens);

  (3)
  restrict the right of any holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions described below under the caption "—Collateral and the Intercreditor Agreement—Insolvency and Liquidation Proceedings");

  (4)
  subject to any required approval, license or permit from a Gaming Authority, restrict or prevent any holder of Notes or the Collateral Agent from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the provisions described below under the caption "—Collateral and the Intercreditor Agreement—Insolvency and Liquidation Proceedings"; or

  (5)
  subject to any required approval, license or permit from a Gaming Authority, restrict or prevent any holder of Notes or the Collateral Agent from taking any lawful action in an Insolvency or Liquidation Proceeding not specifically restricted or prohibited by the provisions described below under the caption "—Collateral and the Intercreditor Agreement—Insolvency and Liquidation Proceedings."

Senior Ranking of Permitted Priority Lien Debt

        The Indenture provides that, notwithstanding:

  (1)
  anything contained in the Security Documents;

  (2)
  the time of incurrence of the Notes or Permitted Priority Lien Debt;

  (3)
  the order or method of attachment or perfection of any Liens securing the Notes or any Permitted Priority Lien Debt;

  (4)
  the time or order of filing or recording of financing statements or other documents filed or recorded to perfect the Notes or any Permitted Priority Lien Debt upon any Collateral;

  (5)
  the time of taking possession or control over any Collateral;

  (6)
  that the Notes or any Permitted Priority Lien Debt may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

  (7)
  the rules for determining priority under any law governing relative priorities of Liens,

all Liens securing the Note Obligations and the Guarantees at any time granted by the Company or any Guarantor will be subject and subordinate to all Permitted Priority Liens securing the Permitted Priority Lien Debt Obligations.

        The provisions under this caption "—Senior Ranking of Permitted Priority Lien Debt" are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Permitted Priority Lien Debt Obligations, each present and future Permitted Priority Lien Debt Representatives and the Permitted Priority Lien Debt Collateral Agent as holder of Permitted Priority Lien Debt. No other Person will be entitled to rely on, have the benefit of or enforce those provisions.

        In addition, the provisions under this caption "—Senior Ranking of Permitted Priority Lien Debt" are intended solely to set forth the relative ranking, as Liens, of the Liens securing the Notes as against the Permitted Priority Liens. The Notes, nor the exercise or enforcement of any right or remedy for the payment or collection thereof (other than with respect to the Collateral or any proceeds thereof to the extent set forth in the Intercreditor Agreement), are not intended to be, or will ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Amendment of Security Documents

        Subject to the terms of the Intercreditor Agreement, the Indenture provides that no amendment or supplement to the provisions of any Security Document will be effective without the approval of the

Collateral Agent acting as directed by the holders of a majority in aggregate principal amount of all Notes then outstanding, except that:

  (1)
  any amendment or supplement that has the effect solely of adding or maintaining Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Agent therein will become effective when executed and delivered by the Company or any other Guarantor party thereto and the Collateral Agent;

  (2)
  any amendment or supplement that has the effect solely of curing any ambiguity, defect or inconsistency or making any change that would provide any additional rights or benefits to the holders of Note Obligations or the Collateral Agent or that does not adversely affect the legal rights under the Indenture or any other Security Document of any holder of Note Obligations or the Collateral Agent, will, in each case, become effective when executed and delivered by the Company and any Guarantor party thereto and the Collateral Agent;

  (3)
  no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Notes:

  (a)
  to vote its outstanding Notes as to any matter described as subject to direction by the holders of a majority in aggregate principal amount of all Notes then outstanding,

  (b)
  to share in the order of application described above under "—Order of Application" in the proceeds of enforcement of or realization on any Collateral, or

  (c)
  to require that Liens securing Notes be released only as set forth in the provisions described above under the caption "—Release of Liens in Respect of Notes,"

    will become effective without the consent of the requisite percentage or number of holders of the Notes and in the case of clause 3(c), the holders of Parity Lien Debt so affected under the Indenture and the Security Documents; and

  (4)
  no amendment or supplement that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent in its individual capacity as such will become effective without the consent of the Collateral Agent.

        Any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in the Indenture. Any amendment or supplement that results in the Collateral Agent's Liens upon the Collateral no longer securing the Notes and the other Obligations under the Indenture may only be effected in accordance with the provisions described under the caption "—Release of Liens in Respect of Notes."

        The Indenture will provide that, notwithstanding anything to the contrary under the caption "—Amendment of Security Documents," the Company may direct the Collateral Agent to amend, supplement or otherwise modify any Security Document; provided that the changes made by such amendment, supplement or other modification, taken together with all other changes to the Security Documents, as in effect on the Issue Date, are not materially adverse to any holder of Note Obligations.

Further Assurances; Insurance

        The Indenture provides that the Company and each of the Guarantors will do or cause to be done all acts and things that may be required, or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the holders of Notes, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Indenture and the Security Documents.

        Upon the reasonable request of the Collateral Agent at any time and from time to time, the Company and each of the Guarantors (including any future Subsidiaries that become Guarantors in accordance with the covenant described under the caption "—Guarantors" below) will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Indenture for the benefit of the holders of Notes.

        The Indenture requires that the Company and the Guarantors:

  (1)
  keep their properties adequately insured at all times by financially sound and reputable insurers;

  (2)
  maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

  (3)
  maintain such other insurance as may be required by law; and

  (4)
  maintain such other insurance as may be required by the Security Documents.

        The Collateral Agent will be named as an additional insured and loss payee as its interests may appear, to the extent required by the Security Documents. Upon the request of the Collateral Agent, the Company and the Guarantors will furnish to the Collateral Agent full information as to their property and liability insurance carriers.

Compliance with Trust Indenture Act

        The Indenture requires the Company to comply with the provisions of TIA §314. To the extent applicable, the issuers will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of the issuers except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the trustee.

        Notwithstanding anything to the contrary in the preceding paragraph, the Company will not be required to comply with all or any portion of TIA §314(d) if the Company determines, in good faith, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including "no action" letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to released Collateral. The Company and the Guarantors may, subject to the provisions of the Indenture, among other things, without any release or consent by the Collateral Agent or any holder of Permitted Priority Lien Debt Obligations, conduct ordinary course activities with respect to the Collateral.

Collateral and the Intercreditor Agreement

        On the issue date of the Series A Notes, the Collateral Agent, on behalf of the holders of Series A Notes and the Note Obligations, entered into a collateral agency and intercreditor agreement with the Company, the Guarantors, the Permitted Priority Lien Debt Collateral Agent, on behalf of the holders of Permitted Priority Lien Debt Obligations, and the Trustee (the "Intercreditor Agreement").

        The Intercreditor Agreement permits the Parity Lien Debt Obligations and the Permitted Priority Lien Debt Obligations to be refunded, refinanced or replaced by certain permitted replacement facilities without affecting the lien priorities set forth in the Intercreditor Agreement, in each case without the consent of any holder of Parity Lien Debt Obligations or Permitted Priority Lien Debt Obligations.

Relative Priorities

        The Intercreditor Agreement provides that any Lien on the Collateral securing any Parity Lien Debt Obligations now or hereafter held by or on behalf of the Collateral Agent or any holder of Parity Lien Debt Obligations or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, will be junior and subordinate in all respects to all Permitted Priority Liens on the Collateral securing any Permitted Priority Lien Debt Obligations notwithstanding (a) the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Parity Lien Debt Obligations granted on the Collateral or of any Liens securing the Permitted Priority Lien Debt Obligations granted on the Collateral, (b) any provision of the Uniform Commercial Code, or any other applicable law, the Indenture or the Security Documents or the Parity Lien Debt Documents, (c) any defect or deficiencies in, or failure to perfect, the Liens securing the Permitted Priority Lien Debt Obligations or (d) any other circumstance whatsoever.

        Any Lien on the Collateral securing any Permitted Priority Lien Debt Obligations now or hereafter held by or on behalf of the Permitted Priority Lien Debt Collateral Agent or any holder of Permitted Priority Lien Debt Obligations or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Parity Lien Debt Obligations notwithstanding (a) the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Parity Lien Debt Obligations granted on the Collateral or of any Liens securing the Permitted Priority Lien Debt Obligations granted on the Collateral, (b) any provision of the Uniform Commercial Code, or any other applicable law, or the Indenture or the Security Documents, (c) any defect or deficiencies in, or failure to perfect, the Liens securing the Permitted Priority Lien Debt Obligations or (d) any other circumstance whatsoever.

Prohibition on Contesting Liens

        Each of the Collateral Agent, for itself and on behalf of each holder of Parity Lien Debt Obligations, and the Permitted Priority Lien Debt Collateral Agent, for itself and on behalf of each holder of Permitted Priority Lien Debt Obligations, will not (and will waive any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, attachment, validity or enforceability of a Lien held by or on behalf of any of the holders of Permitted Priority Lien Debt Obligations or by or on behalf of any of the holders of Parity Lien Debt Obligations, as the case may be, or the provisions of the Intercreditor Agreement; provided that nothing in the Intercreditor Agreement shall be construed to prevent or impair the rights of any holder of Permitted Priority Lien Debt or any holder of Notes to enforce the Intercreditor Agreement, including the provisions referred to under the caption "—Relative Priorities" and "—Exercise of Remedies."

No New Liens

        With respect to clauses (a) and (b) below, so long as the Discharge of Permitted Priority Lien Debt Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Guarantor, the Company shall not, and shall not permit any other Guarantor to:

  (a)
  grant or permit any additional Liens on any asset or property to secure any Parity Lien Debt Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the Permitted Priority Lien Debt Obligations which shall be senior to the Lien securing the Parity Lien Debt Obligations as provided in the Intercreditor Agreement;

  (b)
  grant or permit any additional Liens on any asset or property to secure any Permitted Priority Lien Debt Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the Parity Lien Debt Obligations which shall be junior to the Lien securing the Permitted Priority Lien Debt Obligations as provided in the Intercreditor Agreement; provided, however, that, notwithstanding anything in the Intercreditor Agreement to the contrary, in no event shall the Company or any Guarantor be required to grant or permit any additional Liens on any Excluded Asset to secure the Parity Lien Debt Obligations (but only for so long as such asset or property constitutes an Excluded Asset); or

  (c)
  grant or permit any additional Liens on any asset or property to secure any Parity Lien Debt Obligation unless it has granted or concurrently grants an equal and ratable Lien on such asset or property to secure all other Parity Lien Debt Obligations.

        To the extent that the provisions above are not complied with for any reason, without limiting any other rights and remedies available to the Permitted Priority Lien Debt Collateral Agent and/or the other holders of Permitted Priority Lien Debt Obligations, the Collateral Agent, on behalf of the holders of Parity Lien Debt Obligations, agreed that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of the provisions under this caption "—No New Liens" shall be subject to the provisions referred to under the caption "—Payments Over."

Similar Liens

        The Intercreditor Agreement provides that the collateral that secures the Permitted Priority Lien Debt Obligations and the collateral that secures the Parity Lien Debt Obligations (other than with respect to the Excluded Assets) be identical. In furtherance of the foregoing and of the provisions referred to under the caption "—Further Assurances," the parties agreed, subject to the other provisions of the Intercreditor Agreement, upon reasonable request by the Permitted Priority Lien Debt Collateral Agent or the Collateral Agent, to cooperate in good faith (and to direct their respective counsel to cooperate in good faith) from time to time in order to determine the specific items included in the collateral that secures the Permitted Priority Lien Debt Obligations and the collateral that secures the Parity Lien Debt Obligations and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Permitted Priority Lien Debt Documents, the Indenture and Security Documents and the Parity Lien Debt Documents.

Exercise of Remedies

        The Intercreditor Agreement provides that, until the Discharge of Permitted Priority Lien Debt Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any Guarantor, the Collateral Agent and the other holders of Parity Lien Debt Obligations:

  (a)
  will not exercise or seek to exercise any rights or remedies with respect to any Collateral or take possession of, sell or otherwise realize (judicially or nonjudicially) upon any of the Collateral (including, without limitation, through the notification of account debtors or the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Collateral Agent and any other holder of Parity Lien Debt Obligations is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure) (any such action, a "Lien Enforcement Action"); provided, however, that from and after the Discharge of Permitted Priority Lien Debt Obligations with respect to the Credit Agreement as in effect on the issue date of the Series A Notes and as it may be amended after the issue date of the Series A Notes in accordance with the terms of the Intercreditor Agreement (for the avoidance of doubt, without giving effect to the provisions described under the caption "—When Discharge of Permitted Priority Lien Debt Obligations to Not Have Occurred" and subject to the provisions described in the first paragraph under the caption "—Amendments to Permitted Priority Lien Debt Documents, Indenture and Security Documents and Parity Lien Debt Documents), whether through a Replacement or otherwise, the Collateral Agent may exercise any or all such rights or remedies after the passage of a period of at least 90 days has elapsed since the later of: (i) the date on which the applicable Secured Debt Representative declares the existence of a Parity Lien Debt Default under the applicable Parity Lien Debt Documents and demands the repayment of all the principal amount of the applicable Parity Lien Debt Obligations; and (ii) the date on which the Permitted Priority Lien Debt Collateral Agent receives notice from the Collateral Agent or the applicable Secured Debt Representative of such declaration of a Parity Lien Debt Default (the "Standstill Period"); provided, further, however, the Intercreditor Agreement provides that, notwithstanding anything to the contrary therein, in no event shall the Collateral Agent or any holder of Parity Lien Debt Obligations exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, the Permitted Priority Lien Debt Collateral Agent or any holder of Permitted Priority Lien Debt Obligations shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Collateral Agent);

  (b)
  will not contest, protest, hinder, delay or object to any foreclosure proceeding or action brought by the Permitted Priority Lien Debt Collateral Agent or any holder of Permitted Priority Lien Debt Obligations or any other exercise by the Permitted Priority Lien Debt Collateral Agent or any holder of Permitted Priority Lien Debt Obligations of any rights and remedies relating to the Collateral under the Permitted Priority Lien Debt Documents or otherwise; and

  (c)
  subject to their rights under clause (a) above, except as may be permitted by the second succeeding paragraph, will not object to the forbearance by the Permitted Priority Lien Debt Collateral Agent or any holder of Permitted Priority Lien Debt Obligations from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, provided that, in the case of clauses (a) through (c) above, the Liens granted to secure the Parity Lien Debt Obligations shall attach to any proceeds resulting from actions taken by the Permitted Priority Lien Debt Collateral Agent or any holder of Permitted Priority Lien Debt Obligations in accordance with the terms of the Intercreditor Agreement and subject to the relative priorities described under the caption "—Relative Priorities.

        The Intercreditor Agreement provides that until the Discharge of Permitted Priority Lien Debt Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any Guarantor, subject to clause (a) above, the Permitted Priority Lien Debt Collateral Agent and the holders of Permitted Priority Lien Debt Obligations will have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Collateral Agent or any other holder of

Parity Lien Debt Obligations; provided that the Lien securing the Parity Lien Debt Obligations shall remain on the proceeds of such Collateral released or disposed of subject to the relative priorities described under the caption "—Relative Priorities." In exercising rights and remedies with respect to the Collateral, the Permitted Priority Lien Debt Collateral Agent and the other holders of Permitted Priority Lien Debt Obligations may enforce the provisions of the Permitted Priority Lien Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by the Permitted Priority Lien Debt Collateral Agent or any other holder of Permitted Priority Lien Debt Obligations to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

        The Intercreditor Agreement provides that, notwithstanding anything to the contrary contained therein, the Collateral Agent and any other holder of Parity Lien Debt Obligations may:

  (a)
  file a claim or statement of interest with respect to the Parity Lien Debt Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company or against any Guarantor;

  (b)
  take any action (not adverse to the priority status of the Liens on the Collateral securing the Permitted Priority Lien Debt Obligations or the rights of any holder of Permitted Priority Lien Debt Obligations to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

  (c)
  file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Collateral Agent or any other holder of Parity Lien Debt Obligations, including any claims secured by the Collateral, if any, or otherwise make any agreements or file any motions or objections pertaining to the claims of the Collateral Agent or any other holder of Notes Obligations, in each case in accordance with and not inconsistent with the terms of the Intercreditor Agreement;

  (d)
  file any pleadings, objections, motions or agreements (i) which assert rights or interests available to unsecured creditors of Company or any Guarantor or (ii) in the case of a sale or other disposition of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code, which assert rights or interests available to secured creditors of the Company or any Guarantor, in the case of clauses (i) and (ii), arising under either any Insolvency or Liquidation Proceeding or applicable non-Bankruptcy Law, in each case not inconsistent with the terms of the Intercreditor Agreement;

  (e)
  vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of the Intercreditor Agreement, with respect to the Parity Lien Debt Obligations and the Collateral;

  (f)
  exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by the provisions described in clause (a) of the first paragraph under the caption "—Exercise of Remedies"; and

  (g)
  make a bid on all or any portion of the Collateral in any foreclosure proceeding or action, which bid shall include a cash portion at least equal to the Permitted Priority Lien Debt Obligations.

        Subject to the provisions described under (x) the first and third paragraphs under the caption "—Exercise of Remedies" and (y) the second paragraph under the caption "—Adequate Protection," the Collateral Agent, on behalf of itself and the holders of Parity Lien Debt Obligations, agreed that none of them will take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any Lien Enforcement Action in its capacity as a creditor until the Discharge of Permitted Priority Lien Debt Obligations shall have occurred or as otherwise expressly permitted under the Intercreditor Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Permitted Priority Lien Debt Obligations has occurred, except as expressly provided under (x) the first and third paragraphs under the caption "—Exercise of Remedies" and (y) the second paragraph under the caption "—Adequate Protection," the sole right of the Collateral Agent and the holders of Parity Lien Debt Obligations with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Indenture and the Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Permitted Priority Lien Debt Obligations has occurred.

        The Intercreditor Agreement provides that, subject to provisions described under (x) the first and third paragraphs under the caption "—Exercise of Remedies" and (y) the second paragraph under the caption "—Adequate Protection":

  (a)
  the Collateral Agent, for itself and on behalf of the holders of Parity Lien Debt Obligations, agrees that the Collateral Agent and the other holders of Parity Lien Debt Obligations will not take any action with respect to the Collateral that would hinder any exercise of remedies under the Permitted Priority Lien Debt Documents or is otherwise prohibited under the Intercreditor Agreement, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

  (b)
  the Collateral Agent, for itself and on behalf of the holders of Parity Lien Debt Obligations, waives any and all rights it or the holders of Parity Lien Debt Obligations may have as junior lien creditors or otherwise to object to the manner in which the Permitted Priority Lien Debt Collateral Agent or any other holder of Permitted Priority Lien Debt Obligations seek to enforce or collect the Permitted Priority Lien Debt Obligations or the Liens securing the Permitted Priority Lien Debt Obligations granted in any of the collateral securing the Permitted Priority Lien Debt Obligations undertaken in accordance with the Intercreditor Agreement, regardless of whether any action or failure to act by or on behalf of the Permitted Priority Lien Debt Collateral Agent or the holders of Permitted Priority Lien Debt Obligations is adverse to the interest of the holders of Parity Lien Debt Obligations; and

  (c)
  the Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Indenture and the Security Documents or Parity Lien Debt Document (other than the Intercreditor Agreement) will be effective to restrict or be deemed to restrict in any way the rights and remedies of the holders of Permitted Priority Lien Debt Obligations with respect to the Collateral as set forth in the Intercreditor Agreement and the Permitted Priority Lien Debt Documents.

        Except as otherwise specifically described under the fourth paragraph under the caption "—Exercise of Remedies," the Collateral Agent and the other holders of Parity Lien Debt Obligations may exercise rights and remedies as unsecured creditors against the Company or any Guarantor that has guaranteed or granted Liens to secure the Parity Lien Debt Obligations in accordance with the terms of the Indenture and the Security Documents, the Parity Lien Debt Documents and applicable law; provided that, in the event that the Collateral Agent or any other holder of Parity Lien Debt Obligations becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Parity Lien Debt Obligations, such judgment Lien shall be subject to the terms of the Intercreditor Agreement for all purposes (including in relation to the Permitted Priority Lien Debt Obligations) as the other Liens securing the Parity Lien Debt Obligations are subject to the Intercreditor Agreement.

Waiver of Right of Marshalling

        The Intercreditor Agreement provides that, until the Discharge of Permitted Priority Lien Debt Obligations, the Collateral Agent, on behalf of itself and the holders of Parity Lien Debt Obligations, agreed not to assert and waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have with respect to the Collateral under applicable law.

Insolvency or Liquidation Proceedings

        The Intercreditor Agreement provides that, until the Discharge of Permitted Priority Lien Debt Obligations has occurred, if the Company or any Guarantor shall be subject to any Insolvency or Liquidation Proceeding and the Permitted Priority Lien Debt Collateral Agent shall desire to permit the use of cash collateral on which the Permitted Priority Lien Debt Collateral Agent or any other creditor has a Lien or to permit the Company or any Guarantor to obtain financing from one or more holders of Permitted Priority Lien Debt Obligations or any other Person, under Section 363 or Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (each, a "DIP Financing"), then the Collateral Agent, on behalf of itself and the holders of Parity Lien Debt Obligations, agrees that it will raise no objection to such use of cash collateral or DIP Financing so long as such cash collateral use or DIP Financing meets the following requirements:

  (a)
  the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of Permitted Priority Lien Debt Obligations plus the aggregate face amount of any letters of credit issued and not reimbursed under the Credit Agreement does not exceed $27.0 million;

  (b)
  such cash collateral use or DIP Financing is on commercially reasonable terms;

  (c)
  the Collateral Agent and the holders of Parity Lien Debt Obligations retain the right to object to any ancillary agreements or arrangements regarding the cash collateral use or the DIP Financing that are materially prejudicial to their interests;

  (d)
  the terms of the DIP Financing or cash collateral order does not compel the Company or the Guarantors to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation, the cash collateral order or a related document; and

  (e)
  the DIP Financing documentation or cash collateral order does not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or cash collateral order.

To the extent the Liens securing the Permitted Priority Lien Debt Obligations are subordinated to, or secured on an equal and ratable basis with, such DIP Financing which meets the requirements of clauses (a) through (e) above or such use of cash collateral which meets the requirements of clauses (b) through (e) above, the Collateral Agent will subordinate its Liens on the Collateral to the Liens securing such DIP Financing or use of cash collateral (and all obligations relating thereto).

        The Intercreditor Agreement provides that, until the Discharge of Permitted Priority Lien Debt Obligations has occurred, the Collateral Agent, on behalf of itself and the holders of Parity Lien Debt Obligations, agrees that none of them will seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Permitted Priority Lien Debt Collateral Agent. Until the Discharge of Permitted Priority Lien Debt Obligations has occurred, the Collateral Agent, on behalf of itself and the holders of Parity Lien Debt Obligations, agreed that none of them shall object (or support any other Person who objects) to any motion by the Permitted Priority Lien Debt Collateral Agent or the holders of Permitted Priority Lien Debt Obligations for relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral.

  Adequate Protection

        The Intercreditor Agreement provides that the Collateral Agent, on behalf of itself and the holders of the Parity Lien Debt Obligations, will not contest (or support any other Person contesting):

  (a)
  any request by the Permitted Priority Lien Debt Collateral Agent or the holders of Permitted Priority Lien Debt Obligations for adequate protection; or

  (b)
  any objection by the Permitted Priority Lien Debt Collateral Agent or the holders of Permitted Priority Lien Debt Obligations to any motion, relief, action or proceeding based on the Permitted Priority Lien Debt Collateral Agent or the holders of Permitted Priority Lien Debt Obligations claiming a lack of adequate protection; or

  (c)
  the payment of interest, fees, expenses or other amounts to the Permitted Priority Lien Debt Collateral Agent or any other holder of Permitted Priority Lien Debt Obligations under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise.

        Notwithstanding provisions in the preceding paragraph, in any Insolvency or Liquidation Proceeding:

  (i)
  if the holders of Permitted Priority Lien Debt Obligations (or any subset thereof) are granted adequate protection in the form of additional payments or collateral in connection with any DIP Financing or use of cash collateral, then the Collateral Agent, on behalf of itself or any of the holders of Parity Lien Debt Obligations, may seek or request adequate protection in the form of additional payments or a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Permitted Priority Lien Debt Obligations and such DIP Financing or use of cash collateral (and all obligations relating thereto) on the same basis as the other Liens securing the Permitted Priority Lien Debt Obligations are so subordinated to the Permitted Priority Lien Debt Obligations under the Intercreditor Agreement; and

  (ii)
  not in limitation of the provisions described under this paragraph under the caption "—Insolvency or Liquidation Proceeding—Adequate Protection" or elsewhere in the Intercreditor Agreement, in the event the Collateral Agent, on behalf of itself or any of the holders of Parity Lien Debt Obligations, seeks or requests adequate protection in respect of Parity Lien Debt Obligations and such adequate protection is granted in the form of additional collateral, then the Collateral Agent, on behalf of itself or any of the holders of Parity Lien Debt Obligations, agrees that the Permitted Priority Lien Debt Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the Permitted Priority Lien Debt Obligations and for any cash collateral use or DIP Financing provided by the holders of Permitted Priority Lien Debt Obligations and that any Lien on such additional collateral securing the Parity Lien Debt Obligations shall be subordinated to the Lien on such collateral securing the Permitted Priority Lien Debt Obligations and any such cash collateral or DIP Financing provided by the Permitted Priority Lien Debt Collateral Agent and the holders of Permitted Priority Lien Debt Obligations (and all obligations relating thereto) and to any other Liens granted to the holders of Permitted Priority Lien Debt Obligations as adequate protection on the same basis as the other Liens securing the Parity Lien Debt Obligations are so subordinated to such Permitted Priority Lien Debt Obligations under the Intercreditor Agreement. Except as otherwise expressly set forth in the first paragraph under the caption "—Insolvency or Liquidation Proceeding" or in connection with the exercise of remedies with respect to the Collateral, nothing in the Intercreditor Agreement shall limit the rights of the Collateral Agent or any other holder of Parity Lien Debt Obligations from seeking adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

  No Waiver

        Subject to the terms described under (x) the third paragraph under the caption "—Exercise of Remedies" and (y) the second paragraph under the caption "—Adequate Protection," nothing contained in the Intercreditor Agreement shall prohibit or in any way limit any holder of Permitted Priority Lien Debt Obligations from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Collateral Agent or any holder of Parity Lien Debt Obligations, including the seeking by the Collateral Agent or any holder of Parity Lien Debt Obligations of adequate protection or the asserting by the Collateral Agent or any holder of Parity Lien Debt Obligations of any of its rights and remedies under the Indenture and the Security Documents, the Parity Lien Debt Documents or otherwise; provided, however, that the provisions under this caption "—No Waiver" shall not limit the rights of the Permitted Priority Lien Debt Collateral Agent and the holders of Permitted Priority Lien Debt Obligations pursuant to the provisions described under the third paragraph under the caption "—Exercise of Remedies."

  Avoidance Issues

        The Intercreditor Agreement provides that if the Permitted Priority Lien Debt Collateral Agent or any holder of Permitted Priority Lien Debt Obligations is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any Guarantor any amount paid in respect of Permitted Priority Lien Debt Obligations (a "Recovery"), then the Permitted Priority Lien Debt Collateral Agent or such holder of Permitted Priority Lien Debt Obligations shall be entitled to a reinstatement of Permitted Priority Lien Debt Obligations with respect to all such recovered amounts, and the Discharge of Permitted Priority Lien Debt Obligations shall be deemed not to have occurred for all purposes under the Intercreditor Agreement. If the Intercreditor Agreement shall have been terminated prior to such Recovery or any finding of the invalidity of a Lien granted to the Permitted Priority Lien Debt Collateral Agent, the Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties thereto from such date of reinstatement.

  Reorganization Securities

        If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Permitted Priority Lien Debt Obligations and on account of Parity Lien Debt Obligations, then, to the extent the debt obligations distributed on account of the Permitted Priority Lien Debt Obligations and on account of the Parity Lien Debt Obligations are secured by Liens upon the same property, the provisions of the Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

  Post-Petition Interest

        The Intercreditor Agreement provides that neither the Collateral Agent nor any other holder of Parity Lien Debt Obligations will oppose or seek to challenge any claim by the Permitted Priority Lien Debt Collateral Agent or any holder of Permitted Priority Lien Debt Obligations for allowance in any Insolvency or Liquidation Proceeding of Permitted Priority Lien Debt Obligations consisting of post-petition interest, fees or expenses to the extent of the value of any Lien of any holder of Permitted Priority Lien Debt Obligations, without regard to the existence of the Lien granted to the Collateral Agent on behalf of the holders of Parity Lien Debt Obligations on the Collateral.

        The Intercreditor Agreement provides that neither the Permitted Priority Lien Debt Collateral Agent nor any holder of Permitted Priority Lien Debt Obligations will oppose or seek to challenge any claim by the Collateral Agent or any holder of Parity Lien Debt Obligations for allowance in any Insolvency or Liquidation Proceeding of Parity Lien Debt Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien granted to the Collateral Agent on behalf of the holders of Parity Lien Debt Obligations on the Collateral (after taking into account the collateral securing the Permitted Priority Lien Debt Obligations).

  Waiver

        The Intercreditor Agreement provides that the Collateral Agent, for itself and on behalf of the holders of Parity Lien Debt Obligations, will waive any claim it may hereafter have against any holder of Permitted Priority Lien Debt Obligations arising out of the election of any holder of Permitted Priority Lien Debt Obligations of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

Releases

        The Intercreditor Agreement provides that if in connection with the exercise of the Permitted Priority Lien Debt Collateral Agent's remedies in respect of the Collateral provided for under the caption "—Exercise of Remedies," the Permitted Priority Lien Debt Collateral Agent, for itself or on behalf of any of the holders of Permitted Priority Lien Debt Obligations, releases any of its Liens on any part of the Collateral or releases the Company or any Guarantor from its obligations under its guaranty of the Permitted Priority Lien Debt Obligations in connection with the sale of all of the stock or substantially all of the assets of the Company or such Guarantor, then the Liens, if any, of the Collateral Agent, for itself and/or for the benefit of the holders of Parity Lien Debt Obligations, on such part of the Collateral, and the obligations of the Company or such Guarantor under its guaranty of the Parity Lien Debt Obligations, shall be automatically, unconditionally and simultaneously released without the need for any consent or other action on the part of the Collateral Agent or any other holder of Parity Lien Debt Obligations. The Collateral Agent, for itself or on behalf of any such holders of Parity Lien Debt Obligations, promptly shall execute and deliver to the Permitted Priority Lien Debt Collateral Agent or the Company or such Guarantor such termination statements, releases and other documents as the Permitted Priority Lien Debt Collateral Agent or the Company or such Guarantor may request to effectively confirm such release.

        The Intercreditor Agreement provides that if in connection with any sale, lease, exchange, transfer or other disposition of any Collateral permitted under the terms of the Permitted Priority Lien Debt Documents, the Indenture and the Parity Lien Debt Documents (if any) (other than in connection with the exercise of Permitted Priority Lien Debt Collateral Agent's remedies in respect of the Collateral referred to under the caption "—Exercise of Remedies"), the Permitted Priority Lien Debt Collateral Agent, for itself or on behalf of any of the holders of Permitted Priority Lien Debt Obligations, releases any of its Liens on any part of the Collateral, or releases the Company or any Guarantor from its obligations under its guaranty of the Permitted Priority Lien Debt Obligations in connection with the sale of all of the stock or substantially all of the assets of the Company or such Guarantor, in each case other than (A) in connection with the Discharge of Permitted Priority Lien Debt Obligations and (B) after the occurrence and during the continuance of any Parity Lien Debt Default (as defined in the Intercreditor Agreement), then the Liens, if any, of the Collateral Agent, for itself or for the benefit of the holders of Parity Lien Debt Obligations, on such Collateral, and the obligations of the Company or such Guarantor under its guaranty of the Parity Lien Debt Obligations, shall be automatically, unconditionally and simultaneously released without the need for any consent or other action on the part of the Collateral Agent or any other holder of Parity Lien Debt Obligations. The Collateral Agent, for itself or on behalf of any such holders of Permitted Priority Lien Debt Obligations, promptly shall execute and deliver to the Permitted Priority Lien Debt Collateral Agent or the Company or such Guarantor such termination statements, releases and other documents as the Permitted Priority Lien Debt Collateral Agent or the Company or such Guarantor may request to effectively confirm such release.

        Until the Discharge of Permitted Priority Lien Debt Obligations occurs, the Collateral Agent, for itself and on behalf of the holders of Parity Lien Debt Obligations, hereby irrevocably constitutes and appoints the Permitted Priority Lien Debt Collateral Agent and any officer or agent of the Permitted Priority Lien Debt Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact, coupled with an interest, with full irrevocable power and authority in the place and stead of the Collateral Agent or such holder or in the Permitted Priority Lien Debt Collateral Agent's own name, from time to time in the Permitted Priority Lien Debt Collateral Agent's discretion, for the purpose of carrying out the terms of the provisions described under this caption "—Releases" and described under the caption "—Insurance; Condemnation," to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of the provisions described under this caption "—Releases" and described under the caption "—Insurance; Condemnation," including any endorsements or other instruments of transfer or release.

        Until the Discharge of Permitted Priority Lien Debt Obligations occurs, to the extent that the Permitted Priority Lien Debt Collateral Agent or any holder of Permitted Priority Lien Debt Obligations obtains any new liens or additional guaranties from the Company or any Guarantor, then the Collateral Agent, for itself and for the holders of Parity Lien Debt Obligations, shall be granted a Lien on any such Collateral, subject to the Lien subordination provisions of the Intercreditor Agreement, and an additional guaranty, as the case may be; provided, however, that, notwithstanding anything in the Intercreditor Agreement to the contrary, in no event shall the Company or any Guarantor be required to grant or permit any additional Liens on any Excluded Asset to secure any Parity Lien Debt Obligation (but only for so long as any such asset or property constitutes an Excluded Asset).

        The Liens granted to secure the Permitted Priority Lien Debt Obligations and the Parity Lien Debt Obligations shall attach to any proceeds resulting from actions taken as contemplated by the first and third paragraphs described under the caption "—Releases," subject to the relative priorities described under the caption "—Relative Priorities" and in the case of the Liens granted to secure the Permitted Priority Lien Debt Obligations, subject to the paragraph below.

        Upon the Discharge of Permitted Priority Lien Debt Obligations, the Permitted Priority Lien Debt Collateral Agent's Liens upon the Collateral will be automatically released and the Permitted Priority Lien Debt Collateral Agent shall deliver all Pledged Collateral in its possession (if any) together with any necessary endorsements (such endorsement shall be without recourse and without any representation or warrant), first, to the Collateral Agent to the extent Parity Lien Debt Obligations remain outstanding, and second, to the Company and the Guarantors to the extent no Permitted Priority Lien Debt Obligations or Parity Lien Debt Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The Permitted Priority Lien Debt Collateral Agent will further agree to take all other action reasonably requested by the Collateral Agent following the Discharge of Permitted Priority Lien Debt Obligations, at the sole expense of the Company and the Guarantors, in connection with the Collateral Agent obtaining a first priority interest in the Pledged Collateral or as a court of competent jurisdiction may otherwise direct.

Insurance; Condemnation

        The Intercreditor Agreement provides that, unless and until the Discharge of Permitted Priority Lien Debt Obligations has occurred, subject to the terms of, and the rights of the Company and the Guarantors under, the Permitted Priority Lien Debt Documents, the holders of Permitted Priority Lien Debt Obligations shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Permitted Priority Lien Debt Obligations has occurred, and subject to the rights of the Company and the Guarantors under the Permitted Priority Lien Debt Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Collateral and to the extent required by the Permitted Priority Lien Debt Documents shall be paid to the Permitted Priority Lien Debt Collateral Agent for the benefit of the holders of Permitted Priority Lien Debt Obligations pursuant to the terms of the Permitted Priority Lien Debt Documents (including, without limitation, for purposes of cash collateralization of letters of credit thereunder) and thereafter, to the extent no Permitted Priority Lien Debt Obligations are outstanding, and subject to the rights of the Company and the Guarantors under the Indenture and the Security Documents and the Parity Lien Debt Documents, if any, to the Collateral Agent for the benefit of the holders of Parity Lien Debt Obligations to the extent required under the Indenture and the Security Documents and/or the Parity Lien Debt Documents and then, to the extent no Parity Lien Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of Permitted Priority Lien Debt Obligations has occurred, if the Collateral Agent or any other holder of Parity Lien Debt Obligations shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of the Intercreditor Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Permitted Priority Lien Debt Collateral Agent in accordance with the provisions described under the caption "—Payments Over."

Application of Proceeds

        The Intercreditor Agreement provides that, so long as the Discharge of Permitted Priority Lien Debt Obligations has not occurred, any Collateral or proceeds thereof received by the Permitted Priority Lien Debt Collateral Agent in connection with the sale or other disposition of, or collection or realization on, such Collateral by the Permitted Priority Lien Debt Collateral Agent whether or not in any Insolvency or Liquidation Proceeding or upon the exercise of any rights or remedies relating to the Collateral by the Permitted Priority Lien Debt Collateral Agent and all payments or distributions of any kind received in connection with the same, shall be applied by the Permitted Priority Lien Collateral Agent first to the Permitted Priority Lien Debt Obligations in such order as specified in the relevant Permitted Priority Lien Debt Documents. Upon the Discharge of Permitted Priority Lien Debt

Obligations, any remaining Collateral or proceeds thereof shall be delivered to the Collateral Agent in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Collateral Agent to the Parity Lien Debt Obligations in the order specified in the second paragraph under the caption "—Exercise of Remedies." In the event the purchase right pursuant to the provisions described under the caption "—Purchase Right" has been exercised in accordance with such provisions and, in connection therewith, there are fees, costs and expenses (including attorney's fees and accountant's fees and all payments that would have been required pursuant to Section 2.07(c) of the Credit Agreement), in each case, then due and payable to the Permitted Priority Lien Debt Collateral Agent and the selling holders of Permitted Priority Lien Debt Obligations (the Permitted Priority Lien Debt Collateral Agent and such holders of Permitted Priority Lien Debt Obligations, the "Selling Permitted Priority Lien Lenders") in accordance with the Permitted Priority Lien Debt Documents in an aggregate amount in excess of $1,000,000 (such amount in excess of $1,000,000, the "Unpaid Excess Amount"), and the Permitted Priority Lien Debt Collateral Agent and the Selling Permitted Priority Lien Debt Lenders retain the claim to the Unpaid Excess Amount as contemplated by the Assignment Agreement, then the Permitted Priority Lien Debt Collateral Agent shall pay such Unpaid Excess Amount to the Permitted Priority Lien Debt Collateral Agent and the Selling Permitted Priority Lien Debt Lenders (to the extent not previously paid) as contemplated by this paragraph in accordance with the terms of the Permitted Priority Lien Debt Documents to the extent such Unpaid Excess Amount represents a secured claim under the Permitted Priority Lien Debt Documents in accordance with the terms thereof.

        The Intercreditor Agreement provides that the Collateral Agent will apply the proceeds of any sale or other disposition of, or collection or realization on, any collateral that secures the Parity Lien Debt Obligations, subject to the provisions described under the caption "—Payments Over" in the following order of priority:

  (a)
  first, to the Collateral Agent for application to the payment of all then outstanding reasonable and documented costs and expenses incurred by the Collateral Agent in connection with a sale, collection or realization or otherwise in connection with the Intercreditor Agreement or any of the Parity Lien Debt Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith or made or incurred hereunder, under the Indenture and the Security Documents or under the Parity Lien Debt Documents on behalf of the Company and the Guarantors and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder, under the Indenture and the Security Documents or under the Parity Lien Debt Documents;

  (b)
  second, to the extent of any excess of such proceeds, to the payment of all other Parity Lien Debt Obligations for the ratable benefit of the holders of Parity Lien Debt Obligations; and

  (c)
  third, to the extent of any excess of such proceeds, to the payment to or upon the order of the Company and the Guarantors or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Payments Over

        So long as the Discharge of Permitted Priority Lien Debt Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any Guarantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence described under the caption "—No New Liens") received by the Collateral Agent or any other holder of Parity Lien Debt Obligations in connection with any Insolvency or Liquidation Proceeding or in connection with the exercise of any right or remedy (including set-off) relating to the

Collateral shall be segregated and held in trust and forthwith paid over to the Permitted Priority Lien Debt Collateral Agent for the benefit of the holders of Permitted Priority Lien Debt Obligations in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Permitted Priority Lien Debt Collateral Agent will be authorized to make any such endorsements as agent for the any such holders of Permitted Priority Lien Debt Obligations. The authorization described above will be coupled with an interest and will be irrevocable until the Discharge of Permitted Priority Lien Debt Obligations.

Amendments to Permitted Priority Lien Debt Documents, Indenture and Security Documents and Parity Lien Debt Documents

        The Intercreditor Agreement provides that the Permitted Priority Lien Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, the Permitted Priority Lien Debt Obligations may be replaced in whole but not in part, in each case, without notice to, or the consent of the Collateral Agent, any Parity Lien Debt Representative or the other holders of Parity Lien Debt Obligations, all without affecting the Lien subordination or other provisions of the Intercreditor Agreement; provided, however, that (x) in the case of such a Replacement transaction, (A) if such Replacement Indebtedness will constitute Permitted Priority Lien Debt Obligations the incurrence of such Replacement Indebtedness complies with the terms of the Intercreditor Agreement, (B) if such Replacement Indebtedness will constitute Parity Lien Debt Obligations, the incurrence of such Replacement Indebtedness complies with the terms of the Intercreditor Agreement, and (C) any such Replacement Indebtedness shall not be permitted to constitute both Permitted Priority Lien Debt Obligations and Parity Lien Debt Obligations, and (y) any such amendment, restatement, supplement, modification or Replacement shall not, without the consent of the Collateral Agent:

  (i)
  increase the aggregate sum (without duplication) of the following in excess of the Cap Amount: (A) the then outstanding aggregate principal amount of the loans under the Credit Agreement or the definitive credit documents in respect of a Replacement thereof, as applicable, plus (B) the aggregate amount of all undrawn commitments to extend credit under the Credit Agreement or the definitive credit documents in respect of a Replacement thereof, as applicable, plus (C) the aggregate amount available to be drawn under all outstanding letters of credit under the Credit Agreement or the definitive credit documents in respect of a Replacement thereof, as applicable, or

  (ii)
  extend the scheduled maturity of the Credit Agreement (as in effect on the Issue Date) beyond March 31, 2010 or extend the scheduled maturity of any other Credit Agreement or any definitive credit documents in respect of a Replacement thereof beyond the scheduled maturity of the Notes or any Replacement thereof, or

  (iii)
  contravene the provisions of the Intercreditor Agreement.

        The Intercreditor Agreement provides that the Indenture and the Security Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms (provided that any such amendment, restatement, supplement or other modification does not contravene the provisions of the Intercreditor Agreement), and the Parity Lien Debt Obligations may be refinanced, amended, restated, supplemented or otherwise modified in accordance with its terms, in each case, without notice to, or the consent (except to the extent a consent is required to permit such amendment, supplement or other modification or such Replacement transaction under any Permitted Priority Lien Debt Document, the Indenture or any Parity Lien Debt Document) of any holder of Permitted Priority Lien Debt Obligations or any holder of Parity Lien Debt Obligations, all without affecting the Lien subordination or other provisions of the Intercreditor Agreement, provided, however, in the case of such a Replacement transaction, (i) if such Replacement Indebtedness will constitute Permitted Priority Lien Debt Obligations the incurrence of such Replacement Indebtedness complies with the terms of the Intercreditor Agreement, (ii) if such Replacement Indebtedness will constitute Parity Lien Debt Obligations, the incurrence of such Replacement Indebtedness complies with the terms of the Intercreditor Agreement, and (iii) any such Replacement Indebtedness shall not be permitted to constitute both Permitted Priority Lien Debt Obligations and Parity Lien Debt Obligations.

        The Intercreditor Agreement provides that the Parity Lien Debt Documents with respect to any additional Parity Lien Debt may be amended, restated, supplemented or otherwise modified in accordance with their terms (provided that any such amendment, restatement, supplement or other modification does not contravene the provisions of the Intercreditor Agreement), and the Parity Lien Debt Obligations with respect to such Parity Lien Debt may be refinanced, amended, restated, supplemented or otherwise modified in accordance with its terms, in each case, without notice to, or the consent (except to the extent a consent is required to permit such amendment, restatement, supplement or other modification or such Replacement transaction under any Permitted Priority Lien Debt Document, the Indenture or any Security Document or any Parity Lien Debt Document) of any holder of Permitted Priority Lien Debt Obligations or any holder of Parity Lien Debt Obligations, all without affecting the Lien subordination or other provisions of the Intercreditor Agreement, provided, however, that, in the case of such a Replacement transaction, (i) if such Replacement Indebtedness will constitute Permitted Priority Lien Debt Obligations the incurrence of such Replacement Indebtedness complies with the terms of the Intercreditor Agreement, (ii) if such Replacement Indebtedness will constitute Parity Lien Debt Obligations, the incurrence of such Replacement Indebtedness complies with the terms of the Intercreditor Agreement, and (iii) any such Replacement Indebtedness shall not be permitted to constitute both Permitted Priority Lien Debt Obligations and Parity Lien Debt Obligations.

Purchase Right

        The Intercreditor Agreement provides that, without prejudice to the enforcement of remedies of the Permitted Priority Lien Collateral Agent and the holders of Permitted Priority Lien Debt Obligations, the Permitted Priority Lien Collateral Agent and the holders of Permitted Priority Lien Debt Obligations agree that upon the receipt by the Permitted Priority Lien Debt Collateral Agent of a Purchase Notice (as defined below), the lenders under the Credit Agreement will be deemed to have offered to the holders of Parity Lien Debt Obligations the option to purchase all (but not less than all) of the aggregate amount of outstanding Permitted Priority Lien Debt Obligations (including unfunded commitments under the Credit Agreement) for an aggregate amount equal to the Aggregate Purchase Price, without warranty or representation, express or implied (other than with respect to each of the holders of Permitted Priority Lien Debt Obligations' ownership of the Permitted Priority Lien Debt Obligations owed to or held by such holders of Permitted Priority Lien Debt Obligations, free and clear of all claims credited by, or consented to in writing by, such holder of Permitted Priority Lien Debt Obligations), and without recourse, all as more fully described in the provisions described under this caption "—Purchase Right."

        The Intercreditor Agreement provides that the Collateral Agent and any holder of Parity Lien Debt Obligations (the "Initiating Purchaser") may, at any time, provide written notice to the Permitted Priority Lien Debt Collateral Agent (the "Purchase Notice"), that it (or one or more of its affiliates or designees) desires to purchase all, but not less than all, of the outstanding Permitted Priority Lien Debt Obligations of the lenders under the Credit Agreement (including the unfunded commitments under the Credit Agreement) for cash consideration, in immediately available funds, equal to the Aggregate Purchase Price. Promptly thereafter, the Initiating Purchaser shall provide a copy of the Purchase Notice to the Collateral Agent and the Trustee (and the Trustee shall provide a copy thereof to each other holder of Parity Lien Debt Obligations).

        Any holder of Parity Lien Debt Obligations that would like to participate in the purchase of the Permitted Priority Lien Debt Obligations as contemplated by the provisions described under the caption "—Purchase Right" (the "Additional Purchasers"; and together with the Initiating Purchaser, the "Purchasers") shall provide written notice to the Initiating Purchaser within 10 days of its receipt of a copy of the Purchase Notice providing the aggregate amount of the Permitted Priority Lien Debt Obligations that it (or one or more of its affiliates or designees) desires to purchase. The Initiating Purchaser and the Additional Purchasers shall allocate the purchase among themselves on a pro rata basis based upon the amount Aggregate Purchase Price committed by each such Person.

        The Permitted Priority Lien Debt Collateral Agent agrees, for itself and the other holders of Permitted Priority Lien Debt Obligations, that upon the Permitted Priority Lien Debt Collateral Agent's receipt of a Purchase Notice (the "Notice Delivery Date"), no holder of Permitted Priority Lien Debt Obligations shall take any Lien Enforcement Action with respect to the Collateral and shall not exercise any right or remedy available to such Person under the Permitted Priority Lien Debt Documents (including any action to accelerate the Permitted Priority Lien Debt), in each case during the 45 day period following the Notice Delivery Date (such 45 day period, the "Purchase Period"). Promptly after the delivery of the Purchase Notice, the Permitted Priority Lien Debt Collateral Agent will provide the Initiating Purchaser with a written confirmation of the Aggregate Purchase Price, together with reasonable detail (including with respect to amounts being claimed under clause (c) of the definition of Aggregate Purchase Price and as to any Unpaid Excess Amount).

        The purchase of the Permitted Priority Lien Debt Obligations contemplated by the provisions described under the caption "—Purchase Right" shall be consummated promptly after the delivery of the Purchase Notice pursuant to an assignment and assumption agreement substantially in the form attached as an exhibit to the Intercreditor Agreement (or such other documentation reasonably acceptable to the Permitted Priority Lien Debt Collateral Agent, the holders of Permitted Priority Lien Debt Obligations and the Purchasers) (the "Assignment Agreement"), and such purchase shall become effective upon the later of (i) the execution of the Assignment Agreement by all parties thereto and (ii) the receipt by the Permitted Priority Lien Debt Collateral Agent of cash consideration by wire transfer of immediately available funds from or on behalf of the Purchasers in an amount equal to the Aggregate Purchase Price. Notwithstanding the foregoing, in the event that (A) the Purchasers shall have executed the Assignment Agreement and shall have delivered executed counterparts of their respective signature pages to the Assignment Agreement to the Permitted Priority Lien Debt Collateral Agent and (B) one or more lenders under the Permitted Priority Lien Debt shall for any reason refuse or otherwise fail to execute the Assignment Agreement prior to the expiration of the Purchase Period, then each holder of Permitted Priority Lien Debt Obligations, by authorization of the Permitted Priority Lien Debt Collateral Agent's execution and delivery of the Intercreditor Agreement or by separate authorization, will thereby irrevocably constitute and appoint the Permitted Priority Lien Debt Collateral Agent and any officer or agent of the Permitted Priority Lien Debt Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact, coupled with an interest, with full irrevocable power and authority in the place and stead of such holder of Permitted Priority Lien Debt Obligations or in the Permitted Priority Lien Debt Collateral Agent's own name, and the Permitted Priority Lien Debt Collateral Agent will thereby irrevocably authorize by authorization of the execution and delivery of the Intercreditor Agreement or by separate authorization, and instruct (and the Permitted Priority Lien Debt Collateral Agent will thereby agree), to execute the Assignment Agreement on behalf of each holder of Permitted Priority Lien Debt Obligations; provided, however, that, if the holders of Permitted Priority Lien Debt Obligations and/or the Permitted Priority Lien Debt Collateral Agent shall for any reason refuse or otherwise fail to so execute the Assignment Agreement prior to the expiration of the Purchase Period, then the Permitted Priority Lien Debt Collateral Agent, by its execution and delivery of the Intercreditor Agreement, and each holder of Permitted Priority Lien Debt Obligations, by authorization of the Permitted Priority Lien Debt Collateral Agent's execution and delivery of the Intercreditor Agreement or by separate authorization, will thereby irrevocably constitute and appoint the Collateral Agent and any officer or agent of the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact, coupled with an interest, with full irrevocable power and authority in the place and stead of the Permitted Priority Lien Debt Collateral Agent and such other holder of Permitted Priority Lien Debt Obligations, respectively, or in the Collateral Agent's own name, and the Collateral Agent will thereby irrevocably authorize and instruct (and the Collateral Agent will thereby agree), to execute the Assignment Agreement on behalf of such holder of Permitted Priority Lien Debt Obligations.

        Notwithstanding anything to the contrary contained in the Credit Agreement or any limitations contained therein (including any restriction contained in the Credit Agreement with respect to assignments), each Initiating Purchaser and each Additional Purchaser shall be permitted to become a "Lender" under the Credit Agreement.

        The Intercreditor Agreement provides that in no event shall the Company or any Guarantor or any affiliate thereof be permitted to be an Initiating Purchaser or a Purchaser thereunder.

Notice of Event of Default

        The Intercreditor Agreement provides that the Permitted Priority Lien Debt Collateral Agent will promptly notify the Collateral Agent of the occurrence of any "Event of Default" under and as defined in the Permitted Priority Lien Debt Documents.

Bailee for Perfection

        Pursuant to the Intercreditor Agreement, the Permitted Priority Lien Debt Collateral Agent will agree to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the Uniform Commercial Code (such Collateral being the "Pledged Collateral") as collateral agent for the holders of Permitted Priority Lien Debt Obligations and as bailee for the Collateral Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code) and any assignee of the Collateral Agent solely for the purpose of perfecting the security interest granted under the Permitted Priority Lien Debt Documents and the Indenture and the Security Documents (and, if applicable, the Parity Lien Debt Documents), respectively, subject to the terms and conditions of the provisions referred to under this caption "—Bailee for Perfection." In the event that the Collateral Agent or any holder of Parity Lien Debt Obligations shall come into possession of any Pledged Collateral prior to the Discharge of Permitted Priority Lien Debt Oblgiations, then the Collateral Agent or such holder of Parity Lien Debt Obligations, as applicable, shall deliver such Pledged Collateral to the Permitted Priority Lien Debt Collateral Agent, to be applied by the Permitted Priority Lien Debt Collateral Agent in accordance with the provisions described in the first paragraph under the caption "—Application of Proceeds."

        The Permitted Priority Lien Debt Collateral Agent shall have no obligation whatsoever to the holders of Permitted Priority Lien Debt Obligations or the holders of Parity Lien Debt Obligations to ensure that the Pledged Collateral is genuine or owned by the Company or any of the Guarantors or to preserve rights or benefits of any Person except as expressly set forth in the Intercreditor Agreement.

        The Intercreditor Agreement provides that, upon the Discharge of Permitted Priority Lien Debt Obligations under the Permitted Priority Lien Debt Documents to which the Permitted Priority Lien Debt Collateral Agent is a party (i) the Permitted Priority Lien Debt Collateral Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Collateral Agent to the extent Parity Lien Debt Obligations remain outstanding, and second, to the Company and the Guarantors to the extent no Permitted Priority Lien Debt Obligations or Parity Lien Debt Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral), and (ii) the Permitted Priority Lien Debt Collateral Agent will take all other action (which shall not include incurring any out-of-pocket cost or expense) reasonably requested by the Collateral Agent at the expense of the Company and the Guarantors in connection with the Collateral Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

        Notwithstanding the foregoing, subject to the terms of the Intercreditor Agreement, until the Discharge of Permitted Priority Lien Debt Obligations has occurred, the Permitted Priority Lien Debt Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Permitted Priority Lien Debt Documents as if the Liens of the Collateral Agent under the Indenture and the Security Documents did not exist. Until the Discharge of Permitted Priority Lien Debt Obligations has occurred, the rights of the Collateral Agent shall at all times be subject to the terms of the Intercreditor Agreement.

When Discharge of Permitted Priority Lien Debt Obligations to Not Have Occurred

        The Intercreditor Agreement provides that, if, concurrently with the Discharge of Permitted Priority Lien Debt Obligations, the Company and the Guarantors (or any of them) enter into any Replacement in full of the then existing Permitted Priority Lien Debt Obligations, which Replacement is permitted by the Intercreditor Agreement, the Indenture and the Parity Lien Debt Documents, then such Discharge of Permitted Priority Lien Debt Obligations shall automatically be deemed not to have occurred for all purposes of the Intercreditor Agreement (other than with respect to any actions taken or the effectiveness of the provisions in the first paragraph described under the caption "—Exercise of Remedies" as a result of the occurrence of such first Discharge of Permitted Priority Lien Debt Obligations), and, from and after the date on which such Replacement Indebtedness is incurred in accordance with the next sentence, the obligations under such Replacement shall automatically be treated as Permitted Priority Lien Debt Obligations for all purposes of the Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the New Permitted Priority Lien Collateral Agent (as defined below) under such new Permitted Priority Lien Debt Documents shall be the Permitted Priority Lien Debt Collateral Agent for all purposes of the Intercreditor Agreement. The Company and the Guarantors will be permitted, subject to provisions described under the caption "—Amendments to Permitted Priority Lien Debt Documents, Indenture and Security Documents and Parity Lien Debt Documents," to (i) refinance, replace, amend, restate or otherwise modify the Permitted Priority Lien Debt Obligations in full or (ii) in the event that no Permitted Priority Lien Debt Obligations are then outstanding and the Discharge of Permitted Priority Lien Debt Obligations shall have occurred with respect to the most recent Permitted Priority Lien Debt Obligations, incur new Permitted Priority Lien Debt Obligations under a new Permitted Priority Lien Debt Document (the Indebtedness incurred under clause (i) or (ii) shall be referred to in this paragraph as "Additional First Lien Indebtedness"), and in connection therewith, designate as a holder of Permitted Priority Lien Debt Obligations lenders and agents (including any New Agent) thereunder, in each case only to the extent the Replacement Indebtedness or new Indebtedness is incurred in accordance with the terms of the Intercreditor Agreement.

        The Intercreditor Agreement provides that upon receipt of a notice (the "New First Lien Debt Notice") stating that the Company and the Guarantors have entered into a Replacement in full in respect of the then existing Permitted Priority Lien Debt or a new Permitted Priority Lien Debt Document (which notice shall include the identity of the new administrative and/or collateral agent under the applicable definitive credit documents in respect of a Replacement thereof, or other new Permitted Priority Lien Debt Collateral Agent, such agent, the "New Agent"), the Collateral Agent shall promptly, at the Company's and Guarantors' cost and expense (i) enter into such documents and agreements (including amendments, supplements or other modifications to the Intercreditor Agreement) as the Company and the Guarantors or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of the Intercreditor Agreement and (ii) deliver to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral).

Appointment of Collateral Agent; Rights and Immunities of Collateral Agent

        The Intercreditor Agreement provides that each of the Trustee on behalf of each holder of Note Obligations, and each Parity Lien Debt Representative on behalf of each holder of Parity Lien Debt Obligations represented by it will appoint Wilmington Trust FSB as the collateral agent under and for purposes of each of the Security Documents and as the Collateral Agent under and for purposes of the Intercreditor Agreement, and each of the Trustee, on behalf of each holder of Note Obligations, and each Parity Lien Debt Representative, on behalf of each holder of Parity Lien Debt Obligations represented by it, will authorize Wilmington Trust FSB, as the collateral agent under and for purposes of each of the Security Documents and as the Collateral Agent under and for purposes of the Intercreditor Agreement, to take such actions on its behalf under the provisions of the Security Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly designated to the Collateral Agent by the terms of the Security Documents and the Intercreditor Agreement, together with such other powers as are reasonably incidental thereto. Each of the Trustee, on behalf of each holder of Note Obligations, each Parity Lien Debt Representative on behalf of each holder of Parity Lien Debt Obligations represented by it and each holder of Parity Lien Debt Obligations will agree that the Collateral Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and in the Security Documents.

Voting

        The Intercreditor Agreement provides that in connection with any matter under the Intercreditor Agreement requiring a vote of holders of Parity Lien Debt Obligations, each series of Parity Lien Debt Obligations will cast its votes in accordance with the Indenture or the applicable Parity Lien Debt Documents, as the case may be, governing such series of Parity Lien Debt Obligations and as contemplated by the definition of Required Parity Lien Debt Secured Parties thereunder. Following and in accordance with the outcome of the applicable vote under the Indenture or the applicable Parity Lien Debt Documents, as the case may be, the Secured Debt Representative of each series of Parity Lien Debt Obligations will cast all of its votes as a block in respect of any vote under the Intercreditor Agreement.

        The Intercreditor Agreement provides that, notwithstanding anything to the contrary set forth in the Intercreditor Agreement, in the Indenture or any Security Document or in any Parity Lien Debt Document, no amendment, restatement, supplement, waiver or other modification of the Intercreditor Agreement that reduces, impairs or adversely affects the right of any holder of Parity Lien Debt Obligations:

  (i)
  to vote its Parity Lien Debt Obligations as to any matter described as subject to a vote of Required Parity Lien Debt Secured Parties (or which amends the provisions of this paragraph or the definition of "Required Parity Lien Debt Secured Parties," "Parity Lien Debt Obligations" or "Parity Lien Debt Secured Parties");

  (ii)
  to share in the Collateral on an equal and ratable basis (including to share in the application of proceeds and other amounts as described and contemplated by the provisions under the caption "—Application of Proceeds");

  (iii)
  with respect to the order of application (or has the affect of decreasing the amount) of any payments under the provisions described under the caption "—Application of Proceeds"; or

  (iv)
  to require that Liens on all of the collateral securing the Parity Lien Debt Obligations be released only as set forth in the provisions described under the captions "—Releases" and "—Release of Liens on Collateral That Secures the Parity Lien Debt Obligations";

will become effective without the consent of the requisite percentage or number of holders of each series of Parity Lien Debt Obligations under the Indenture and the Security Documents or the applicable Parity Lien Debt Documents.

Release of Liens on Collateral That Secures the Parity Lien Debt Obligations

        The Collateral Agent's Liens upon the collateral that secures the Parity Lien Debt Obligations will be released:

  (a)
  in whole, upon (i) payment in full and discharge of all outstanding Notes, additional Parity Lien Debt and all other Parity Lien Debt Obligations that are outstanding, due and payable at the time all of the Notes and additional Parity Lien Debt are paid in full and discharged and (ii) termination or expiration of all commitments to extend credit under all Parity Lien Debt Documents and the cancellation or termination or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Debt Documents) of all outstanding letters of credit issued pursuant to any Parity Lien Debt Documents; provided that the Company or such Guarantor shall have delivered an Officers' Certificate to the Collateral Agent certifying that the conditions described in this clause (a) have been met and that such release of the collateral that secures the Parity Lien Debt Obligations is permitted under, and does not violate the terms of, any Parity Lien Debt Document;

  (b)
  as to any collateral that secures the Parity Lien Debt Obligations that is sold, transferred or otherwise disposed of by the Company or such Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or such Guarantor in a transaction or other circumstance that complies with the provisions described under the caption "—Offers to Repurchase the Notes—Limitation on Sale of Assets and Subsidiary Stock" and is permitted by all of the Parity Lien Debt Documents at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Agent's Liens upon the collateral that secures the Parity Lien Debt Obligations will not be released if the sale or disposition is subject to the provisions described under the caption "—Certain Covenants—Limitation on Merger, Sale or Consolidation" or any similar provision contained in any other Parity Lien Debt Document; provided, further, that the Collateral Agent's Liens will attach to the proceeds received in respect of any such sale, transfer or other disposition, subject to the priorities set forth in the provisions described under the caption "—Relative Priorities";

  (c)
  as to a release of less than all or substantially all of the collateral that secures the Parity Lien Debt Obligations, if consent to the release of all of the Collateral Agent's Liens on the collateral that secures the Parity Lien Obligations has been given by a written direction of the Required Parity Lien Debt Secured Parties; provided that the Company or such Guarantor shall have delivered an Officers' Certificate to the Collateral Agent certifying that the conditions described in this clause (c) have been met and that such release of the collateral that secures the Parity Lien Debt Obligations is permitted under, and does not violate the terms of, any Parity Lien Debt Document;

  (d)
  as to a release of all or substantially all of the collateral that secures the Parity Lien Debt Obligations, if (i) consent to release of that collateral that secures the Parity Lien Debt Obligations has been given by the requisite percentage or number of holders of Note Obligations at the time outstanding as provided for in the Indenture and by the requisite percentage or number of holders of each series of Parity Lien Debt Obligations at the time outstanding as provided for in the applicable Parity Lien Debt Documents, and (ii) the Company or such Guarantor shall have delivered an Officers' Certificate to the Collateral Agent certifying that the conditions described in this clause (d) have been met; and

  (e)
  as and when required in accordance with the provisions described under the caption "—Releases."

Further Assurances

        The Intercreditor Agreement provides that the Permitted Priority Lien Debt Collateral Agent, on behalf of itself and the holders of Permitted Priority Lien Debt Obligations, and the Collateral Agent, on behalf of itself and the holders of Parity Lien Debt Obligations, and the Company and the Guarantors, will agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Permitted Priority Lien Debt Collateral Agent or the Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by the Intercreditor Agreement.

Certain Intercreditor Agreement Definitions

        Solely for purposes of the provisions set forth in this Description of Notes described under the caption "Collateral and the Intercreditor Agreement," the terms set forth below have the meanings set forth below.

        "Parity Lien Debt Obligations" means the "Obligations" as defined in the applicable Parity Lien Debt Documents and all other obligations of the Company and the Guarantors from time to time arising under or in respect of the due and punctual payment of (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) on the Indebtedness for borrowed money outstanding under each Parity Lien Debt Document, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), of the Company and the Guarantors under the Parity Lien Debt Documents owing to the Parity Lien Debt Secured Parties (in their capacity as such).

        "Permitted Priority Lien Debt Obligations" means (a) the "Obligations" as defined in the Credit Agreement and all other obligations of the Company and the Guarantors from time to time arising under the Credit Agreement under or in respect of the due and punctual payment of (i) the principal of, interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable in such proceeding) and premium (if any) in respect of the Permitted Priority Lien Debt, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Company and the Guarantors under the Credit Agreement in respect of any letter of credit, when and as due, including payments in respect of reimbursement obligations, interest thereon and obligations to provide cash collateral in respect thereof and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), of the Company and the Guarantors under the Credit Agreement and the other Permitted Priority Lien Debt Documents, and (b) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to any holder of Permitted Priority Lien Debt, any affiliate of a holder of Permitted Priority Lien Debt or the Permitted Priority Lien Debt Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds, in the case of clause (b), to the extent such obligations are secured by the collateral that secures the Permitted Priority Lien Debt Obligations. Following a Replacement in respect of the Credit Agreement made in accordance with the provisions described under the caption "—Amendments to Permitted Priority Lien Debt Documents, Indenture and Security Documents and Parity Lien Debt Documents," all obligations (including but not limited to Replacement Indebtedness) arising under or evidenced by the definitive credit documents in respect of a Replacement thereof shall constitute for all purposes, and be determined in accordance with this definition of, "Permitted Priority Lien Debt Obligations."

        Notwithstanding the foregoing, if the sum of: (1) Indebtedness for borrowed money constituting principal outstanding under the Credit Agreement and the other Permitted Priority Lien Debt Documents plus (2) the aggregate face amount of any letters of credit issued but not reimbursed under the Credit Agreement, is in excess of the Cap Amount, then the portion of such Indebtedness and such aggregate face amount of letters of credit in excess of the Cap Amount shall not be included in the Permitted Priority Lien Debt Obligations, and interest and reimbursement obligations related to such Indebtedness and letters of credit not included in Permitted Priority Lien Debt Obligations shall not be included in the Permitted Priority Lien Debt Obligations.

Optional Redemption

        We may redeem the Notes at any time from time to time for cash at our option, in whole or in part, upon not less than 30 days nor more than 60 days notice to each holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing July 15 of the years indicated below, in each case together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption of the Notes (the "Redemption Date"):

Year	Percentage
2011	106.313%
2012	103.156%
2013 and thereafter	100.000%

        If the Redemption Date is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

Regulatory Redemption

        If any Gaming Authority requires that a holder of Notes or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable Gaming Law and such holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such holder of Notes or such beneficial owner is not so licensed, qualified or found suitable, we shall have the right, at our option, (1) to require such holder or beneficial owner to dispose of such holder's or beneficial owner's Notes within 30 days of receipt of notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (2) to call for the redemption (a "Regulatory Redemption") of the Notes of such holder or beneficial owner at the principal amount thereof or, if required by such Gaming Authority, the lesser of (a) the price at which such holder or beneficial owner acquired the Notes, and (b) the fair market value of such Notes on the date of redemption, together with, in either case, accrued and unpaid interest and, if permitted by such Gaming Authority, Liquidated Damages, to the earlier of the date of redemption or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. We shall notify the Trustee in writing of any such redemption as soon as practicable and the redemption price of each Note to be redeemed.

        The holder of Notes or beneficial owner applying for a license, qualification or a finding of suitability must pay all costs of the licensure and investigation for such qualification or finding of suitability. Under the Indenture, we are not required to pay or reimburse any holder of the Notes or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure and investigation for such qualification or finding of suitability. Such expense will, therefore, be the obligation of such holder or beneficial owner. See "Risk Factors—Risks Related to the New Notes—You may be required to sell your New Notes if any gaming authority finds you unsuitable to hold them."

Mandatory Redemption

        The Notes will not have the benefit of any sinking fund and, except as set forth above under "—Regulatory Redemption," we will not be required to make any mandatory redemption payments with respect to the Notes.

Selection and Notice

        In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only.

        Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the holder of each Note to be redeemed to such holder's last address as then shown upon the registry books of our registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount of such Note to be redeemed and must state that on and after the date of redemption, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption, unless we default in the payment thereof.

Offers to Repurchase the Notes

  Repurchase of Notes at the Option of the Holder Upon a Change of Control

        The Indenture provides that in the event that a Change of Control has occurred, each holder of Notes will have the right, at such holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by us (the "Change of Control Offer"), to require us to repurchase all or any part of such holder's Notes; provided, that the principal amount of such Notes must be $1,000 or in integral multiples thereof, on a date (the "Change of Control Purchase Date") that is no later than 30 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.

        The Change of Control Offer shall be made within 10 Business Days following a Change of Control and shall remain open for at least 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, we promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

        As used herein, a "Change of Control" means:

  (2)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any Person other than a Principal or a Related Party of a Principal;

  (3)
  any Person other than a Principal or a Related Party of a Principal becomes the Beneficial Owner, directly or indirectly, of more than 35% of the aggregate voting power of the Voting Equity Interests of the Company,

  (2)
  the Continuing Directors cease for any reason to constitute a majority of our Board of Directors then in office,

  (3)
  we adopt a plan of liquidation, or

  (4)
  the Company consolidates with, or merges with or into, any Person other than a Principal or a Related Party of a Principal, or any Person other than a Principal or a Related Party of a Principal consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Equity Interests of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Equity Interests of the Company outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Equity Interests of such surviving or transferee Person (immediately after giving effect to such transaction).

        As used in this covenant, "Person" (including any group that is deemed to be a "Person") has the meaning given by Section 13(d) of the Exchange Act, whether or not applicable.

        On or before the Change of Control Purchase Date, we will:

  (1)
  accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

  (2)
  deposit with the paying agent for us (the "Paying Agent") cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date) of all Notes so tendered, and

  (3)
  deliver to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by us.

        The Paying Agent promptly will pay the holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date) and the Trustee promptly will authenticate and deliver to such holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by us to the holder thereof. We publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

        The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable.

        The occurrence of the events constituting a Change of Control could result in an event of default under any Credit Agreement and under our and our Subsidiaries' other debt instruments. Following such an event of default, the lenders under any Credit Agreement or such other debt instruments would have the right to require the immediate repayment of the indebtedness thereunder in full, and may have the right to require such repayment prior to the Change of Control Purchase Date on which we would be required to repurchase the Notes.

        No assurances can be given that we will have funds available or otherwise will be able to purchase any Notes upon the occurrence of a Change of Control. Our and our Subsidiaries' other debt instruments, including any Credit Agreement, may prohibit or restrict us and our Subsidiaries from repurchasing any Notes. See "Risk Factors—Risks Related to the Notes—MTR may not have the ability to raise the funds necessary to finance the change of control offer and asset sale offer required by the indenture governing the notes, and, in the case of an asset sale offer, the debt agreements governing certain other indebtedness."

        The provisions of the Indenture relating to a Change of Control in and of themselves may not afford holders of the Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect holders of the Notes if such transaction is not the type of transaction included within the definition of a Change of Control. A transaction involving our management or our affiliates likewise will result in a Change of Control only if it is the type of transaction specified by such definition. The existence of the foregoing provisions relating to a Change of Control may or may not deter a third party from seeking to acquire us in a transaction which constitutes a Change of Control and may or may not discourage or make more difficult the removal of incumbent management.

        The phrase "all or substantially all" of our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of our assets has occurred.

        Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, our compliance with such laws and regulations shall not in and of itself cause a breach of our obligations under such covenant.

        If the Change of Control Purchase Date is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

Limitation on Sale of Assets and Subsidiary Stock

        The Indenture provides that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of our or their property, business or assets, including by merger or consolidation (in the case of a Guarantor or one of our Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of our Subsidiaries, whether by us or any of our Subsidiaries or through the issuance, sale or transfer of Equity Interests by any of our Subsidiaries and including any sale-leaseback transaction (any of the foregoing, an "Asset Sale"), unless, with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate Fair Market Value in excess of $2.0 million:

  (1)
  at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, provided, that for purposes of this provision, property or assets of the type set forth in clause (b) of the second succeeding paragraph will be deemed to be cash;

  (2)
  no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and

  (3)
  our Board of Directors determines in reasonable good faith that we will receive or such Guarantor or such Subsidiary will receive, as applicable, Fair Market Value for such Asset Sale.

        For purposes of clause (1) of the preceding sentence, total consideration received means the total consideration received for such Asset Sales minus the amount of (a) Indebtedness secured solely by the assets sold and assumed by a transferee; provided, that we are and our Subsidiaries are fully released from obligations in connection therewith and (b) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

        The Indenture provides that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of our or their Core Gaming Assets, including by merger or consolidation (in the case of a Guarantor or one of our Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of our Subsidiaries, whether by us or any of our Subsidiaries or through the issuance, sale or transfer of Equity Interests by any of our Subsidiaries and including any sale-leaseback transaction.

        Within 360 days following such Asset Sale (other than a Sale of Collateral or a Sale of a Guarantor), Net Cash Proceeds therefrom shall be:

  (a)
  (i) used to retire Indebtedness secured by the asset which was the subject of the Asset Sale, (ii) used to retire, repay and permanently reduce Permitted Priority Lien Debt or the Notes; provided, that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount, or (iii) to retire, repay and permanently reduce other senior secured Indebtedness; provided that the Notes are retired or repaid on a pro rata basis; or

  (b)
  invested in assets and property (other than notes, bonds, obligations and securities, except in connection with the acquisition of a Subsidiary which is a Guarantor in a Related Business) which in the reasonable good faith judgment of our Board of Directors will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction.

        Within 360 days following an Asset Sale that constitutes a Sale of Collateral or the Sale of a Guarantor, Net Cash Proceeds therefrom shall be (a) applied to purchase assets and property, which in the good faith judgment of our Board of Directors will immediately constitute Collateral, (b) used to purchase Capital Stock of a Related Business if, after giving effect to such purchase, the Related Business becomes a Guarantor or is merged into or consolidated with the Company or a Guarantor, or (c) used to retire, prepay and permanently reduce Indebtedness secured by the asset which was the subject of the Asset Sale or to repay and permanently reduce Permitted Priority Lien Debt or the Notes; provided, that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount.

        All Net Cash Proceeds from an Event of Loss shall be used as follows: (1) first, the Company shall use such Net Cash Proceeds to the extent deemed necessary or appropriate to rebuild, repair, replace or restore the assets subject to such Event of Loss with comparable assets and (2) then, to the extent any Net Cash Proceeds from an Event of Loss are not used as described in the preceding clause (1), all such remaining Net Cash Proceeds shall be reinvested or used as provided in the immediately preceding clause (a) or (b).

        The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in clauses (a) and (b) of the third or fourth preceding paragraphs and the accumulated Net Cash Proceeds from any Event of Loss not applied as set forth in clauses (1) and (2) of the immediately preceding paragraph shall constitute "Excess Proceeds." Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest or use for general corporate purposes (other than Restricted Payments that are not solely Restricted Investments) the Net Cash Proceeds in any manner that is not prohibited by the Indenture and the Security Documents.

        When the Excess Proceeds equal or exceed $5.0 million, the Company shall offer to repurchase the Notes, together with any senior secured Indebtedness with similar provisions requiring us to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any), pro rata in proportion to the respective principal amounts of such senior secured Indebtedness (or accreted values in the case of Indebtedness issued with an original issue discount) and the Notes (the "Asset Sale Offer") at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price"). The Asset Sale Offer shall remain open for at least 20 Business Days following its commencement (the "Asset Sale Offer Period").

        Upon expiration of the Asset Sale Offer Period, the Company shall apply an amount equal to the Excess Proceeds (the "Asset Sale Offer Amount") plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions of this covenant (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment). To the extent that the aggregate amount of Notes and such other senior secured Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, we may use any remaining Net Cash Proceeds as otherwise permitted by the Indenture and the Security Documents. Following the consummation of each Asset Sale Offer in accordance with the provisions of this covenant, the Excess Proceeds amount shall be reset to zero.

        Notwithstanding, and without complying with, the provisions of this covenant:

  (1)
  we and our Subsidiaries may, in the ordinary course of business, (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (b) liquidate Cash Equivalents;

  (2)
  we and our Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenant "—Limitation on Merger, Sale or Consolidation;"

  (3)
  we and our Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of our business or the business of such Subsidiary, as applicable;

  (4)
  we and the Guarantors may convey, sell, transfer, assign or otherwise dispose of assets to us or any of our Subsidiaries that are Guarantors;

  (5)
  we may and our Subsidiaries may settle, release or surrender tort or other litigation claims in the ordinary course of business or grant Liens not prohibited by the Indenture and the Security Documents; and

  (6)
  we and our Subsidiaries may make Permitted Investments pursuant to clause (e), (h) or (i) of the definition thereof and Restricted Investments that are not prohibited by the covenant described under "—Limitation on Restricted Payments."

        The occurrence of an Asset Sale also will result in a right of repurchase by the holders of the Senior Subordinated Notes.

        No assurances can be given that we will have funds available or otherwise will be able to purchase any Notes upon the occurrence of an Asset Sale. Our and our Subsidiaries' other debt instruments, including any Credit Agreement, may prohibit or restrict us and our Subsidiaries from repurchasing any Notes. See "Risk Factors—Risks Related to the Notes—MTR may not have the ability to raise the funds necessary to finance the change of control offer and asset sale offer required by the indenture governing the notes, and, in the case of an asset sale offer, the debt agreements governing certain other indebtedness."

        Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, our compliance or the compliance of any of our subsidiaries with such laws and regulations shall not in and of itself cause a breach of our obligations under such covenant.

        If the payment date in connection with an Asset Sale Offer hereunder is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

Certain Covenants

Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock

        The Indenture provides that, except as set forth in this covenant, we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, create, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

        Notwithstanding the foregoing if:

  (1)
  no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of such Indebtedness, and

  (2)
  on the date of such incurrence (the "Incurrence Date"), our Consolidated Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1.0 (the "Debt Incurrence Ratio"), then we and the Guarantors may incur such Indebtedness (including Disqualified Capital Stock).

        In addition, the foregoing limitations of the first paragraph of this covenant will not prohibit:

  (a)
  if no Event of Default shall have occurred and be continuing, our incurrence following the Issue Date or the incurrence by any Guarantor of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (a) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to the greater of (x) $10.0 million and (y) 2.25% of Consolidated Tangible Assets of the Company; and

  (b)
  our incurrence or the incurrence by any Guarantor of Indebtedness pursuant to a Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (b) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $20.0 million, minus the amount of any such Indebtedness (1) retired with the Net Cash Proceeds from any Asset Sale or Event of Loss applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to the covenant "Limitation on Sale of Assets and Subsidiary Stock" or (2) assumed by a transferee in an Asset Sale; provided, that in the case of the incurrence of any Indebtedness pursuant to this clause (b), the collateral agent or other representative with respect to such Indebtedness, the Collateral Agent, the issuers and each applicable Guarantor have duly executed and delivered the Intercreditor Agreement (or a joinder to the Intercreditor Agreement).

        Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes one of our Subsidiaries (including upon designation of any Person as a Subsidiary) or is merged with or into or consolidated with us or one of our Subsidiaries shall be deemed to have been incurred at the time such Person becomes or is designated one of our Subsidiaries or is merged with or into or consolidated with us or one of our Subsidiaries as applicable.

        Notwithstanding any other provision of this covenant, but only to avoid duplication, a guarantee by a Guarantor of our Indebtedness or of the Indebtedness of another Guarantor incurred in accordance with the terms of the Indenture (other than Indebtedness incurred pursuant to clause (b) of the definition of Permitted Indebtedness) issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became a Guarantor will not constitute a separate incurrence, or amount outstanding, of Indebtedness. Upon each incurrence of Indebtedness, (i) we may designate pursuant to which provision of this covenant such Indebtedness is being incurred, (ii) we may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and (iii) such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this covenant, except that all Indebtedness initially outstanding under the Notes, the Guarantees and the Indenture shall be deemed to have been incurred pursuant to clause (a) of the definition of Permitted Indebtedness.

        The Indenture provides that the Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the Guarantees on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

Limitation on Restricted Payments

        The Indenture provides that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect on a pro forma basis to such Restricted Payment:

  (1)
  a Default or an Event of Default shall have occurred and be continuing,

  (2)
  we are not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or

  (3)
  the aggregate amount of all Restricted Payments made by us and our Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would exceed, without duplication, the sum of:

  (a)
  50% of our aggregate Consolidated Net Income for the period (taken as one accounting period), commencing on the first day of the fiscal quarter in which the Issue Date occurs, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which our consolidated financial statements are required to be delivered to the Trustee or, if sooner, filed with the Commission (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus

  (b)
  the aggregate Net Cash Proceeds received by us from the sale of our Qualified Capital Stock (other than (i) to one of our Subsidiaries, (ii) to the extent applied in connection with a Qualified Exchange or, to avoid duplication, otherwise given credit for in any provision of this or the following paragraph or (iii) used as consideration to make a Permitted Investment), after the Issue Date, plus

  (c)
  except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person (including an Unrestricted Subsidiary) resulting from cash distributions on or cash repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Company or any Subsidiary or from the Net Cash Proceeds from the sale of any such Investment or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Subsidiary in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition, plus

  (d)
  $5.0 million.

  The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, will not prohibit:

    (a)
    repurchases, redemptions, or other retirements or acquisitions of Capital Stock from our employees, directors or managers (or their heirs or estates) or employees, directors or managers (or their heirs or estates) of our Subsidiaries upon the death, disability or termination of employment or pursuant to the terms of any subscription, stockholder or other agreement or plan in effect on the Issue Date in an aggregate amount pursuant to this clause (a) to all employees, directors or managers (or their heirs or estates) not to exceed (i) $250,000 per fiscal year on and after the Issue Date, or (ii) $1.0 million in the aggregate pursuant to this clause (a), and the provisions of the immediately preceding paragraph will not prohibit

    (a)
    the repurchase of Equity Interests of the Company upon the exercise of stock options representing the exercise price thereof;

    (b)
    any dividend, distribution or other payment by any of our Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests,

    (c)
    a Qualified Exchange,

    (d)
    the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions,

    (e)
    Track Business Contingent Earnout Payments,

    (f)
    the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any unsecured Indebtedness or Subordinated Indebtedness (i) at a purchase price not greater than 101% of the principal amount of such unsecured Indebtedness or Subordinated Indebtedness in the event of a Change of Control in accordance with the provisions similar to the covenant described under the caption "—Repurchase of Notes at the Option of the Holder Upon a Change of Control" or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the covenant described under the caption "—Limitation on Sales of Assets and Subsidiary Stock"; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, we have made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and have completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer;

    (g)
    so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock of the Company issued in accordance with the terms of the Indenture, including the covenant described under the caption "—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," to the extent such dividends are included in the definition of "Consolidated Fixed Charges;"

    (h)
    a Restricted Investment either (i) solely in exchange for shares of Capital Stock (other than Disqualified Capital Stock) of the Company or (ii) through the application of the Net Cash Proceeds of the substantially concurrent sale of Capital Stock (other than Disqualified Capital Stock) of the Company; provided, that the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (3)(b) of the preceding paragraph; or

    (i)
    so long as clause (1) above is satisfied, Restricted Payments not otherwise permitted pursuant to this covenant in an aggregate amount pursuant to this clause (g) not to exceed $30.0 million since the Issue Date.

        The full amount of any Restricted Payment made pursuant to the foregoing clauses (a), (c), (e), (f) and (g) (but not pursuant to clause (b) or (d)) of the immediately preceding sentence, however, will be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph under the heading "—Limitation on Restricted Payments."

        The Indenture provides that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, make any Restricted Payment consisting of any Core Gaming Asset.

        For purposes of this covenant, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the reasonable good faith judgment of our Board of Directors, unless stated otherwise, at the time made or returned, as applicable. Additionally, within 5 days of each Restricted Payment, we shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of the Indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of the Indenture.

Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

        The Indenture provides that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, incur or suffer to exist any consensual restriction on the ability of any of our Subsidiaries (i) to pay dividends or make other distributions to or on behalf of, (ii) to pay any obligation to or on behalf of, (iii) to otherwise transfer assets or property to or on behalf of, or (iv) to make or pay loans or advances to or on behalf of, us or any of our Subsidiaries, except:

  (1)
  restrictions imposed by the Notes or the Indenture or by our Permitted Priority Lien Debt or other Indebtedness (which may also be guaranteed by the Guarantors) ranking pari passu with the Notes or the Guarantees or Preferred Stock issued in accordance with the covenant described under the caption "—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," as applicable; provided, that such restrictions are no more restrictive in any material respect than those imposed by the Indenture and the Notes,

  (2)
  restrictions imposed by applicable law,

  (3)
  existing restrictions under Existing Indebtedness,

  (4)
  restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement (including any Equity Interest) relating to any property, asset, or business acquired by us or any of our Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired,

  (5)
  any restriction imposed by Indebtedness incurred under a Credit Agreement incurred pursuant to the covenant "—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock;" provided, that the Company provides an Officer's Certificate to the Trustee stating that any such restrictions are no more restrictive in any material respect than those customarily imposed by similar credit agreements,

  (6)
  restrictions with respect solely to any of our Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold,

  (7)
  restrictions on transfer contained in Purchase Money Indebtedness not incurred in violation of the Indenture, provided, that such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness,

  (8)
  customary provisions in joint venture agreements relating to Joint Ventures that are not Subsidiaries, and

  (9)
  in connection with and pursuant to permitted refinancings, the replacement of restrictions imposed pursuant to clauses (1), (3), (4) or (7) or this clause (9) of this paragraph that are not more restrictive in any material respect than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

        Notwithstanding the foregoing, (a) there may exist customary provisions restricting subletting or assignment of any lease or restricting disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements, in each case entered into in the ordinary course of business, consistent with industry practice and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of the

Indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

Limitation on Liens

        The Indenture provides that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, incur or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of our or their respective assets (including, without limitation, all real, tangible or intangible property) now owned or acquired on or after the date of the Indenture, or upon any income or profits therefrom, or convey any right to receive income or profits therefrom.

Sale-Leaseback Transactions

        The Indenture provides that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, enter into any sale-leaseback transaction; provided that we and our Subsidiaries may enter into a sale-leaseback transaction if:

  (1)
  we or such Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale-leaseback transaction under the Debt Incurrence Ratio in the second paragraph of the covenant described under "—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described under "—Limitation on Liens;"

  (2)
  the gross cash proceeds of such sale-leaseback transaction are at least equal to the fair market value, as determined in the reasonable good faith judgment of our Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such sale-leaseback transaction; and

  (3)
  the transfer of assets in such sale-leaseback transaction is permitted by, and we apply the proceeds of such transaction in compliance with, the covenant described above under the caption "—Limitation on Sale of Assets and Subsidiary Stock."

Limitation on Transactions with Affiliates

        The Indenture provides that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, on or after the Issue Date, directly or indirectly, sell, lease, transfer or otherwise dispose of any of our or their properties or assets to, or purchase any property or assets from, or enter into or suffer to exist any contract, agreement, understanding, loan, advance, guarantee, arrangement or transaction with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions):

  (1)
  unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to us, and no less favorable to us than could have been obtained in an arm's length transaction with a non-Affiliate,

  (2)
  if involving consideration to either party of $2.0 million or more, unless such Affiliate Transaction has been approved by a majority of the members of our Board of Directors that are disinterested in such transaction (except as provided in clause (3) hereof), and

  (3)
  if involving consideration to either party of $10.0 million or more (or if no members of our Board of Directors are disinterested in such transaction) unless we, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such Affiliate Transaction to us from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States.

        Within five days of any Affiliate Transaction involving consideration to either party of $2.0 million or more, the Company shall deliver to the Trustee an Officers' Certificate addressed to the Trustee certifying that such Affiliate Transaction complied with clause (1), (2) and (3) above, as applicable.

Limitation on Merger, Sale or Consolidation

        The Indenture provides that we will not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of our assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

  (1)
  either (a) we are the surviving Person or (b) the resulting, surviving or transferee Person is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of our Obligations in connection with the Notes, the Indenture, the Security Documents and the Registration Rights Agreement;

  (2)
  no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

  (3)
  unless such transaction is solely the merger of us and one of our previously existing Wholly Owned Subsidiaries which is also a Guarantor for the purpose of reincorporation into another jurisdiction and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction and any related financing transaction on a pro forma basis (a) the Person surviving such transaction would be able to incur at least $1.00 of Indebtedness pursuant to the second paragraph described under the caption "—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" or (b) the Consolidated Coverage Ratio for the Person surviving such transaction would be greater than such ratio for the Company immediately prior to such transaction; and

  (4)
  each Guarantor shall have, if required by the terms of the Indenture, confirmed in writing that its Guarantee shall apply to the Obligations of the Company or the resulting, surviving or transferee Person in accordance with the Notes, the Indenture, the Security Documents and the Registration Rights Agreement.

        In the event of any transaction (other than a lease or transfer of less than all of our assets) in accordance with the foregoing in which the Company is not the surviving Person, the resulting, surviving or transferee Person shall succeed to and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such resulting, surviving or transferee Person had been named therein as the Company.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more of our Subsidiaries, our interest in which constitutes all or substantially all of our properties and assets, shall be deemed to be the transfer of all or substantially all of our properties and assets.

Limitation on Lines of Business

        The Indenture provides that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of our Board of Directors, is a Related Business.

Guarantors

        The Indenture provides that all of our present and future Subsidiaries, other than Immaterial Subsidiaries, jointly and severally will guarantee all principal, premium, if any, interest and Liquidated Damages (if any) on the Notes on a senior secured basis. The term Subsidiary does not include Unrestricted Subsidiaries. If, however, a Subsidiary that was an Immaterial Subsidiary ceases to be an Immaterial Subsidiary, upon ceasing to be an Immaterial Subsidiary, it shall be required to guarantee, on a joint and several basis with the other Guarantors, all principal, premium, if any, interest and Liquidated Damages (if any) on the Notes on a senior secured basis.

        Notwithstanding anything herein or in the Indenture to the contrary, if any of our Subsidiaries that is not a Guarantor guarantees any of our other Indebtedness or any other Indebtedness of ours or any Guarantor, or we or any of the Guarantors, individually or collectively, pledges more than 65% of the Voting Equity Interests of a Subsidiary that is not a Guarantor to a lender to secure our Indebtedness or any Indebtedness of any Guarantor, then such Subsidiary must become a Guarantor.

Release of Guarantors

        The Indenture provides that no Guarantor will consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, subject to the provisions of the following paragraph and the other provisions of the Indenture, (1) the Person formed by, resulting from or surviving any such consolidation or merger (if other than such Guarantor) (a) expressly assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally guarantee, on a senior secured basis, all of such Guarantor's obligations under such Guarantor's Guarantee on the terms set forth in the Indenture, and (b) delivers to the Trustee an Opinion of Counsel that such supplemental indenture and guarantee have been duly authorized, executed and delivered and that each of such documents and the Indenture constitutes a legal, valid, binding and enforceable obligation of such Person, in each case subject to customary qualifications; and (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing. The provisions of the covenant shall not apply to the merger of any Guarantors with or into each other or with or into us.

        Upon the sale or disposition (including by merger or sale or transfer of all of the Equity Interests) of a Guarantor (as an entirety) to a Person which is not and is not required to become a Guarantor, or the designation of a Subsidiary as an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of the covenant "—Limitations on Sale of Assets and Subsidiary Stock"), such Guarantor will be deemed released from its Obligations under its Guarantee of the Notes and under the Registration Rights Agreement; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any of our Indebtedness or any Indebtedness of any other of our Subsidiaries shall also terminate upon such release, sale or transfer and none of its Equity Interests are pledged for the benefit of any holder of any of our Indebtedness or any Indebtedness of any of our Subsidiaries.

 Gaming Licenses

        In the event of a foreclosure, deed in lieu of foreclosure or other similar transfer of a Gaming Facility or Future Gaming Facility to the Collateral Agent or its designee, the Company will, and will cause its Subsidiaries to reasonably cooperate with the Collateral Agent or its designee in obtaining all Gaming Licenses and other governmental approvals necessary to conduct all gaming operations at such Gaming Facility or Future Gaming Facility. Following a foreclosure, deed in lieu of foreclosure or other similar transfer of a Gaming Facility or Future Gaming Facility to the Collateral Agent or its designee, subject to receipt of requisite approvals from any applicable Gaming Authority, the Company will, and will cause its Subsidiaries to, reasonably cooperate with the transition of the gaming operations at such Gaming Facility or Future Gaming Facility to any new gaming operator (including, without limitation, the Collateral Agent or its designee).

Reports

        The Indenture provides that whether or not we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, we will deliver to the Trustee and, to each holder of Notes, within 5 days after we are or would have been (if we were subject to such reporting obligations) required to file such with the Commission, (i) annual and quarterly financial statements substantially equivalent to financial statements that would have been required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file such Forms, including in each case, together with a Management's Discussion and Analysis of Financial Condition and Results of Operations which would be so required, and including, with respect to annual information only, a report thereon by our certified independent public accountants as would be so required, and (ii) all information that would be required to be contained in a filing with the Commission on Form 8-K if we were required to file such reports. From and after the time we file a registration statement with the Commission with respect to the Notes, we will file with the Commission the annual, quarterly and other reports which we are required to file with the Commission at such time as are required to be filed. Our reporting obligations with respect to clauses (i) and (ii) shall be satisfied in the event we file such reports with the Commission on EDGAR and deliver a copy of such reports to the Trustee, unless the Commission will not accept such filings.

Events of Default and Remedies

        The Indenture defines an "Event of Default" as:

  (1)
  our failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days,

  (2)
  our failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable,

  (3)
  our failure or the failure by any of the Guarantors or any of our Subsidiaries to observe or perform any other covenant or agreement contained in the Notes, the Indenture or the Security Documents and, except for the provisions under "—Repurchase of Notes at the Option of the Holder Upon a Change of Control," "—Limitations on Sale of Assets and Subsidiary Stock" and "—Limitation on Merger, Sale or Consolidation," the continuance of such failure for a period of 30 days after written notice is given to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes outstanding,

  (4)
  certain events of bankruptcy, insolvency or reorganization in respect of us or any of the Guarantors,

  (5)
  a default occurs (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) in any of our Indebtedness or the Indebtedness of any of the Guarantors or any of our Subsidiaries with an aggregate principal amount in excess of $10.0 million (a) resulting from the failure to pay principal of or interest on such Indebtedness, or (b) if as a result of such default, the maturity of such Indebtedness has been accelerated prior to its stated maturity,

  (6)
  final unsatisfied judgments not covered by insurance aggregating in excess of $10.0 million, at any one time rendered against us, any of the Guarantors or any of our Subsidiaries and not stayed, bonded or discharged within 60 days,

  (7)
  any Guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and the Indenture) or any Guarantor denies or disaffirms its Obligations under its Guarantee,

  (8)
  the suspension or loss (excluding any voluntary termination of such rights in connection with a sale, lease or closure of a site (other than the Mountaineer Casino, Racetrack & Resort and Presque Isle Downs), provided that such sale, lease or closure was otherwise permitted by, and complied with the provisions of, the Indenture) of our or any of our Subsidiaries' legal right to operate slot machines or to conduct other gaming operations (other than parimutuel wagering) and such suspension or loss continues for more than 90 consecutive days or for 120 days within any consecutive 180-day period; and

  (9)
  the occurrence of any of the following:

  (a)
  (i) any Security Document is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or is declared null and void, other than in accordance with the terms of the relevant Security Document, or (ii) it becomes unlawful for us or any Guarantor to perform any of the Note Obligations or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document (including as a result of assets not constituting Collateral by operation of clause (1) or clause (2) of the definition of Excluded Assets), in each case for any reason other than the failure of Collateral Agent or any other holder of Note Obligations to take any action within its control, or (iii) we or any Guarantor shall contest the validity or enforceability of the Indenture or any Security Document in writing or repudiate or rescind (or purport to repudiate or rescind) or deny in writing that it has any further liability under any provision of any Security Document to which we or it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Security Documents; or

  (b)
  except as permitted by the Indenture, any Permitted Priority Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a fair market value in excess of $5.0 million ceases to be enforceable and perfected first-priority Lien, subject only to Permitted Prior Liens; or

  (c)
  the Company or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any Guarantor set forth in or arising under any Security Document.

        The Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the holders of Notes notice of such Default.

        If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (4) above relating to us, any of the Guarantors or any of our Significant Subsidiaries) then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of Notes of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to us (and to the Trustee if given by holders of Notes) (an "Acceleration Notice"), may declare all principal, premium, if any, and accrued interest (and Liquidated Damages, if any) thereon to be due and payable immediately. If an Event of Default specified in clause (4), above, relating to us, any of the Guarantors or any of our Significant Subsidiaries occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the holders of Notes. The holders of a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default (other than the non-payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes which have become due solely by such acceleration) have been cured or waived.

        Prior to the declaration of acceleration of the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the holders any Default, except (i) a Default in the payment of principal or premium, if any, of or interest or Liquidated Damages, if any, on any Note not yet cured and (ii) a Default with respect to any covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding Note affected. See "Amendments, Supplements and Waivers." Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless such holders have offered to the Trustee reasonable security or indemnity.

        Subject to all provisions of the Intercreditor Agreement, the Indenture and applicable law, the holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

        Subject to the terms of the Intercreditor Agreement, the Collateral Agent may exercise any and all other remedies available to it under the Security Documents.

Legal Defeasance and Covenant Defeasance

        The Indenture provides that we may, at our option, elect to discharge our obligations and the Guarantors' obligations with respect to the outstanding Notes ("Legal Defeasance"). If Legal Defeasance occurs, we shall be deemed to have paid and discharged all amounts owed under the Notes, and the Indenture shall cease to be of further effect as to the Notes and Guarantees, except that:

  (1)
  holders of Notes will be entitled to receive timely payments for the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes, from the funds deposited for that purpose (as explained below);

  (2)
  our obligations will continue with respect to the issuance of temporary Notes, the registration of Notes, and the replacement of mutilated, destroyed, lost or stolen Notes;

  (3)
  the Trustee will retain its rights, powers, duties, and immunities, and we will retain our obligations in connection therewith; and

  (4)
  other Legal Defeasance provisions of the Indenture will remain in effect.

        In addition, we may, at our option and at any time, elect to cause the release of our obligations and the Guarantors' with respect to most of the covenants in the Indenture (except as described otherwise therein) ("Covenant Defeasance"). If Covenant Defeasance occurs, certain events (not including nonpayment and bankruptcy, receivership, rehabilitation and insolvency events) relating to us, any of the Guarantors or any Significant Subsidiary described under "Events of Default and Remedies" will no longer constitute Events of Default with respect to the Notes. We may exercise Legal Defeasance regardless of whether we previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance (each, a "Defeasance"):

  (1)
  we must irrevocably deposit with the Trustee, in trust, for the benefit of holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in amounts that will be sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the stated date for payment or any redemption date thereof (and we must specify whether the Notes are being defeased to Stated Maturity or a particular redemption date), and the Trustee must have, for the benefit of holders of the Notes, a valid, perfected, exclusive security interest in the trust;

  (2)
  in the case of Legal Defeasance, we must deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming that:

  (a)
  we have received from, or there has been published by the Internal Revenue Service, a ruling, or

  (b)
  since the date of the Indenture, there has been a change in the applicable Federal income tax law,

    in either case to the effect that holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, we must deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming that holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant had not occurred;

  (4)
  in the case of Legal Defeasance or Covenant Defeasance, (a) no Default or Event of Default shall have occurred and be continuing on the date of the deposit other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and (b) no Event of Default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter (it being understood that the condition shall not be deemed satisfied until the expiration of such period);

  (5)
  the Defeasance may not result in a breach or violation of, or constitute a default under, any other material agreement or instrument (other than the Indenture) to which we, any of the Guarantors or any of our Subsidiaries are a party or by which we, or any of our Subsidiaries are bound;

  (6)
  we must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by us with the intent to hinder, delay or defraud any other of our creditors; and

  (7)
  we must deliver to the Trustee an Officers' Certificate confirming the satisfaction of conditions in clauses (1) through (6) above, and an Opinion of Counsel confirming the satisfaction of the conditions in clauses (1) (with respect to the validity and perfection of the security interest), (2), (3) and (5) above.

        The Defeasance will be effective on the day on which all the applicable conditions above have been satisfied.

        If the amount deposited with the Trustee to effect a Covenant Defeasance is insufficient to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes when due, or if any court enters an order directing the repayment of the deposit to us or otherwise making the deposit unavailable to make payments under the Notes when due, or if any court enters an order avoiding the deposit of money or otherwise requires the payment of the money so deposited to the Company or to a fund for the benefit of its creditors, then (so long as the insufficiency exists or the order remains in effect) our and the Guarantors' obligations under the Indenture and the Notes will be revived, and the Covenant Defeasance will be deemed not to have occurred.

        Upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions of the Security Documents, the Collateral Agent will cease to be a party to the Security Documents on behalf of the holders of the Notes and the Collateral will no longer secure the Notes.

        The Collateral will be released from the Liens securing the Notes, as provided under the caption "—Collateral—Release of Liens in Respect of Notes," upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.

Satisfaction and Discharge

        The Indenture provides that the Company may terminate its obligations and the obligations of the Guarantors under the Indenture, the Notes and the Guarantees (except as described below) when:

  (a)
  all the Notes previously authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced and Notes for whose payment money has theretofore been deposited with the Trustee or the paying agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company or a Guarantor) have been delivered to the Trustee for cancellation, or

  (b)
  (i)  all Notes have been called for redemption pursuant to the provisions under "—Optional Redemption" by mailing to holders a notice of redemption or all Notes otherwise have become due and payable,

  (ii)
  the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and interest and Liquidated Damages, if any, on the Notes to the date of redemption or maturity, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be, each of the Company and the Guarantors has paid all other sums payable by it under the Indenture, the Notes and the Guarantees,

  (iii)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit),

  (iv)
  such deposit shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which we, any of the Guarantors or any of our Subsidiaries are a party or by which we, any of the Guarantors or any of our Subsidiaries are bound, and

  (v)
  we shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel confirming the satisfaction of all conditions set forth in clauses (i) through (v) above.

        Upon a satisfaction and discharge in accordance with the provisions of the Security Documents, the Collateral Agent will cease to be a party to the Security Documents on behalf of the holders of the Notes and the Collateral will no longer secure the Notes.

        The Collateral will be released from the Liens securing the Notes, as provided under the caption "—Collateral—Release of Liens in Respect of Notes," upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.

Amendments, Supplements and Waivers

        Except as provided in the two succeeding paragraphs, the Indenture, the Notes, the Guarantees and any Security Document may be amended, supplemented or otherwise modified, and any existing Default or Event of Default (except certain payment defaults) or compliance with any provisions of the Indenture, the Notes, the Guarantees and any Security Document may be waived, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (including consents obtained in connection with a tender or exchange offer for the Notes).

        Without the consent of the holder of each outstanding Note affected, an amendment, supplement, modification or waiver may not (with respect to Notes held by a non-consenting holder):

  (1)
  reduce the principal amount of Notes whose holders must consent to an amendment, supplement, modification or waiver,

  (2)
  change the Stated Maturity on any Note,

  (3)
  reduce the principal of, or any premium (including redemption premium but not including any premium relating to the covenants described under "—Offers to Repurchase the Notes") on, any Note,

  (4)
  reduce the rate of or change the time for payment of interest (or Liquidated Damages, if any), including default interest, on any Note,

  (5)
  waive a Default or Event of Default in the payment of principal of, or premium, if any, interest or Liquidated Damages, if any, on any Note (except a rescission of acceleration of the Notes by the holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),

  (6)
  alter any provisions with respect to the redemption of the Notes or waive any redemption payment with respect to any Note (other than provisions relating to or payments required by the covenants described under the caption "—Offers to Repurchase the Notes"),

  (7)
  reduce the Change of Control Purchase Price or the Asset Sale Offer Price after the corresponding Asset Sale or Change of Control has occurred,

  (8)
  change the coin or currency in which, the principal of, or premium, if any, interest or Liquidated Damages, if any, on any Note is payable,

  (9)
  impair the right to institute suit for the enforcement of payment of the principal of, or premium, if any, interest or Liquidated Damages, if any, on any Note on or after the Stated Maturity (or on or after the Redemption Date),

  (10)
  make any change in the provisions of the Indenture relating to waivers of past Defaults with respect to, or the rights of holders to receive, scheduled payments of principal of or premium, if any, interest or Liquidated Damages, if any, on the Notes,

  (11)
  release any Guarantor from any of its obligations under its Guarantee or the Indenture other than in compliance with the Indenture or release all or substantially all of the Collateral, in each case except as expressly provided in the Indenture or the Security Documents; or

  (12)
  make any changes in the foregoing amendment, supplement and waiver provisions.

        In addition, any amendment to, or waiver of, the provisions of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding (but only to the extent any such consent is required under the Intercreditor Agreement and the Security Documents).

        Notwithstanding the foregoing, without the consent of the holders, we, the Guarantors and the Trustee may amend, modify or supplement the Indenture, the Notes, the Guarantees and the Security Documents:

  (i)
  to cure any ambiguity, defect or inconsistency,

  (ii)
  to provide for uncertificated Notes in addition to or in place of certificated Notes,

  (iii)
  to provide for the assumption of any of our or the Guarantors' obligations to holders in the case of a merger or consolidation or a sale of all or substantially all of our assets in accordance with the Indenture,

  (iv)
  to evidence the release of any Guarantor permitted to be released under the terms of the Indenture or to evidence the addition of any new Guarantor,

  (v)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act,

  (vi)
  to comply with applicable Gaming Laws,

  (vii)
  to comply with the provisions of DTC or the Trustee with respect to the provisions of the Indenture and the Notes relating to transfers and exchanges of Notes or beneficial interests therein,

  (viii)
  to conform the text of the Indenture, the Notes or the Guarantees to any provision of this "Description of Notes" to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Guarantees, which intent may be evidenced by an Officers' Certificate to that effect,

  (ix)
  to make any change that would provide any additional rights or benefits to the holders or that does not adversely affect the rights of any holder of Notes under the Indenture, the Notes, the Guarantees or, the Registration Rights Agreement;

  (x)
  to release Collateral in accordance with the terms of the Indenture and the Security Documents or the TIA, if applicable;

  (xi)
  to mortgage, pledge, hypothecate or grant any additional Lien in favor of the Collateral Agent for the benefit of the holders of the Notes, as additional security for the payment and performance of all Obligations with respect to the Notes; or

  (xii)
  to evidence and provide for the acceptance by appointment of a successor Collateral Agent so long as (a) such successor Collateral Agent is reasonably acceptable to the Trustee and (b) is otherwise qualified and eligible to serve as Collateral Agent.

        In addition, the Collateral Agent and the Trustee will be authorized to amend the Security Documents to add additional secured parties to the extent Liens securing the Notes held by such parties are permitted under the Indenture and that after so securing any such additional secured parties, the amount of Permitted Priority Lien Debt does not exceed the Permitted Priority Lien Debt Cap. The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement.

Governing Law

        The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in the State of New York including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

No Personal Liability of Partners, Stockholders, Officers, Directors

        The Indenture provides that no direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of our obligations or the obligations of the Guarantors under the Indenture or the Notes solely by reason of his, her or its status as such stockholder, employee, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any guarantee of the Notes.

Certain Definitions

        "Acquired Indebtedness" means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

        "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation or other transfer, and whether or not for consideration.

        "Act of Required Debtholders" means, as to any matter at any time:

  (1)
  prior to the Discharge of Permitted Priority Lien Debt Obligations, a direction in writing delivered to the Permitted Priority Lien Debt Collateral Agent by or with the written consent of the holders of more than 50% of the sum of:

  (a)
  the aggregate outstanding principal amount of Permitted Priority Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

  (b)
  other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Permitted Priority Lien Debt; and

  (2)
  at any time after the Discharge of Permitted Priority Lien Debt Obligations, a direction in writing delivered to the Collateral Agent by or with the written consent of the holders of Notes representing the holders of a majority in aggregate principal amount of all Notes then outstanding.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, will mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise or (b) beneficial ownership of 10% or more of the voting securities of such Person. Notwithstanding the foregoing, "Affiliate" shall not include Wholly Owned Subsidiaries.

        "Aggregate Purchase Price" means the sum of (a) the aggregate principal amount of all Permitted Priority Lien Debt and unreimbursed draws on letters of credit outstanding under the Credit Agreement, (b) all accrued but unpaid interest (including interest that accrues after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable) in respect of Permitted Priority Lien Debt Obligations, (c) all fees, costs and expenses (including attorney's fees and accountant's fees and all payments that would have been required pursuant to Section 2.07(c) of the Credit Agreement), in each case, then due and payable to the holders of Permitted Priority Lien Debt Obligations in accordance with the Permitted Priority Lien Debt Documents in an aggregate amount not to exceed $1,000,000, and (d) an amount sufficient in the reasonable judgment of the Permitted Priority Lien Debt Collateral Agent to cash collateralize 105% of the aggregate face amount of all outstanding letters of credit under the Credit Agreement.

        "Attributable Indebtedness" in respect of a sale-leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

        "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not otherwise applicable.

        "Board of Directors" means, with respect to any Person, the board of directors of such Person (or if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person) or any committee of the board of directors of such Person (or if such Person is not a corporation, any committee of the equivalent board of managers or members or body performing similar functions for such Person) authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person (or if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person).

        "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

        "Bankruptcy Law" means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or other government action to close.

        "Cap Amount" means $22.0 million.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Capital Stock" means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock issued by such Person, (ii) with respect to a Person that is a limited liability company, any and all membership interests in such Person, and (iii) with respect to any other Person, any and all partnership, joint venture or other equity interests of such Person.

        "Cash Equivalent" means:

  (1)
  securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof),

  (2)
  time deposits, certificates of deposit, bankers' acceptances and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million,

  (3)
  commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.,

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in (1) and (2) above entered into with any financial institution meeting the qualifications specified in (2) above, or

  (5)
  money market funds, substantially all of the assets of which constitute Cash Equivalents of the kinds described in (1) through (4) of this definition.

and in the case of each of (1), (2), and (3) maturing within one year after the date of acquisition.

        "Collateral" means all properties and assets at any time owned or acquired by the Company or any Guarantor, except:

  (1)
  Excluded Assets;

  (2)
  any properties and assets in which the Collateral Agent is required to release its Liens pursuant to the provisions described above under the caption "—Collateral and Security Documents—Release of Liens on Collateral;"

  (3)
  any properties and assets that no longer secure any Note Obligations pursuant to the provisions described above under the caption "—Collateral and Security Documents—Release of Liens in Respect of Notes;" and

  (4)
  any properties or assets that no longer secure the Secured Obligations pursuant to the provisions described above under the caption "—Collateral and Intercreditor Agreement—Releases."

        "Commission" means the Securities and Exchange Commission.

        "consolidated" means, with respect to the Company, the consolidation of the accounts of our Subsidiaries with those of the Company, all in accordance with GAAP; provided, that "consolidated" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company.

        "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation:

  (1)
  acquisitions and dispositions of assets, or of any company, division, operating unit, segment or group of related assets, which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period,

  (2)
  transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period,

  (3)
  the incurrence or discharge of any Indebtedness (including issuance of any Disqualified Capital Stock) during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness (other than Indebtedness incurred under any revolving credit agreement or similar facility)) shall be assumed to have occurred on the first day of the Reference Period,

  (4)
  the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, provided that if such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, then such rate (whether higher or lower) shall be used,

  (5)
  any Person that is a Subsidiary on the Transaction Date will be deemed to have been a Subsidiary at all times during the Reference Period, and

  (6)
  any Person that is not a Subsidiary on the Transaction Date will be deemed not to have been a Subsidiary at any time during such Reference Period.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of

  (1)
  consolidated income tax expense, plus

  (2)
  consolidated depreciation and amortization expense, plus

  (3)
  consolidated Fixed Charges, plus

  (4)
  all other non-cash charges that were deducted in determining Consolidated Net Income for such period, (i) including, but not limited to, charges attributable to the grant, exercise or repurchase of options for or shares of Qualified Capital Stock to or from employees of such Person and its Consolidated Subsidiaries and consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 "Goodwill and Other Intangibles" and Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long Lived Assets," but (ii) excluding non-cash charges that require an accrual of or a reserve for cash charges for any future periods and normally occurring accruals such as reserves for accounts receivable, plus

  (5)
  reasonable legal, accounting, financing, consulting, advisory and other out-of-pocket fees and expenses incurred in connection with debt financings, equity financings, acquisitions, recapitalizations, Investments, restructurings and/or divestitures (including, without limitation, the offering of the Notes) permitted pursuant to the Indenture whether or not such transactions are consummated; plus

  (6)
  the amount of any non-recurring non-cash restructuring charges or reserves plus up to an aggregate of $10.0 million of other non-recurring restructuring charges or reserves incurred since the Issue Date; plus

  (7)
  pre-opening expenses, calculated and classified as such in accordance with GAAP, incurred in connection with the opening of new facilities, plus

  (8)
  up to $3.0 million of charges incurred since the Issue Date in connection with the promotion of the gaming or racing industry, less

  (9)
  non-cash items that were added back in determining Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; provided, that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than Wholly Owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary.

        "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

  (a)
  interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness, (2) the interest portion of all deferred payment obligations, and (3) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and

  (b)
  the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of the Company to the Company or to the Company's Wholly Owned Subsidiaries).

        For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in reasonable good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the net income (or loss) of such specified Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

  (a)
  all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are unusual and nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock),

  (b)
  the net income or loss, of any specified Person, other than a Consolidated Subsidiary, in which such specified Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such specified Person or a Consolidated Subsidiary of such specified Person during such period, but in any case not in excess of such specified Person's pro rata share of such specified Person's net income for such period,

  (c)
  the net income, if positive, of any of such specified Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary,

  (d)
  the cumulative effect of a change in accounting principles,

  (e)
  non-cash gains and losses attributable to movement in the mark-to-market valuation of Interest Swap and Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133,

  (f)
  any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights,

  (g)
  any net after-tax gains or losses attributable to the early extinguishment or conversion of Indebtedness, and

  (h)
  net income or losses from discontinued operations.

        "Consolidated Secured Leverage Ratio" means, as of any date of determination, the ratio of total consolidated secured Indebtedness of the Company and its Subsidiaries as of such date to the Consolidated EBITDA of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, with such adjustments as are consistent with the adjustment provisions set forth in the definition of Consolidated Coverage Ratio.

        "Consolidated Tangible Assets" means, with respect to any Person, the consolidated total assets of such Person and its Subsidiaries less all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP, all as shown on the most recent balance sheet for such Person and computed in accordance with GAAP.

        "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

        "Continuing Director" means during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted our Board of Directors (together with any new directors whose election by our Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of directors).

        "contractually subordinate" means subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto.

        "Core Gaming Assets" means (A) all or substantially all of the property and assets associated with the Company's operations (excluding Non-Core Land) at (i) Mountaineer Casino, Racetrack & Resort in Chester, West Virginia; (ii) Presque Isle Downs & Casino in Erie, Pennsylvania; and (iii) Scioto

Downs in Columbus, Ohio, and (B) the Equity Interests of any subsidiary that, directly or indirectly, owns or controls any of the property, assets or operations referred to in clauses (A)(i) through (A)(iii) of this definition.

        "Credit Agreement" means (A) that certain Fifth Amended and Restated Credit Agreement dated as of September 22, 2006 by and among the Company and certain of its subsidiaries, as borrowers, Wells Fargo Bank, National Association, as agent bank, swingline lender and letter of credit issuer, and the lenders referenced therein, or (B) any other credit agreement entered into by the Company, including any related notes, guarantees and collateral documents executed in connection therewith, as such credit agreement, related note, guarantee and/or collateral document has been or may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any credit agreement:

  (1)
  extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,

  (2)
  adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns,

  (3)
  increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by the covenants "—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" and "—Limitation on Liens;" or

  (4)
  otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

        "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

        "Discharge of Permitted Priority Lien Debt Obligations" means the occurrence of all of the following:

  (1)
  payment in full in cash of the principal of, interest (including accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate set forth in the Credit Agreement, whether or not allowed or allowable in such proceeding) and premium (if any) on all Permitted Priority Lien Debt Obligations outstanding under the Permitted Priority Lien Debt Documents (including all reimbursement obligations in respect of letters of credit issued thereunder);

  (2)
  payment in full in cash of all other Permitted Priority Lien Debt Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any contingent obligations for which no demand or claim has been made);

  (3)
  termination or cash collateralization of all letters of credit issued under the Permitted Priority Lien Debt Documents (in an amount reasonably satisfactory to the Permitted Priority Lien Debt Collateral Agent; provided such cash collateralization shall not exceed 105% of the aggregate undrawn amount of such letters of credit); and

  (4)
  termination of all other commitments of the holders of Permitted Priority Lien Debt Obligations to extend credit under the Permitted Priority Lien Debt Documents.

        "Disqualified Capital Stock" means with respect to any Person, Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the Notes; provided that any Capital Stock that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control, Asset Sale or Event of Loss shall not constitute Disqualified Capital Stock if the terms of such Capital Stock (and all such securities into which it is convertible, exercisable or exchangeable) provide that the Company may not repurchase or redeem such Capital Stock (and all such securities into which it is convertible, exercisable or exchangeable) pursuant to such provisions prior to compliance by the Company pursuant to the provisions of the Indenture as described under "—Repurchase of Notes at the Option of the Holder Upon a Change of Control" and "—Limitation on Sale of Assets and Subsidiary Stock," as applicable.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Event of Loss" means, with respect to any property or asset, (1) any loss, destruction or damage of such property or asset, (2) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset or (3) any settlement in lieu of clause (2) above.

        "Excluded Assets" means each of the following;

  (1)
  any property or asset, including Gaming Licenses and Gaming Equipment, but only to the extent that the grant of a Lien under the Security Documents in such property or asset is prohibited by applicable law, rule or regulation or requires any consent of any governmental authority or Gaming Authority not obtained pursuant to applicable law, rule or regulation; provided that such property or asset will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such consequences will no longer result;

  (2)
  any lease, license, contract or agreement to which the Company or any Guarantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (i) any applicable law, rule or regulation, or (ii) a term, provision or condition of any such lease, license, contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest under the Security Documents pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided however that the Collateral will include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, will attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (i) or (ii) above; provided further that the exclusions referred to in this clause (2) shall not include any products or proceeds of any such lease, license, contract or agreement;

  (3)
  any motor vehicles, vessels and aircraft, or other property subject to a certificate of title statute of any jurisdiction;

  (4)
  assets or property subject to purchase money liens or capital leases permitted to be incurred under the Secured Debt Documents, to the extent a lien on such assets or property is not permitted under the terms of the documents governing such purchase money liens, purchase money indebtedness or capital leases to be created to secure any Obligations;

  (5)
  all "securities" of any of the Company's "affiliates" (as the terms "securities" and "affiliates" are used in Rule 3-16 of Regulation S-X under the Securities Act);

  (6)
  Equity Interests in any joint venture with a third party that is not an Affiliate, to the extent a pledge of such Equity Interests is prohibited by the documents governing such joint venture;

  (7)
  any "intent-to-use" application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a "Statement of Use" pursuant to Section 1(d) of the Lanham Act or an "Amendment to Allege Use" pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

  (8)
  any Non-Core Land; and

  (9)
  all cash (except to the extent constituting proceeds from Collateral) and deposit accounts, including monies and other funds on account for taxes owed to the Commonwealth of Pennsylvania under Chapter 14 of the Pennsylvania Race Horse Development and Gaming Act, 4 Pa. Cons. Stat. Ann. § 1101 et seq.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exempted Affiliate Transaction" means (a) customary employee and non-executive director compensation arrangements approved by a majority of independent (as to such transactions) members of our Board of Directors and customary indemnity arrangements for directors and officers, (b) transactions permitted under the terms of the covenant discussed above under "—Limitation on Restricted Payments," (c) transactions solely between or among the Company and any of its Consolidated Subsidiaries or solely among Consolidated Subsidiaries of the Company, in each case, that are Guarantors, and (d) the issuance and sale of Capital Stock to Affiliates and the granting of registration rights with respect thereto.

        "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries in existence on the Issue Date, reduced to the extent such amounts are repaid, refinanced or retired.

        "Fair Market Value" means, solely for purposes of the covenant described above under the caption "—Limitation on Sale of Assets and Subsidiary Stock," with respect to an Asset Sale of Non-core Land, the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party.

        "FF&E Financing" means Purchase Money Indebtedness and Capital Lease Obligations, the proceeds of which are used solely by the Company and its Subsidiaries to acquire or lease, respectively, furniture, fixtures and equipment (including Gaming Equipment) in the ordinary course of business for use in Gaming Facilities.

        "Future Gaming Facility" means (i) any Gaming Facility owned or operated, or to be owned or operated, by the Company or its Subsidiaries after the Issue Date but which is not owned or operated by the Company or its Subsidiaries on the Issue Date and (ii) gaming operations initially conducted following the Issue Date at a Gaming Facility owned or operated by the Company as a result of the approval of additional permitted gaming activities by the applicable Gaming Authorities.

        "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect from time to time.

        "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, or any other agency, in each case, with authority to regulate any gaming or racing operation (or proposed gaming or racing operation) owned, managed or operated by the Company and its subsidiaries.

        "Gaming Equipment" means slot machines, table games and other gaming equipment permitted to be installed under applicable Gaming Laws governing the Gaming Facility in which such Gaming Equipment will be installed, and any related signage, accessories, surveillance and peripheral equipment.

        "Gaming Facility" means any gaming or parimutuel wagering establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, vessel, barge, ship and equipment, owned or operated by the Company or its Subsidiaries.

        "Gaming FF&E Financing" means FF&E Financing, the proceeds of which are used solely by the Company and its Subsidiaries to acquire or lease Gaming Equipment to be installed in Future Gaming Facilities.

        "Gaming Law" means the provisions of any gaming or racing laws or regulations of any jurisdiction or jurisdictions to which any of the Company and its subsidiaries is, or may at any time after the date of the Indenture, be subject.

        "Gaming License" means any Permit required to own, lease, operate or otherwise conduct gaming or racing activities of the Company and its Subsidiaries.

        "Guarantor" means each of the Company's present and future Subsidiaries that at the time are guarantors of the Notes in accordance with the Indenture.

        "Immaterial Subsidiary" means, as of any date of determination, any Subsidiary that (a) has total assets as of such date with a fair market value not in excess of $250,000, (b) conducted no business during, and has no revenue for, the Reference Period, (c) has no Indebtedness as of such date; provided, however, that a Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company and (d) is not a licensee under, and does not otherwise hold, a Gaming License; and provided further that if more than one Subsidiary is deemed an Immaterial Subsidiary pursuant to this definition, all Immaterial Subsidiaries shall be considered to be a single consolidated subsidiary for purposes of determining whether the conditions specified above are satisfied.

        "Indebtedness" of any specified Person means, without duplication,

  (a)
  all liabilities and obligations, contingent or otherwise, of such specified Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such specified Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such specified Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, (3) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 60 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

  (b)
  all liabilities and obligations, contingent or otherwise, of such specified Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (2) relating to any

    Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such specified Person with respect to any letter of credit;

  (c)
  all net obligations of such specified Person under Interest Swap and Hedging Obligations;

  (d)
  all liabilities and obligations of others of the kind described in any of the preceding clauses (a), (b) and (c) that such specified Person has guaranteed or provided credit support or that are otherwise its legal liability or which are secured by any assets or property of such specified Person;

  (e)
  any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and

  (f)
  all Disqualified Capital Stock of such specified Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends).

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in reasonable good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

        The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        "Insolvency or Liquidation Proceeding" means:

  (1)
  any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Company or any Guarantor;

  (2)
  any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or any Guarantor or with respect to a material portion of the Company's or any Guarantor's assets;

  (3)
  any liquidation, dissolution, reorganization or winding up of the Company or any Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

  (4)
  any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Guarantor.

        "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

        "Investment" by any specified Person in any other Person (including an Affiliate) means (without duplication):

  (a)
  the acquisition (whether by purchase, merger, consolidation or otherwise) by such specified Person (whether for cash, property, services, securities or otherwise) of Equity Interests, Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

  (b)
  the making by such specified Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

  (c)
  other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by the covenant "—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," the entering into by such specified Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

  (d)
  the making of any capital contribution by such specified Person to such other Person; and

  (e)
  the designation by our Board of Directors of any Person to be an Unrestricted Subsidiary.

        The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. The Company or any of its Subsidiaries shall be deemed to have made an Investment in a Person that is or was a Subsidiary or a Guarantor if, upon the issuance, sale or other disposition of any portion of the Company's or any of its Subsidiary's ownership in the Capital Stock of such Person, such Person ceases to be a Subsidiary or Guarantor, as applicable. The fair market value of each Investment shall be measured at the time made or returned, as applicable.

        "Issue Date" means the date of first issuance of the Notes under the Indenture.

        "Lien" means, with respect to any asset, any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, real or personal, movable or immovable, now owned or hereafter acquired.

        "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

        "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received (a) by the Company in the case of a sale of Qualified Capital Stock and (b) by the Company and its Subsidiaries in respect of an Asset Sale or an Event of Loss (including, in the case of an Event of Loss, the insurance proceeds, but excluding any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it), plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt), less, in each case, the sum of all payments, fees and commissions and reasonable and customary expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses but excluding costs and expenses payable to an Affiliate of the Company) incurred in connection with such Asset Sale or sale of Qualified Capital Stock or Event of Loss, and less, in the case of an Asset Sale only, the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

        "Non-Core Land" means each of the following parcels of land, each of which is immaterial to the Company's gaming operations and as to which the Company has no intention to develop:

  (a)
  the 255.896 acre parcel of land known as the "Quarry Parcel" in Hancock, West Virginia;

  (b)
  the 162.79 acre parcel of land known as the "Woodview Golf Course" in Hancock, West Virginia;

  (c)
  the 14 acre parcel of land known as the "Downs Property" in Erie, Pennsylvania;

  (d)
  the 23 acre parcel of land known as the "International Paper" site in Erie, Pennsylvania;

  (e)
  the 130 acre parcel of land known as the "Troyer Parcel" in Erie, Pennsylvania;

  (f)
  the 82.373 acre parcel of land known as the "Green Shingle" in Erie, Pennsylvania;

  (g)
  the approximately 395 acre portion of the land known as the "Original Mountaineer Parcel" which is located to the east of State Route 2 site in Hancock, West Virginia;

  (h)
  the 97.706 acre parcel of land known as the "Coldwell Parcel" in Hancock, West Virginia;

  (i)
  the 0.42 acre parcel of land known as the "Frye Parcel" in Hancock, West Virginia;

  (j)
  the 78.215 acre parcel of land known as the "Hazel Parcel" in Hancock, West Virginia;

  (k)
  the 69.09323 acre parcel of land known as the "Kource Parcel" site in Hancock, West Virginia;

  (l)
  the 1.755 acre parcel of land known as the "Glover/Daily Double Parcel" in Hancock, West Virginia;

  (m)
  the 6.788 acre parcel of land known as the "Jusczak Parcel" in Hancock, West Virginia;

  (n)
  the 13.8765 acre parcel of land known as the "J&T Parcel" in Hancock, West Virginia;

  (o)
  the 109.01 acre parcel of land known as the "LSW Sanitation Parcel" in Hancock, West Virginia;

  (p)
  the 0.92 acre parcel of land known as the "Smith Parcel" in Hancock, West Virginia;

  (q)
  the 69.076 acre parcel of land known as the "Watson Parcel" site in Hancock, West Virginia;

  (r)
  the 6.65 acre parcel of land known as the "Phillips Parcel" in Hancock, West Virginia;

  (s)
  the 108.8 acre parcel of land known as the "Stevens Parcel" in Hancock, West Virginia;

  (t)
  the 4.84 acre parcel of land known as the "Baird Parcel" in Hancock, West Virginia;

  (u)
  the 234.99 and 79.67 acre parcels of land known as the "Logan/Realm Parcels" in Hancock, West Virginia;

  (v)
  the approximately 0.955 acre parcel of land known as the "Jefferson School Parcel" in Hancock, West Virginia;

  (w)
  the 1.95 acre parcel of land known as the "Carter Parcel" in Hancock, West Virginia;

  (x)
  the approximately 1 acre parcel of land known as the "Hoit Parcel" in Hancock, West Virginia;

  (y)
  the 0.084 acre parcel of land known as the "Maffeo Parcel" in Erie, Pennsylvania; and

  (z)
  the 37.11 acre parcel of land known as the "Mara Parcel" in Franklin County, Ohio.

        "Note Obligations" means the Notes and any Obligations in respect thereof.

        "Obligations" means any principal, interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium, fees, indemnifications, reimbursements, expenses and other liabilities due under the documentation governing any Indebtedness.

        "Officers' Certificate" means the officers' certificate to be delivered upon the occurrence of certain events as set forth in the Indenture.

        "Parity Lien Debt" means:

  (a)
  the Notes initially issued by the Company under the Indenture; and

  (b)
  additional Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company or any Guarantor secured by Liens on Collateral that was permitted to be incurred and so secured under the Indenture; provided, in the case of additional Indebtedness referred to in this clause (b), that:

  (i)
  on or before the date on which such Indebtedness is incurred by the Company or such Guarantor, as applicable, such Indebtedness is designated by the Company, in an Officers' Certificate delivered to the Collateral Agent, as "Parity Lien Debt"; provided, that no Indebtedness may be designated as both Parity Lien Debt and Permitted Priority Lien Debt; and

  (ii)
  the collateral agent or other representative with respect to such Indebtedness, the Collateral Agent, the Trustee, the Permitted Priority Lien Debt Collateral Agent, the Company and each applicable Guarantor have duly executed and delivered the Intercreditor Agreement (or a joinder to the Intercreditor Agreement).

        "Parity Lien Debt Default" means the occurrence of any of the following:

  (a)
  an Event of Default under and as defined in the Indenture; or

  (b)
  any event or condition which, under the terms of any Parity Lien Debt, causes, or permits the holders of the Parity Lien Debt Obligations with respect to such Parity Lien Debt to cause, such Parity Lien Debt Obligations to become immediately due and payable.

        "Parity Lien Debt Documents" means, collectively, with respect to any Parity Lien Debt, the agreements, documents and instruments providing for or evidencing any Parity Lien Debt Obligations, including the definitive documentation in respect of such Parity Lien Debt, the security documents and any intercreditor or joinder agreement among any holder of Parity Lien Debt Obligations with respect to such Parity Lien Debt (or binding upon through one or more of their representatives), to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of the Intercreditor Agreement.

        "Parity Lien Debt Obligations" means Parity Lien Debt and all other Obligations in respect thereof.

        "Parity Lien Debt Representative" means the administrative agent, trustee or similar entity for the lenders or holders of obligations, as applicable, under any Parity Lien Debt, together with its successors and permitted assigns.

        "Parity Lien Debt Secured Parties" means, at any relevant time, (a) the Collateral Agent, (b) the Trustee and (c) the holders of Parity Lien Debt Obligations.

        "Permit" means any license, permit, franchise, finding of suitability, registration, filing, order, declaration, qualification, approval, consent, certificate or other authorization.

        "Permitted Indebtedness" means that:

  (a)
  Indebtedness evidenced by the Notes and the Guarantees issued pursuant to the Indenture up to the amounts being issued on the Issue Date and related exchange notes and guarantees less any amounts repaid or retired;

  (b)
  Refinancing Indebtedness with respect to any Indebtedness (including Disqualified Capital Stock) described in clause (a) or incurred pursuant to the Debt Incurrence Ratio test of the covenant "—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or which was refinanced pursuant to this clause (b);

  (c)
  Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry;

  (d)
  (i) the Company may incur Indebtedness owed to (borrowed from) any Guarantor, (ii) any Guarantor may incur Indebtedness owed to (borrowed from) any other Guarantor or the Company and (iii) any Subsidiary may incur Indebtedness owed to (borrowed from) any Guarantor or the Company; provided, that (x) in the case of Indebtedness of the Company, such obligations shall be unsecured and contractually subordinated in all respects to the Company's obligations pursuant to the Notes and any event that causes such Guarantor no longer to be a Guarantor (including by designation to be an Unrestricted Subsidiary) shall be deemed to be a new incurrence by the Company of such Indebtedness and any guarantor thereof subject to the covenant "—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," (y) in the case of Indebtedness of a Guarantor, such obligations shall be unsecured and contractually subordinated in all respects to such Guarantor's obligations pursuant to such Guarantor's Guarantee and any event that causes the Guarantor lender no longer to be a Guarantor (including a designation as an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such Guarantor borrower of such Indebtedness and any guarantor thereof subject to the covenant "—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," and (z) in the case of Indebtedness of a Subsidiary incurred pursuant to clause (iii) such obligations shall be unsecured and any event that causes the Guarantor lender no longer to be a Guarantor (including a designation as an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such Subsidiary borrower of such Indebtedness and any guarantor thereof subject to the covenant "—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock;"

  (e)
  Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates;

  (f)
  FF&E Financing; provided, that the aggregate principal amount of such Indebtedness (including any Permitted Refinancing Indebtedness and any other Indebtedness incurred to repay, redeem, discharge, retire, defease, refund, refinance or replace any Indebtedness pursuant to this clause (f)) outstanding at any time (excluding any Gaming FF&E Financing incurred pursuant to this clause (f)) does not exceed the greater of (x) $20.0 million and (y) 4.5% of Consolidated Tangible Assets of the Company;

  (g)
  Indebtedness incurred by the Company or any Subsidiary to finance the acquisition, development or construction of any Future Gaming Facility or any Gaming Facility at which gaming operations are not conducted on the Issue Date, but are conducted following the Issue Date as a result of the approval of additional gaming activities by the applicable Gaming Authority; provided that (i) the ratio of the aggregate principal amount of such Indebtedness to the aggregate principal amount of cash contributions made to the equity capital of the Company or such Subsidiary or the proceeds from the sale of Capital Stock of the Company or such Subsidiary (other than (a) Capital Stock that requires the payment of dividends or distributions thereon in cash or in any form other than shares of such Capital Stock or common stock of the Company or such subsidiary or (b) Capital Stock that is disqualified Capital Stock), in each case, after the Issue Date does not exceed 3.0 to 2.0, and (ii) such Indebtedness is incurred within 180 days after the making of such cash contributions or sale of such Capital Stock; and

  (i)
  Existing Indebtedness and any Guarantees thereof, including any Refinancing Indebtedness with respect thereto.

        "Permitted Investment" means:

  (a)
  any Investment in any of the Notes;

  (b)
  any Investment in Cash Equivalents;

  (c)
  intercompany notes to the extent permitted under clause (i) or (ii) of clause (d) of the definition of "Permitted Indebtedness;"

  (d)
  any Investment by the Company or any Guarantor in (a) the Company or a Guarantor or (b) a Person in a Related Business if as a result of such Investment such Person becomes a Subsidiary and a Guarantor or such Person is merged with or into the Company or a Guarantor;

  (e)
  other Investments in any Person or Persons, provided, that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (e) that are outstanding (after giving effect to any such Investments or any portions thereof that are returned to the Company or the Guarantor that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause (e)) in such

    Person or Persons at any time does not in the aggregate exceed the greater of (x) $10.0 million and (y) 2.25% of Consolidated Tangible Assets of the Company (measured by the value attributed to the Investment at the time made or returned, as applicable);

  (f)
  any Investment in any Person in exchange for the Company's Qualified Capital Stock or the Net Cash Proceeds of any substantially concurrent sale of the Company's Qualified Capital Stock;

  (g)
  Investments by the Company in any grantor or "rabbi" trust for the benefit of executive officers or other employees of the Company, consistent with the past practices of the Company;

  (h)
  any Investment (including an Investment in a joint venture) made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "Offers to Repurchase the Notes—Limitation on Sale of Assets and Subsidiary Stock;"

  (i)
  Investments by the Company or any of its Subsidiaries in an amount not to exceed $3.0 million since the Issue Date; provided, that the consideration given by the Company or such Subsidiary for such Investments consist solely of Non-Core Land; and

  (j)
  Investments in any joint venture in an amount not to exceed $5.0 million since the Issue Date.

        "Permitted Lien" means:

  (a)
  Liens held by the Collateral Agent securing the Notes and the Guarantees issued on the Issue Date;

  (b)
  Liens securing (i) Permitted Priority Lien Debt in an aggregate principal amount not to exceed the Permitted Priority Lien Debt Cap and (ii) all related Permitted Priority Lien Debt Obligations;

  (c)
  Liens existing on the Issue Date;

  (d)
  Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

  (e)
  statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (1) the underlying obligations are not overdue for a period of more than 30 days, or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

  (f)
  Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

  (g)
  easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business consistent with industry practices which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

  (h)
  pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

  (i)
  Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

  (j)
  Liens arising from FF&E Financing and Purchase Money Indebtedness permitted to be incurred pursuant to the covenant "—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock;" provided such Liens relate solely to the property which is subject to such FF&E Financing or such Purchase Money Indebtedness;

  (k)
  leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any Subsidiary;

  (l)
  Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

  (m)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

  (n)
  Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

  (i)
  such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

  (ii)
  such deposit account is not intended by the Company or any Subsidiary to provided collateral to the depositary institution;

  (o)
  Liens securing Indebtedness or other obligations of the Company or any Guarantor owing to the Company or another Guarantor;

  (p)
  any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Capitalized Lease Obligation was permitted to be incurred under the Indenture;

  (q)
  Liens on property of the Company or any Restricted Subsidiary that are the subject of a sale/leaseback transaction securing Attributable Indebtedness incurred in connection with such sale/leaseback transaction; provided that such sale/leaseback transaction was permitted by the covenant described under the caption "—Certain covenants—Limitation on sales of assets and subsidiary stock;"

  (r)
  Liens on the Capital Stock of Unrestricted Subsidiaries;

  (s)
  any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any minority owned joint venture;

  (t)
  pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

  (u)
  Liens securing Interest Swap and Hedging Obligations so long as (a) the related Indebtedness is permitted to be incurred under the Indenture, (b) such Lien extends only to the same property securing the related Indebtedness, and (c) the representative with respect to such Interest Swap and Hedging Obligations has duly executed and delivered the Intercreditor Agreement (or a joinder to the Intercreditor Agreement),

  (v)
  Liens securing Indebtedness permitted to be incurred pursuant to the covenant described under the caption "—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" in an amount not to exceed $10.0 million in the aggregate at any one time outstanding;

  (w)
  at any time when no amounts are outstanding under any Credit Agreement, Liens securing up to $5.0 million in reimbursement obligations for letters of credit incurred in the ordinary course of business;

  (x)
  Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, and provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced; and

  (y)
  Liens on Collateral securing an aggregate principal amount of Parity Lien Debt Obligations up to an amount that will not cause the Consolidated Secured Leverage Ratio to exceed 2.75 to 1.00, giving pro forma effect to such incurrence.

        "Permitted Prior Liens" means:

  (1)
  Liens described in clauses (b), (c), (e), (f), (g), (i), (j), (p), (r), (t) and (w) of the definition of "Permitted Liens"; and

  (2)
  Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent they by law have priority over the Liens created by the Security Documents.

        "Permitted Priority Lien Debt" means Indebtedness for borrowed money incurred by the Company or any Guarantor under a Credit Agreement, which was permitted to be incurred under clause (b) of the covenant "—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" and permitted to be secured by a Permitted Priority Lien pursuant clause (b) of the definition of Permitted Lien.

        "Permitted Priority Lien Debt Cap" means, $20.0 million, minus the amount of any such Permitted Priority Lien Debt (1) retired with the Net Cash Proceeds from any Asset Sale or Event of Loss applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to the covenant "—Limitation on Sale of Assets and Subsidiary Stock" or (2) assumed by a transferee in an Asset Sale.

        "Permitted Priority Lien Debt Collateral Agent" means any collateral agent under a Permitted Priority Lien Debt facility.

        "Permitted Priority Lien Debt Documents" means the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), and each of the other agreements, documents and instruments providing for or evidencing any other Permitted Priority Lien Debt Obligation, and any other document or instrument executed or delivered at any time in connection with any Permitted Priority Lien Debt Obligations, including any intercreditor or joinder agreement among holders of Permitted Priority Lien Debt Obligations (or binding upon one or more of them through their representatives), to the extent such are effective at the relevant time, as each may be amended, restated, supplemented or otherwise modified from time to time.

        "Permitted Priority Lien Debt Obligations" means Permitted Priority Lien Debt and all other Obligations in respect thereof, including Interest Swap and Hedging Obligations of the Company or any Guarantor incurred pursuant to arrangements provided by the holders or agents of Permitted Priority Lien Debt to hedge or manage interest rate risk with respect to such Permitted Priority Lien Debt; provided that, pursuant to the terms of the documents governing the Permitted Priority Lien Debt Obligations, such Interest Swap and Hedging Obligations are secured equally and ratably by a Permitted Priority Lien on all of the assets and properties that secure the Indebtedness in respect of which such Interest Swap and Hedging Obligations are incurred.

        "Permitted Priority Lien Debt Representative" means, in the case of any Permitted Priority Lien Debt, the agent of the holders of such Permitted Priority Lien Debt who is appointed as an agent for purposes related to the administration of the Permitted Priority Lien Debt Security Documents pursuant to the credit agreement or other agreement governing such Permitted Priority Lien Debt, together with its successor in such capacity.

        "Permitted Priority Liens" means Liens granted to the Permitted Priority Lien Debt Collateral Agent, at any time, upon the Collateral to secure Permitted Priority Lien Debt Obligations.

        "Person" or "person" means any individual, corporation, limited liability company, joint stock company, joint venture, partnership, limited liability partnership, association, unincorporated organization, trust, governmental regulatory entity, country, state, agency or political subdivision thereof, municipality, county, parish or other entity.

        "Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

        "Principal" means Jeffrey P. Jacobs.

        "Pro Forma" or "pro forma" shall have the meaning set forth in Regulation S-X of the Securities Act, unless otherwise specifically stated herein.

        "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property which, in the reasonable good faith judgment of our Board of Directors, is directly related to a Related Business of the Company and its Subsidiaries and which is incurred substantially concurrently with such acquisition, construction, installation or improvement and is secured only by the assets so financed.

        "Qualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Capital Stock.

        "Qualified Exchange" means:

  (1)
  Any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock (other than to a Subsidiary); or

  (2)
  any issuance of Qualified Capital Stock of the Company in exchange for any Capital Stock or Indebtedness of the Company issued on or after the Issue Date.

        "Recourse Indebtedness" means Indebtedness (a) as to which the Company or one of its Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, or (b) a default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) a holder of any other Indebtedness of the Company or any of its Subsidiaries (other than the Notes and Guarantees) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

        "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

        "Refinancing Indebtedness" means Indebtedness (including Disqualified Capital Stock) (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness (including Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Refinancing Indebtedness, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of holders of the Notes than was the Indebtedness (including Disqualified Capital Stock) to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Notes, and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

        "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the reasonable good faith judgment of our Board of Directors are materially related businesses.

        "Related Party" means:

  (1)
  any controlling stockholder, majority owned Subsidiary, immediate family member, lineal descendant (or spouse of such immediate family member or lineal descendant) of a Principal or any executor, administrator or legal representative for the estate, heirs and beneficiaries of a Principal; or

  (2)
  any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding a majority (and controlling) interest of which consist of a Principal and/or such other Persons referred to in the immediately preceding clause (1).

        "Replacement" means, in respect of any Indebtedness, to refinance or replace, or to issue other indebtedness ("Replacement Indebtedness"), in exchange or replacement for, such Indebtedness in whole or in part. "Replaced" and "Replacement" shall have correlative meanings.

        "Required Parity Lien Debt Secured Parties" means:

  (a)
  Parity Lien Debt Secured Parties owed more than 50% of the aggregate principal amount of Note Obligations, or such other requisite percentage or number of holders of Note Obligations (or the Trustee, on behalf of the holders of Note Obligations) as is permitted by, and in accordance with, the Indenture; or

  (b)
  if any additional Parity Lien Debt is outstanding, Parity Lien Debt Secured Parties owed or holding more than 50% of the sum of, without duplication:

  (i)
  the aggregate principal amount of indebtedness constituting Note Obligations;

  (ii)
  the aggregate principal amount of the loans and other advances outstanding under each Parity Lien Debt; and

  (iii)
  other than in connection with the exercise of remedies, the aggregate amount of all other outstanding unexpired and uncanceled commitments to extend credit (if any) under each Parity Lien Debt and outstanding at such time that, when funded, would constitute Parity Lien Debt Obligations;

    provided, however, that, in the case of clauses (ii) and (iii) above, if any holder of Parity Lien Debt Obligations shall be a "defaulting lender" (howsoever defined in the relevant Parity Lien Debt Document at such time), there shall be excluded from the determination of Required Parity Lien Debt Secured Parties: (x) the aggregate principal amount of loans and other advances owing to such holder of Parity Lien Debt Obligations under such Parity Lien Debt Document at such time, and (y) such holder of Parity Lien Debt Obligations' pro rata share of the outstanding commitments to extend credit (if any) under such Parity Lien Debt Document at such time.

For purposes of this definition, (x) votes will be determined in accordance with the provisions described under the caption "—Collateral and the Intercreditor Agreement—Voting" and (y) any Parity Lien Debt Obligations registered in the name of, or owned or held by the Company or any Guarantor or any of their respective affiliates shall be disregarded.

        "Restricted Investment" means, in one or a series of related transactions, any Investment, other than other Permitted Investments.

        "Restricted Payment" means, with respect to any Person:

  (a)
  the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person,

  (b)
  any payment (except to the extent with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person,

  (c)
  other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness or with the proceeds of any concurrent issuance of Capital Stock (other than Disqualified Capital Stock and other than Capital Stock issued any sold to any Subsidiary), any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any unsecured Indebtedness (other than the Senior Notes) or Subordinated Indebtedness directly or indirectly, by such Person or a Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and

  (d)
  any Restricted Investment by such Person;

provided, however, that the term "Restricted Payment" does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, or (2) any dividend, distribution or other payment to the Company, or to any of the Guarantors, by the Company or any of its Subsidiaries and any Investment in any Guarantor by the Company or any Subsidiary.

        "Sale of Collateral" means any Asset Sale involving a sale or other disposition of Collateral.

        "Sale of a Guarantor" means any Asset Sale involving a sale or other disposition of Capital Stock of a Guarantor.

        "Secured Debt Documents" means the Parity Lien Debt Documents with respect to the Parity Lien Debt and the Permitted Priority Lien Debt Documents with respect to the Permitted Priority Lien Debt.

        "Secured Debt Representative" means each of the Permitted Priority Lien Debt Collateral Agent, the Collateral Agent and each Parity Lien Debt Representative.

        "Security Documents" means the Intercreditor Agreement, all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust or other grants or transfers for security or agreements related thereto executed and delivered by the Company or any Guarantor creating or perfecting (or purporting to create or perfect) or perfecting a Lien upon Collateral in favor of the Collateral Agent to secure the Note Obligations, in each case, as amended, modified, renewed, restated, amended and restated, or replaced, in whole or in part, from time to time, in accordance with its terms.

        "Senior Notes Indenture" means the indenture, dated as of March 25, 2003, and amended and supplemented as of the Issue Date, among the Company, the guarantors party thereto and the Trustee, governing the Senior Notes.

        "Senior Notes" means the $130.0 million in aggregate principal amount of 9 3/4% Senior Notes due 2010 issued by the Company under the Senior Notes Indenture.

        "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

        "Stated Maturity," when used with respect to any Note, means July 15, 2014.

        "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is contractually subordinated to the Notes or such Guarantee, as applicable, in any respect.

        "subsidiary," with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, and (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. Unless the context requires otherwise, "subsidiary," with respect to any Person, means each direct and indirect subsidiary of such Person.

        "Subsidiary" means any subsidiary of the Company that is not an Unrestricted Subsidiary.

        "Track Business Contingent Earnout Payment," is as defined in the Agreement and Plan of Merger, entered into as of December 23, 2002, by and among the Company, Racing Acquisition, Inc., an Ohio corporation and a wholly owned subsidiary of the Company, and Scioto Downs, Inc., an Ohio corporation, as such agreement is in effect on the Issue Date, without giving effect to any amendment, supplement or modification thereof.

        "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

        "Unrestricted Subsidiary" means:

  (1)
  Three Rivers Gaming, Inc, a Pennsylvania corporation; Keystone State Development, Inc., a Pennsylvania corporation; Mountaineer Magic, Inc., a West Virginia corporation; Speakeasy Gaming of Reno, Inc., a Nevada corporation; RacelineBet, Inc., an Oregon corporation, Excal Energy Operating, Inc., a Ohio corporation; Mid-America Racing, Inc., an Ohio corporation; Excal Energy Corporation, a Michigan corporation; Jackson Trotting Association, LLC, a Michigan limited liability company; and Crystal Exploration Co., Inc., a Michigan corporation;

  (2)
  any other subsidiary of the Company that, at or prior to the time of determination, shall have been designated by our Board of Directors as an Unrestricted Subsidiary; provided, that such subsidiary at the time of such designation (a) has no Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of our Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) does not directly, indirectly or beneficially own any Equity Interests of, or Subordinated Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company; provided, further that no subsidiary that owns or holds any Core Gaming Assets may be designated as an Unrestricted Subsidiary; and

  (3)
  any subsidiary of an Unrestricted Subsidiary.

        Our Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (1) no Default or Event of Default is existing or will occur as a consequence thereof and (2) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of the covenant "—Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

        "Voting Equity Interests" means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

        "Wholly Owned Subsidiary" means a Subsidiary all the Equity Interests of which (other than directors' qualifying Shares) are owned by the Company or one or more Wholly Owned Subsidiaries of the Company or a combination thereof.

Registration Rights; Liquidated Damages

  Exchange Offer

        Pursuant to the Registration Rights Agreements, the Company and the Guarantors agreed, for the benefit of the holders of the Series A Notes, to file under the Securities Act a registration statement relating to an offer to exchange (such registration statement, the "Exchange Offer Registration Statement," and such offer, the "Exchange Offer") any and all of the Series A Notes for a like aggregate principal amount of debt securities issued by the Company and guaranteed by the Guarantors, which debt securities and guarantees are substantially identical to the Series A Notes and the Guarantees, except that such securities have been registered pursuant to an effective registration statement under the Securities Act and do not contain provisions for the Liquidated Damages described below (such new debt securities, the "Exchange Notes").

        The Notes and the Exchange Notes will be considered collectively to be a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, and for purposes of this Description of Notes (except in this "Registration Rights; Liquidated Damages" section), all references herein to "Notes" shall be deemed to refer collectively to Notes and any Exchange Notes, unless the context otherwise requires.

        The Registration Rights Agreement will provide that the Company:

  (a)
  will file the Exchange Offer Registration Statement with the Commission promptly, but no later than 90 days after the Issue Date;

  (b)
  will use their reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act promptly, but no later than 180 days after the Issue Date;

  (c)
  will keep the Exchange Offer Registration Statement effective until the consummation of the Exchange Offer; and

  (d)
  will use their reasonable best efforts to commence and complete the Exchange Offer promptly, but no later than 45 days after the date on which the Exchange Offer Registration Statement has become effective, and hold the Exchange Offer open for not less than 30 days and exchange Exchange Notes for all Registrable Securities that have been properly tendered and not withdrawn on or prior to the expiration of the Exchange Offer.

        "Registrable Securities" mean the Series A Notes (together with the Guarantees); provided, however, that the Series A Notes shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Notes shall have been declared effective under the Securities Act and such Notes shall have been disposed of pursuant to such Registration Statement, (ii) such Notes shall have ceased to be outstanding or (iii) the Exchange Offer is consummated (except in the case of Notes purchased from the Company and continued to be held by the initial purchasers.

        Under existing Commission interpretations, the Company believes that the Exchange Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act, except that broker-dealers receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of those Exchange Notes. The Commission has taken the position that such broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes), if they are required to or choose to deliver a physical prospectus, by delivery of the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company has agreed to allow such broker-dealers to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of the Exchange Notes. The Company and the Guarantors will use their respective reasonable best efforts to keep the Exchange Offer Registration Statement effective for such period of time as such Persons must comply with such requirements in order to resell the Exchange Securities (the "Applicable Period").

  Shelf Registration

        If (i) prior to the time the Exchange Offer is completed (A) existing Commission interpretations are changed such that the Exchange Notes received in the Exchange Offer would not in general be, upon receipt, transferable by holders thereof without restrictions under the Securities Act or (B) the interests of the holders, taken as a whole, would be materially adversely affected by the consummation of the Exchange Offer; (ii) the Exchange Offer has not been completed within 225 days following the Issue Date; or (iii) the Exchange Offer is not available to any holder of the Notes, the Company and the Guarantors shall, in lieu of (or, in the case of clause (iii), in addition to) conducting the Exchange Offer, file under the Securities Act a "shelf" registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities (the "Shelf Registration Statement").

        The Registration Rights Agreement will provide that the Company:

  (a)
  will file the Shelf Registration Statement with the Commission as soon as practicable, but no later than 30 days after the time such obligation to file arises;

  (b)
  will use their reasonable best efforts to cause the Shelf Registration Statement to become or be declared effective under the Securities Act no later than 60 days after the date such Shelf Registration Statement is filed; and

  (c)
  will use their reasonable best efforts to keep such Shelf Registration Statement continuously effective for a period ending on the earlier of the second anniversary of the date such Shelf Registration Statement became or was declared effective or such time as all Registrable Securities covered by the Shelf Registration have been sold or there are no longer any Registrable Securities outstanding.

        A holder that sells Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security-holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). The Company will provide a copy of the Registration Rights Agreement to prospective investors upon request.

  Liquidated Damages

        In the event that:

  (a)
  the Company has not filed the Exchange Offer Registration Statement or Shelf Registration Statement on or before the date on which such registration statement is required to be filed, or

  (b)
  such Exchange Offer Registration Statement or Shelf Registration Statement has not become effective or been declared effective by the Commission on or before the date on which such registration statement is required to become or be declared effective, or

  (c)
  the Exchange Offer has not been completed within 45 days after the initial effective date of the Exchange Offer Registration Statement relating to the Exchange Offer (if the Exchange Offer is then required to be made), or

  (d)
  any Exchange Offer Registration Statement or Shelf Registration Statement is filed and declared effective but shall thereafter either be withdrawn by the Company or shall become subject to an effective stop order suspending the effectiveness of such registration statement without being succeeded within 30 days by an additional registration statement filed and declared effective

(each such event referred to in clauses (a) through (d), a "Registration Default" and, each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then, in addition to the interest on the Notes, liquidated damages ("Liquidated Damages") shall accrue at an amount per week per $1,000 principal amount of Registrable Securities equal to $0.05 for the first 90 days of the Registration Default Period, increasing by an additional $0.05 per week per $1,000 principal amount of Registrable Securities with respect to each subsequent 90-day period, up to a maximum of $0.25 per week per $1,000 principal amount of Registrable Securities. Liquidated Damages shall be paid on interest payment dates to holders of record for the payment of interest.

        Holders of Notes will be required to make certain representations to the Company and to deliver information to be used in connection with the Shelf Registration Statement (in each case, as described in the Registration Rights Agreement) and will be required to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

Book-Entry Procedures, Delivery, Form, Transfer and Exchange

        The Series A Notes were offered only (i) to "qualified institutional buyers" as defined in Rule 144A under the Securities Act (the "Rule 144A Global Notes") (ii) to institutional "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act (the "Rule 501 Global Notes" and, together with the Rule 144A Global Notes, the "U.S. Global Notes") and (iii) to non-U.S. persons in offshore transactions (as such terms are defined in Regulation S under the Securities Act) in compliance with Rule 903 or 904 of Regulation S under the Securities Act (the "Reg S Global Notes", consisting of the "Reg S Temporary Global Notes," as defined below, and the "Reg S Permanent Global Notes," as defined below). The U.S. Global Notes and the Reg S Global Notes are, collectively, called the "Global Notes.

        Each of the U.S. Global Notes initially is represented by one or more notes in registered, global form without interest coupons and was deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to the accounts of DTC's Participants (as defined below).

        The Reg S Global Notes initially are in the form of one or more temporary registered, global book-entry notes without interest coupons (the "Reg S Temporary Global Notes"). The Reg S Temporary Global Notes are deposited with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of a nominee of DTC for credit to any DTC participants holding directly or indirectly for non-U.S. person beneficial owners, including, without limitation, for non-U.S. persons holding through the respective accounts of the Initial Purchasers (or to such other accounts as they may direct) at Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), or Clearstream Banking, societe anonyme ("Clearstream"), which in turn have accounts at Direct Participants of DTC. During the 40-day period commencing on the day after the Issue Date of the Series A Notes (the "40-Day Restricted Period"), beneficial interests in the Reg S Temporary Global Notes may be held through only DTC, Euroclear or Clearstream, and, pursuant to DTC's procedures, Indirect Participants that hold a beneficial interest in the Reg S Temporary Global Notes will not be able to transfer such interest to a person that takes delivery thereof in the form of an interest in the U.S. Global Notes. Within a reasonable time after the expiration of the 40-Day Restricted Period, the Reg S Temporary Global Notes will be exchanged for one or more permanent global notes (the "Reg S Permanent Global Notes") upon delivery to DTC of certification of compliance with the transfer restrictions applicable to such Notes and pursuant to Regulation S as provided in the Indenture. After the 40-Day Restricted Period, (1) beneficial interests in the Reg S Permanent Global Notes may be transferred to a person that takes delivery in the form of an interest in the U.S. Global Notes and (2) beneficial interests in the U.S. Global Notes may be transferred to a person that takes delivery in the form of an interest in the Reg S Permanent Global Notes, provided, in each case, that the certification requirements described below are complied with. See "—Exchange of Interests in One Global Note for Interests in Another Global Note."

        Unless exchanged for Series B Notes pursuant to this Exchange Offer, the Series A Notes (including beneficial interests in the Global Notes and Certificated Notes (as defined below), if any) are subject to certain restrictions on transfer and bear a restrictive legend. In addition, transfers of beneficial interests in the Global Notes are subject to the applicable rules and procedures of DTC and its Participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time.

        Except in certain limited circumstances, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Series A Notes in certificated form, except in certain limited circumstances. See "—Exchange of Interests in Global Notes for Certificated Notes."

        Initially, the Trustee will act as Exchange Agent, Paying Agent and Registrar. The Company may change the Exchange Agent, Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Exchange Agent, Paying Agent or Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Certain Depository Procedures

        The description of the operations and procedures of DTC, Euroclear and Clearstream contained in this Prospectus is provided solely as a matter of convenience. These operations and procedures are solely within their control and are subject to change by them from time to time. Neither we, the Guarantors, the Trustee nor any of the Initial Purchasers takes any responsibility for these operations and procedures, and we urge investors to contact the applicable system or its participants directly to discuss these matters.

        DTC has advised us as follows: DTC is a limited purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and facilitates the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Direct Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other Persons that clear through or maintain a direct or indirect custodial relationship with a Direct Participant (collectively, the "Indirect Participants" and, together with the Direct Participants, the "Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants.

        DTC has advised us that, pursuant to DTC's procedures, (i) upon deposit of the Global Notes, DTC will credit the account of each Direct Participant designated by the Initial Purchasers with the portion of the principal amount of each Global Note that has been allocated to such Direct Participant by the Initial Purchasers, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in each Global Note and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

        Investors in the U.S. Global Notes may hold their interests therein directly through DTC if they are Direct Participants in such system or indirectly through organizations that are Direct Participants in such system. Investors in the Reg S Global Notes may hold their interests therein directly through DTC, Euroclear or Clearstream if they are participants in such systems, or indirectly through organizations that are participants in such systems. DTC, Euroclear and Clearstream will hold such interests in the Reg S Global Notes on behalf of their participants through customers' accounts in their respective names on the books of their respective depositories. Euroclear and Clearstream, in turn, will hold the interests in the Reg S Global Notes through DTC's Direct Participants, which shall hold such interests through their own accounts in the Direct Participants' names on the books of DTC. All interests in the Global Notes, including those of customers' securities accounts held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

        The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form of securities that they own. This may limit or curtail your ability to transfer your beneficial interest in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, your ability to pledge your beneficial interest in a Global Note to Persons that are not Direct Participants in DTC, or to otherwise take action in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. For certain other restrictions on the transferability of the Notes see "—Exchange of Interests in Global Notes for Certificated Notes."

        As long as DTC, or its nominee, is the registered holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Except in the limited circumstances described under "—Exchange of Interests in Global Notes for Certificated Notes," you will not be entitled to have any portion of a Global Note registered in your name, will not be entitled to receive physical delivery of Notes in certificated form and will not be considered the registered owners or holder of a Global Note (or any Note represented thereby) under the Indenture or the Notes for any purpose.

        Under the terms of the Indenture, we, the Guarantors and the Trustee will treat the persons in whose names the Notes are registered (including Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, if any, Liquidated Damages, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, none of us, the Trustee or any agent of ours or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Participants.

        DTC has advised us that its current payment practice (for payments of principal, premium, interest, Liquidated Damages and the like) with respect to securities such as the Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interest in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, the Company or the Guarantors. None of us, the Guarantors or the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

        Interests in the Global Notes will be eligible to trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Direct Participants. Transfers between Direct Participants will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants who hold an interest through a Direct Participant (other than Indirect Participants who hold an interest in the Notes through Euroclear or Clearstream) will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the Notes through Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the Notes described herein, crossmarket transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the notes through Euroclear or Clearstream, on the other hand, will be effected by Euroclear's or Clearstream's respective nominee through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream; however, delivery of instructions relating to crossmarket transactions must be made directly to Euroclear or Clearstream, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or Clearstream and within their established deadlines (Brussels time for Euroclear and UK time for Clearstream). Indirect Participants who hold an interest in the Notes through Euroclear or Clearstream may not deliver instructions directly to Euroclear's or Clearstream's nominee. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective nominee to deliver or receive interests on Euroclear's or Clearstream's behalf in the relevant Global Note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

        Because of time zone differences, the securities accounts of an Indirect Participant who holds an interest in the Notes through Euroclear or Clearstream purchasing an interest in a Global Note from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or Clearstream during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and Clearstream customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Reg S Permanent Global Note to a DTC Participant until the European business day for Euroclear or Clearstream immediately following DTC's settlement date.

        DTC has advised us that it will take any action permitted to be taken by a Holder of Notes (including the presentation of Notes for exchange as described above) only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for legended Notes in certificated form, and to distribute such certificated forms of Notes to its Direct Participants. See "—Exchange of Interests in Global Notes for Certificated Notes."

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Guarantors, the Initial Purchasers or the Trustee shall have any responsibility for the performance by DTC, Euroclear or Clearstream or any of their Participants, of their respective obligations under the rules and procedures governing any of their operations.

        The information in this section concerning DTC, Euroclear and Clearstream, their respective Participants and the book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Reg S Temporary and Reg S Permanent Global Notes

        Unless such Series A Notes are exchanged for the Series B Notes offered in this Exchange Offer, an Indirect Participant who holds an interest in the Reg S Temporary Global Note must provide DTC, Euroclear or Clearstream, as the case may be, with a certificate in the form required by the Indenture certifying that such Indirect Participant either is not a U.S. Person (as defined in Regulation S) or has purchased such interest in a transaction that is exempt from the registration requirements under the Securities Act, and DTC, Euroclear or Clearstream, as the case may be, must provide to the Trustee (or the Paying Agent, if other than the Trustee) a certificate in the form required by the Indenture prior to any exchange of such beneficial interests for beneficial interests in the Reg S Permanent Global Note.

Exchange of Interests in One Global Note for Interests in Another Global Note

        Unless such Series A Notes are exchanged for the Series B Notes offered in this Exchange Offer, and this offer is consummated before then, prior to the expiration of the 40-Day Restricted Period, an Indirect Participant who holds an interest in the Reg S Temporary Global Note through DTC, Euroclear or Clearstream will not be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in a U.S. Global Note. Unless such Series A Notes are exchanged for the Series B Notes offered in this Exchange Offer, after the expiration of the 40-Day Restricted Period, an Indirect Participant who holds an interest in the Reg S Permanent Global Note will be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in a U.S. Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with the restrictions on transfer set forth in the Indenture and set forth in the legend printed on the Reg S Permanent Global Note.

        Unless such Series A Notes are exchanged for the Series B Notes offered in this Exchange Offer, prior to the expiration of the 40-Day Restricted Period, a Direct or Indirect Participant who holds an interest in a U.S. Global Note will not be permitted to transfer its interest to any person that takes delivery thereof in the form of an interest in the Reg S Temporary Global Note. After the expiration of the 40-Day Restricted Period, a Direct or Indirect Participant who holds an interest in a U.S. Global Note may transfer its interests to a person who takes delivery in the form of an interest in the Reg S Permanent Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with Rule 904 of Regulation S.

Exchange of Interests in Global Notes for Certificated Notes

        You may not exchange your beneficial interest in a Global Note for a definitive Note in registered, certificated form without interest coupons ("a Certificated Note") except as set forth below.

        An entire Global Note may be exchanged for Certificated Notes if:

  (1)
  DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes, or (b) has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary within 90 days of such notice;

  (2)
  we, at our option, notify the Trustee in writing that we are electing to issue Certificated Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged for Certificated Notes prior to (a) the expiration of the Restricted Period and (b) the receipt of any certificates required under the provisions of Regulation S; or

  (3)
  there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes.

        In any such case, we will notify the Trustee in writing that, upon surrender by the Participants of their interests in such Global Note, Certificated Notes will be issued to each person that such Participants and DTC identify as being the beneficial owner of the related Notes.

        In addition, beneficial interests in Global Notes held by any Participant may be exchanged for Certificated Notes upon request by such Direct Participant (for itself or on behalf of an Indirect Participant) to DTC or to the Trustee in accordance with the indenture. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Participants (in accordance with DTC's customary procedures).

        In all cases described herein, such Certificated Notes will bear the restrictive legend described in the Indenture, unless we determine otherwise in compliance with applicable law. Any such exchange of beneficial interests in Global Notes for Certificated Notes will be effected through the DWAC system and an appropriate adjustment will be made to the records of the registrar to reflect a decrease in the principal amount of the Global Note.

        None of us, the Guarantors or the Trustee will be liable for any delay by the holder of any Global Note or DTC in identifying the beneficial owners of Notes, and we and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

Certificated Notes

        Certificated Notes may only be transferred or exchanged for a beneficial interest in any Global Note if the transferor first delivers to the Trustee a written certificate (and, in certain circumstances, an opinion of counsel) confirming that, in connection with such transfer, it has complied with the restrictions on transfer described in the Indenture.

Same Day Settlement and Payment

        The Indenture will require that payments in respect of the Notes represented by a Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available same-day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, we will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available same-day funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. We expect that secondary trading in the Certificated Notes will also be settled in immediately available funds.

CERTAIN UNITED STATES FEDERAL
INCOME AND ESTATE TAX CONSEQUENCES

        To ensure compliance with Internal Revenue Service Circular 230, you are hereby notified that the discussion of tax matters set forth in this Prospectus was not intended or written to be used, and cannot be used by any holder, for the purpose of avoiding tax-related penalties under federal, state or local tax law. Each person considering exchanging original notes for new notes should seek advice based on its particular circumstances from an independent tax advisor.

        The following is a summary of certain United States federal income consequences (and, in the case of a non-U.S. holder, defined below, estate tax consequences) to the original purchasers of holding the notes and of exchanging original notes for new notes in the exchange offer. Except where noted, this summary deals only with notes that are held as capital assets within the meaning of Section 1221 of the Code by a beneficial owner of notes who acquired the notes upon original issuance at their "issue price" (defined below).

        A "U.S. holder" means a beneficial owner of notes (other than a partnership) that for United States federal income tax purposes is any of the following:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        A "non-U.S. holder" means a beneficial owner of notes (other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

        This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to holders who are subject to special treatment under the United States federal income tax laws (including a bank, financial institution, insurance company, dealer in securities or currencies, trader in securities, holder subject to the alternative minimum tax, U.S. holder whose functional currency is not the U.S. dollar, tax-exempt organization, person holding the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction, United States expatriate, "controlled foreign corporation," "passive foreign investment company," or a partnership or other pass-through entity for United States federal income tax purposes). A change in law may alter significantly the tax considerations that we describe in this summary.

        If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A person who is a partner of a partnership you should consult with his or her own tax advisor.

        Each person owning notes, or considering the purchase of notes, should consult such person's own tax advisors concerning the particular United States federal income and estate tax consequences of the ownership and exchange of the notes, as well as the consequences to such person arising under the laws of any other taxing jurisdiction.

 EXCHANGE OF NOTES

        The exchange of the notes for otherwise identical debt securities registered under the Securities Act pursuant to the exchange offer will not constitute a taxable exchange. As a result, (1) a U.S. holder or a Non-U.S. Holder should not recognize a taxable gain or loss as a result of exchanging such holder's notes pursuant to the exchange offer; (2) the holding period of the exchange notes will include the holding period of the notes exchanged therefor; and (3) the adjusted tax basis of the exchange notes will be the same as the adjusted tax basis of the notes exchanged therefor immediately before such exchange.

        If the Company becomes required to make additional payments on the notes upon its failure to comply with certain of its obligations under the Registration Rights Agreement, the Company intends to take the position that such additional payments should be taxable to a U.S. Holder as additional interest when the payment is made. The Internal Revenue Service (the "IRS") could, however, seek to characterize the notes as a contingent payment debt instrument because of the possibility that the Company could be required to make such additional payments. The treatment of the notes as a contingent payment debt instrument would affect the amount, timing and character of income recognized by a holder.

CONSEQUENCE TO ORIGINAL PURCHASERS OF HOLDING THE NOTES

U.S. HOLDERS

        This discussion assumes that a U.S. holder has not made an election to treat stated interest on the notes as original issue discount ("OID").

Stated Interest

        Payments of stated interest on the notes will be treated as "qualified stated interest" (i.e., stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate over the entire term of the note) and generally will be taxable to a U.S. holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. holder's method of accounting for U.S. federal income tax purposes.

        The aggregate price for the $10 million of notes issued on October 13, 2009 (the "additional notes") includes interest accrued, at the applicable rate of interest, from the original offering date to but excluding the delivery date ("pre-issuance accrued interest"). Pre-issuance accrued interest will be included in the accrued interest to be paid on the additional notes on the first interest payment date after the issuance of the additional notes. The Company intends to take the position that a portion of that interest payment equal to the pre-issuance accrued interest will be treated as a return of pre-issuance accrued interest, rather than as interest payable on the additional notes. If this position is respected, the payment of such amount would not be treated as taxable interest income to U.S. holders of the additional notes. Any amount treated as pre-issuance accrued interest will reduce the holder's adjusted tax basis in the additional notes by a corresponding amount. Holders are urged to consult their own tax advisors about the tax treatment of pre-issuance accrued interest.

 Original Issue Discount

        The notes were issued with OID. Generally, notes are treated as issued with OID if the notes' stated principal amount exceeds the "issue price" of the notes by more than a statutorily defined de minimis amount. The issue price of the notes will be the first price at which a substantial amount of the notes is sold to investors for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers).

        Because the notes were issued with OID, U.S. holders of notes will generally be required to include such OID in gross income for U.S. federal income tax purposes on an annual basis under a constant yield accrual method regardless of their regular method of tax accounting. As a result, U.S. holders will include any OID in income in advance of the receipt of cash attributable to such income.

        The amount of OID includible in income by a U.S. holder of a note is the sum of the "daily portions" of OID with respect to the note for each day during the taxable year or portion thereof on which such U.S. holder holds such note ("accrued OID"). A daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID that accrued in such period. The "accrual period" of a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or last day of an accrual period. The amount of OID that accrues with respect to any accrual period is the excess of (i) the product of the note's "adjusted issue price" at the beginning of such accrual period and its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of such period, over (ii) the amount of qualified stated interest allocable to such accrual period. The adjusted issue price of a note at the start of any accrual period is equal to its issue price, increased by the accrued OID for each prior accrual period and decreased by the amount of any payments previously made on the note that were not qualified stated interest payments.

        The Company will take the position that the issuance of the additional notes (as defined above) constituted a "qualified reopening" within the meaning of the relevant Treasury Regulations. If this issuance is treated as a qualified reopening then the "issue price" of the notes will be the same as that of the notes issued in connection with the initial offering. Whether the additional notes are being issued in a "qualified reopening" depends on a number of factual requirements, including whether the original notes are considered to be "publicly traded" within the meaning of the relevant Treasury Regulations and whether the yield on the original notes, based on their fair market values on the date on which the price of the additional notes is established (or, if earlier, the announcement date), is not more than 110% of the initial yield on the original notes. The applicable rules are not entirely clear. Accordingly, although the Company will take the position that the offering of additional notes constituted a qualified reopening, it is possible that the notes could be treated as a separate issue from the original notes, with an issue price determined by the first price at which a substantial amount of the additional notes were sold to investors for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in a capacity of underwriters, placement agents, or wholesalers). In that event, the notes may be issued with OID in an amount different from the amount of OID on the original notes. If the notes are treated as not being issued in a "qualified reopening," the notes may not be fungible with the original notes for federal income tax purposes.

Acquisition Premium, Amortizable Bond Premium and Market Discount

        If the amount paid by a holder for the notes (including the amount paid by an original purchaser of the additional notes) is less than the "revised issue price" of the notes (generally, the original issue price of the notes plus the OID includible in the income of holders of the notes prior to the taxpayer's acquisition of the notes) by more than a de minimis amount, the notes will be treated as having market discount. Under the de minimis rule, a note will not be treated as purchased at market discount, however, if the market discount is less than 1/4 of 1 percent of the principal amount of the notes multipled by the number of years to maturity from the date that the taxpayer acquired the note. If the amount paid by the taxpayer exceeds the revised issue price of the note, but is less than the stated principal amount of the notes, then the notes will be treated as issued with acquisition premium. If the amount paid to the taxpayer exceeds the stated principal amount of the notes, the notes will also be treated as issued with amortizable premium.

        If a holder acquires notes with market discount, the holder generally will be required to treat any principal payments on, or any gain on the disposition or maturity of, such notes as ordinary income to the extent of the accrued market discount (not previously included in income) at the time of such payment or disposition. Generally, if a note with market discount is disposed of in certain non-taxable transactions, the market discount will be transferred to the property received in exchange for the note. However, under certain limited circumstances, the market discount will be includible as ordinary income as if such note had been sold at its fair market value. Market discount will accrue on a note, at a holder's election, either ratably or at a constant yield to maturity. A holder also may elect to include market discount in income currently as it accrues. This election, once made, applies to all market discount obligations acquired in or after the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. A holder may be required to defer, until the maturity of the note, or in certain circumstances, its earlier disposition, the deduction for all or a portion of the interest expense attributable to debt incurred or continued to purchase or carry the notes unless an election to include the market discount on a current basis is made.

        If a holder acquires a note with acquisition premium, the amount of OID which the holder must include in gross income with respect to the notes for any taxable year (or portion thereof in which the note is held) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

        If a holder purchases a note with amortizable bond premium the holder will not be required to include any OID in income. The holder may elect (in accordance with applicable Code provisions) to amortize such premium over the remaining term of the notes, based on the yield to maturity with respect to the notes. A U.S. holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in the U.S. holder's income with respect to the notes in that accrual period. If the amortizable bond premium allocable to an accrual period exceeds the amount of qualified stated interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. holder's prior interest income inclusions on such notes. Any excess is generally carried forward and allocable to the next accrual period. A U.S. holder who elects to amortize bond premium must reduce its tax basis in the notes. An election to amortize bond premium applies to all taxable debt obligations that are held at the beginning of the first taxable year to which the election applies or that are thereafter acquired and may be revoked only with the consent of the Internal Revenue Service.

Sale or Other Taxable Disposition of the Notes

        A U.S. holder will recognize gain or loss on the sale, exchange (other than for exchange notes pursuant to the exchange offer or a tax free transaction), redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less the amount allocable to any accrued and unpaid stated interest, which will be taxable as ordinary income to the extent not so previously taxed) and the U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted basis in a note generally will be the U.S. holder's cost therefor, increased by any OID previously included in income with respect to the note less any payments made to the holder other than payments of qualified stated interest. This gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. holder has held the note for more than one year. For certain non-corporate U.S. holders (including individuals, estates and trusts), net long-term capital gain is currently subject to tax at a preferential rate. The deductibility of capital losses is subject to limitations. As discussed above, gain on the disposition of the notes will be treated as ordinary income to the extent of accrued market discount.

Information Reporting and Backup Withholding

        A U.S. holder may be subject to information reporting and a backup withholding tax with respect to interest and OID, if any, on the notes and the proceeds received upon the sale or other disposition (including a retirement or redemption) of such notes. Certain holders (including, among others, corporations) are generally not subject to information reporting or backup withholding. A U.S. holder will be subject backup withholding tax if such holder is not otherwise exempt and such holder:

  •
  fails to furnish its taxpayer identification number ("TIN"), which, for an individual, is ordinarily his or her social security number;

  •
  furnishes an incorrect TIN;

  •
  is notified by the IRS that it is subject to backup withholding because the holder has previously failed to properly report payments of interest or dividends; or

  •
  fails to certify under penalties of perjury that, among other things, it has furnished a correct TIN and that the IRS has not notified the U.S. holder that it is subject to backup withholding.

        U.S. holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

NON-U.S. HOLDERS

Certain United States Federal Withholding Tax Consequences

        The 30% United States federal withholding tax will not apply to any payment of interest on the notes to a non-U.S. holder under the "portfolio interest rule," provided that:

  •
  interest paid on the notes is not effectively connected with the non-U.S. holder's conduct of a trade or business in the United States;

  •
  the non-U.S. holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of the Company's voting stock within the meaning of the Code and applicable United States Treasury regulations;

  •
  the non-U.S. holder is not a controlled foreign corporation that is related to the Company through stock ownership;

  •
  the non-U.S. holder is not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Code; and

  •
  either (a) the non-U.S holder provides its name and address on an Internal Revenue Service ("IRS") Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that it is not a United States person as defined under the Code or (b) the non-U.S. holder holds its notes through certain intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

        If the requirements described above are not satisfied, payments of interest made to a non-U.S. holder will be subject to the 30% United States federal withholding tax, unless the non-U.S. holder provides the Company with a properly executed:

  •
  IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "—United States Federal Income Tax").

        The 30% United States federal withholding tax generally will not apply to any payment of principal or any gain that you realize on the sale, exchange, redemption, retirement or other disposition of a note.

Certain United States Federal Income Tax Consequences

        If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then such non-U.S. holder will be subject to United States federal income tax on that interest on a net income basis (although such non-U.S. holder will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in "—Certain United States Federal Withholding Tax Consequences" are satisfied) generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if a non-U.S. holder is a foreign corporation, the non-U.S. holder may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest, subject to adjustments.

        Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Certain United States Federal Estate Tax Consequences

        The estate of a non-U.S. holder (as specially defined for U.S. federal estate tax purposes) will generally not be subject to United States federal estate tax on notes beneficially owned by the non-U.S. holder at the time of his or her death, provided that any payment to such holder on the notes would be eligible for exemption from the 30% United States federal withholding tax under the "portfolio interest rule" described above under "Certain United States Federal Withholding Tax Consequences" without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

        Generally, the Company must report to the IRS and to the holders the amount of interest paid to the holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty or other agreement.

        In general, a non-U.S. holder will not be subject to backup withholding with respect to payments on the notes that the Company makes to such holder provided that the Company does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code, and the Company has received from the non-U.S. holder the statement described above in the fifth bullet point under "Certain United States Federal Withholding Tax Consequences."

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale (including retirement or redemption) of the notes within the United States or conducted through certain United States-related financial intermediaries, unless the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) and certain other conditions are met or the non-U.S. holder otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the non-U.S. holder's United States federal income tax liability provided the required information is furnished in a timely manner to the IRS.

PLAN OF DISTRIBUTION

        Based on interpretations by the staff of the Commission in no-action letters issued to third parties, we believe that you may transfer exchange notes issued under the exchange offer in exchange for the outstanding notes if:

  •
  you acquire the exchange notes in the ordinary course of your business; and

  •
  you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes.

        You may not participate in the exchange offer if you are:

  •
  an "affiliate" within the meaning of Rule 405 under the Securities Act of us or Copano Energy Finance Corporation; or

  •
  a broker-dealer that acquired outstanding notes directly from us.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver this Prospectus in connection with any resale of such exchange notes. To date, the staff of the Commission has taken the position that broker-dealers may fulfill their Prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with this Prospectus. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the exchange notes, we will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in exchange notes may be required to deliver this Prospectus.

        If you wish to exchange notes for your outstanding notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offers—Procedures for Tendering—Your Representations to Us" in this Prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your outstanding notes in the exchange offer. In addition, if you are a broker-dealer who receives exchange notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver this Prospectus in connection with any resale by you of such exchange notes.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

  •
  in the over-the-counter market;

  •
  in negotiated transactions;

  •
  through the writing of options on the exchange notes;

  •
  a combination of such methods of resale; or

  •
  at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Each letter of transmittal states that by acknowledging that it will deliver and by delivering this Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the exchange notes, we will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents. We have agreed to pay all reasonable expenses incident to the exchange offers (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the acquisition or holding of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering the acquisition of notes with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which the Company, a Dealer Manager or a Guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the notes should not be acquired or held by any person investing "plan assets" of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of a note each purchaser and holder will be deemed to have represented and warranted that either (i) no portion of the assets used to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith we file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the Commission's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of such material can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Securities and Exchange Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a website (http://www.sec.gov) that contains such reports and other information that we have filed. Information also may be obtained from us at MTR Gaming Group, Inc., State Route 2, South, P.O. Box 358, Chester, West Virginia 26034, Attention: David R. Hughes, telephone (724) 933-8122. Our website address is www.mtrgaming.com. Information on MTR's website does not constitute part of this Prospectus.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Ruben & Aronson, LLP, of Bethesda, Maryland. Members of Ruben & Aronson, LLP, own in the aggregate 135,725 shares of MTR's Common Stock.

EXPERTS

        The consolidated financial statements of MTR Gaming Group, Inc. appearing in MTR Gaming Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2008 (including the schedule appearing therein), and the effectiveness of MTR Gaming Group, Inc.'s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        Until            , 20      all dealers that effect transactions in the exchange notes, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

MTR GAMING GROUP, INC.

OFFER TO EXCHANGE
12.625% SENIOR NOTES DUE 2014,
SERIES B,
WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933,
FOR ANY AND ALL OUTSTANDING
12.625% SENIOR NOTES 2014, SERIES A

PROSPECTUS

                                        , 20

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Reference is hereby made to Section 145 of the Delaware General Corporation Law ("DGCL") relating to the indemnification of officers and directors, which Section applies to us and is incorporated herein by reference.

        However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Our Certificate of Incorporation and Bylaws are consistent with Section 145. Our Certificate provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts and omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) for acts for specified in Title 8, Section 174 of the DGCL, or iv) for which the director derived an improper personal benefit.

        In addition to the Certificate, our By-laws provide indemnification (the "Indemnity Provisions") for any person who is or was a party to any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative, arbitrative, investigative procedure by reason of the fact that he or she was a director, officer, employee, fiduciary or agent of ours or served in such capacity with another entity at our request (such persons are defined as an "Indemnified Party" or "Indemnified Parties"). With respect to third party actions, the Indemnity Provisions represent our commitment to indemnify based on such persons incurring expenses (including legal fees) judgments, fines, excise taxes, and amounts paid in settlement based on civil or criminal matters. In the case of a civil matter, the Indemnified Parties must have acted in good faith and in a manner reasonably believed by that person to be in or not opposed to our best interests. With respect to a criminal matter, the person must have had no reasonable cause to believe that the conduct was unlawful.

        With respect to derivative actions, Indemnified Parties are entitled to indemnification for any and all expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the settlement or defense of such actions. The Indemnified Party must show that he or she acted in good faith and a manner reasonably believed by that person to be in or not opposed to our best interests, except that no indemnification shall be available if such person has been adjudged liable for negligence or misconduct in performing his or her duties to us, unless the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the Indemnified Party is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Nonetheless, if the Indemnified Party is successful on the merits or otherwise, he or she need not show that the applicable standard of conduct was met. If not successful on the merits, any indemnification may only be made if the Indemnified Party applies to us for indemnification and (i) a majority vote of a quorum of the Board, or (ii) if a quorum is not available or even if obtainable, or if a quorum of disinterested directly so directs, by independent legal counsel in a written opinion, or (iii) by vote of our stockholders.

        With respect to both derivative actions and third party actions, the Indemnity Provisions also provide for the advancement of expenses, including actual and reasonable attorneys' fees, incurred in defending or investigating any action, suit, proceeding or claim, subject to a written affirmation by the Indemnified Party or person requesting an advance for such Indemnified Party that he or she has met the applicable standard of conduct and that he or she will repay such advance if it is ultimately determined that he or she did not meet the applicable standard of conduct.

        Notwithstanding the foregoing, we have discretion to impose as conditions to any of the Indemnification Provisions, such requirements as may appear appropriate in the specific case including but not limited to: a) that any counsel representing the person be mutually acceptable to us and the Indemnified Party, b) that we have the right to assume control of the defense of such Indemnified Party, and c) that we shall be subrogated to the extent of any payments made by way of indemnification to all of such Indemnified Party's right of recovery, and do everything necessary to assure such rights of subrogation to us.

        The rights of Indemnified Parties under the Indemnity Provisions are not exclusive of any other rights Indemnified Parties may have under the Certificate, any agreement, vote of stockholders, vote of disinterested directors, any liability insurance policies or otherwise. We currently maintain Directors and Officers liability insurance policies in amounts that we believe are adequate for its purposes. Although we believe the policies and our coverage limits to be adequate, the policies may not provide coverage in all circumstances in which our directors and officers are entitled to indemnification and may not cover our total liability to its directors and officers even in cases where coverage is provided.

Item 21.    Exhibits and Financial Statement Schedules

EXHIBIT NO.	ITEM TITLE
3.1	Restated Certificate of Incorporation for Winner's Entertainment, Inc. dated August, 17, 1993 (incorporated by reference to our Form 10-K for the fiscal year ended December 31, 1993).
3.2	Amended By Laws (incorporated by reference to our report on Form 10-K filed March 16, 2009).
3.3	Certificate of Amendment of Restated Certificate of Incorporation of Winner's Entertainment, Inc. dated October 10, 1996 (incorporated by reference to our report on Form 8-K filed November 1, 1996).
4.1	Excerpt from Common Stock Certificates (incorporated by reference to our report on Form 10-K filed March 30, 2001).
4.2	Indenture dated May 25, 2006 entered into by the Company, the Guarantors (as defined in such Indenture) and Wells Fargo Bank, N.A. as Trustee (incorporated by reference to our report on Form 8-K filed May 22, 2006).
4.3	Indenture dated August 12, 2009 entered into by the Company, the Guarantors (as defined in such Indenture) and Wilmington Trust FSB., as Trustee incorporated by reference to our current Report on Form 8-K filed August 12, 2009.
5.1	Opinion of Counsel to the Company, dated , 2009.(2)
10.1	Registration Rights Agreement dated August 12, 2009 by and among the Company, certain of its subsidiaries and Goldman Sachs and Deutsche Bank.(2)
10.2	Registration Rights Agreement dated October 13, 2009, by and among the Company, certainof its subsidiaries and Goldman Sachs.(2)
10.3	12.625% Senior Secured Note due 2014 in aggregate principal amount of $10.0 million (incorporated by reference to our report on Form 8-K filed October 13, 2009).
12.1	Calculation of ratio of earnings to fixed charges.(1)
21.1	Subsidiaries of the Registrant (incorporated by reference to MTR's Annual Report on Form 10-K filed on March 16, 2009).
23.1	Consent of Ernst & Young LLP.(1)

EXHIBIT NO.	ITEM TITLE
23.2	Consent of Counsel to MTR Gaming Group, Inc. (included in Exhibit 5.1).
24.1	Power of Attorney. (Included on the Signature page)
25.1	Form T-1, Statement of Eligibility of Wilmington Trust FSB to act as trustee under the Indenture.(1)
99.1	Letter of Transmittal.(2)
99.2	Form of Notice of Guaranteed Delivery.(2)
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.(2)
99.4	Form of Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.(2)

(1)
Filed herewith.

(2)
To be filed by Amendment.

Item 22.    Undertakings.

        (a)   Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b)   Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4 promulgated by the SEC, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chester, State of West Virginia, on the 9th day of November 2009.

MTR GAMING GROUP, INC.
By:	/s/ ROBERT F. GRIFFIN
Robert F. Griffin President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert F. Griffin and Robert A. Blatt, and each of them, as their true and lawful attorneys-in-fact and agents, each with power to act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Prospectus, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause or to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Prospectus on Form S-4 to be signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity

/s/ ROBERT F. GRIFFIN Robert F. Griffin	President And Chief Executive Officer	November 9, 2009
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	Chairman	November 9, 2009
/s/ ROBERT A. BLATT Robert A. Blatt	Vice Chairman	November 9, 2009
/s/ JAMES V. STANTON James V. Stanton	Director	November 9, 2009
/s/ RICHARD DELATORE Richard Delatore	Director	November 9, 2009

Signature	Capacity

/s/ STEVEN M. BILLICK Steven M. Billick	Director	November 9, 2009
/s/ RAYMOND K. LEE Raymond K. Lee	Director	November 9, 2009
/s/ STANLEY R. GOROM III Stanley R. Gorom III	Director	November 9, 2009
/s/ DAVID R. HUGHES David R. Hughes	Chief Financial Officer	November 9, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chester, State of West Virginia, on the 9th day of November 2009.

MOUNTAINEER PARK, INC.
By:	/s/ ROBERT F. GRIFFIN
Robert F. Griffin Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert F. Griffin and Robert A. Blatt, and each of them, as their true and lawful attorneys-in-fact and agents, each with power to act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Prospectus, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause or to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Prospectus on Form S-4 to be signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity

/s/ ROBERT F. GRIFFIN Robert F. Griffin	Chief Executive Officer	November 9, 2009
/s/ JACK SOURS Jack Sours	President	November 9, 2009
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	Chairman	November 9, 2009
/s/ ROBERT A. BLATT Robert A. Blatt	Vice Chairman	November 9, 2009

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chester, State of West Virginia, on the 9th day of November 2009.

SCIOTO DOWNS, INC.
By:	/s/ ROSE MARY WILLIAMS Rose Mary Williams President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rose Mary Williams and John W. Bittner, Jr., and each of them, as their true and lawful attorneys-in-fact and agents, each with power to act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Prospectus, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause or to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Prospectus on Form S-4 to be signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity

/s/ ROSE MARY WILLIAMS Rose Mary Williams	President, Chief Executive Officer and Secretary	November 9, 2009
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	Chairman	November 9, 2009
/s/ ROSE MARY WILLIAMS Rose Mary Williams	Director	November 9, 2009
/s/ JOHN W. BITTNER John W. Bittner	Chief Financial Officer	November 9, 2009

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chester, State of West Virginia, on the 9th day of November 2009.

PRESQUE ISLE DOWNS, INC.
By:	/s/ RICHARD D. KNIGHT Richard D. Knight President & Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard D. Knight and Robert F. Griffin, and each of them, as their true and lawful attorneys-in-fact and agents, each with power to act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Prospectus, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause or to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Prospectus on Form S-4 to be signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity

/s/ RICHARD D. KNIGHT Richard D. Knight	President and Chief Executive Officer	November 9, 2009
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	Chairman	November 9, 2009
/s/ ROBERT F. GRIFFIN Robert F. Griffin	Director	November 9, 2009
/s/ JOHN W. BITTNER, JR. John W. Bittner, Jr.	Chief Financial Officer	November 9, 2009

Exhibit Index

EXHIBIT NO.	ITEM TITLE
3.1	Restated Certificate of Incorporation for Winner's Entertainment, Inc. dated August, 17, 1993 (incorporated by reference to our Form 10-K for the fiscal year ended December 31, 1993).
3.2	Amended By Laws (incorporated by reference to our report on Form 10-K filed March 16, 2009).
3.3	Certificate of Amendment of Restated Certificate of Incorporation of Winner's Entertainment, Inc. dated October 10, 1996 (incorporated by reference to our report on Form 8-K filed November 1, 1996).
4.1	Excerpt from Common Stock Certificates (incorporated by reference to our report on Form 10-K filed March 30, 2001).
4.2
Indenture dated May 25, 2006 entered into by the Company, the Guarantors (as defined in such Indenture) and Wells Fargo Bank, N.A. as Trustee (incorporated by reference to our report on Form 8-K filed May 22, 2006).
4.3
Indenture dated August 12, 2009 entered into by the Company, the Guarantors (as defined in such Indenture) and Wilmington Trust FSB., as Trustee incorporated by reference to our current Report on Form 8-K filed August 12, 2009.
5.1	Opinion of Counsel to the Company, dated , 2009.(2)
10.1	Registration Rights Agreement dated August 12, 2009 by and among the Company, certain of its subsidiaries and Goldman Sachs and Deutsche Bank.(2)
10.2	Registration Rights Agreement dated October 13, 2009, by and among the Company, certainof its subsidiaries and Goldman Sachs.(2)
10.3	12.625% Senior Secured Note due 2014 in aggregate principal amount of $10.0 million (incorporated by reference to our report on Form 8-K filed October 13, 2009).
12.1	Calculation of ratio of earnings to fixed charges.(1)
21.1	Subsidiaries of the Registrant (incorporated by reference to MTR's Annual Report on Form 10-K filed on March 16, 2009).
23.1	Consent of Ernst & Young LLP.(1)
23.2	Consent of Counsel to MTR Gaming Group, Inc. (included in Exhibit 5.1).
24.1	Power of Attorney. (Included on the Signature page)
25.1	Form T-1, Statement of Eligibility of Wilmington Trust FSB to act as trustee under the Indenture.(1)
99.1	Letter of Transmittal.(2)
99.2	Form of Notice of Guaranteed Delivery.(2)
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.(2)
99.4	Form of Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.(2)

(1)
Filed herewith.

(2)
To be filed by Amendment.